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                                                                   EXHIBIT 10.18

                                    SUBLEASE


        THIS SUBLEASE is dated for references purposes as of January 14, 2000, and is entered by and between LOOKSMART, LTD., a Delaware corporation ("Sublessor"), and ORGANIC, INC., a Delaware corporation ("Sublessee"). Sublessor and Sublessee hereby agree as follows:

        1. Recitals: This Sublease is made with reference to the fact that Rosenberg SOMA Investments III, LLC ("Master Lessor"), as Landlord, and Sublessor, as Tenant, entered into that certain Office Lease, dated as of May 5, 1999 ("Master Lease") with respect to that certain four-story building ("Building") commonly known as 625 Second Street, San Francisco, California 94107, as more particularly described in the Master Lease ("Premises"). A true and complete copy of the Master Lease is attached hereto as Exhibit A and incorporated by reference herein.

        2. Premises: Sublessor hereby leases to Sublessee, and Sublessee hereby leases from Sublessor, a portion of the Premises consisting of approximately thirty thousand (30,000) rentable square feet (including all existing network cabling) ("Subleased Premises"), located on the ground floor of the Building. The Subleased Premises and the Building are more particularly described on Exhibit B attached hereto and incorporated by reference herein.

        3. Term:

               A. Term. The term of this Sublease ("Term") shall be for that period commencing on the later of (i) the date on which Sublessor delivers the Subleased Premises to Sublessee in the condition required by this Sublease, and
(ii) the date on which Sublessor has received Landlord's written consent to this Sublease ("Commencement Date"), and ending on December 31, 2000 ("Expiration Date"), unless this Sublease is sooner terminated pursuant to its terms or the Master Lease is sooner terminated pursuant to its terms.

               B. No Option to Extend. The parties acknowledge that Sublessee has no option to extend the Term of this Sublease.

        4. Rent:

               A. Monthly Base Rent. Commencing on the Commencement Date and continuing on first day of each calendar month of the Term, Sublessee shall pay to Sublessor Monthly Base Rent for the Subleased Premises in equal monthly installments of One Hundred Eight Thousand Seven Hundred Fifty and No/100 Dollars ($108,750.00).

As used herein, "month" shall mean a period beginning on the first (1st) day of a calendar month and ending on the last day of that month. Monthly Base Rent shall be paid on or before the first (1st) day of each month. Rent (as defined in Paragraph 4.B. below) for any period during the Term hereof



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which is for less than one month of the Term shall be a prorata portion of the monthly installment based on a 30-day month. Rent shall be payable without notice or demand and without any deduction, offset, or abatement, in lawful money of the United States of America. Rent shall be paid directly to Sublessor at 625 Second Street, San Francisco, California 94107, Attn: Accounts Receivable, or such other address as may be designated in writing by Sublessor.

               B. Additional Rent. In addition to Monthly Base Rent, Sublessee shall pay to Sublessor, within twenty (20) days after receipt of Sublessor's invoice therefor, Sublessee's Proportionate Share of Sublessor's costs for all utilities and janitorial service for the Premises. Sublessee's Proportionate Share hereby is agreed to be twenty-two and twenty-five hundredths percent (22.25%), based upon the ratio that the square footage of the Subleased Premises bears to the square footage of the Premises. Sublessee shall be responsible for payment of its own telephone, telecommunications and data communications charges. All monies required to be paid by Sublessee under this Sublease (except for Monthly Base Rent, as defined in Paragraph 4.A.) shall be deemed additional rent ("Additional Rent"). Monthly Base Rent and Additional Rent hereinafter collectively shall be referred to as "Rent."

               C. Payment of First Month's Rent. Upon the execution of this Sublease by Sublessee, Sublessee shall pay to Sublessor the sum of One Hundred Eight Thousand Seven Hundred Fifty and No/100 Dollars ($108,750.00), which sum shall constitute Monthly Base Rent for the first month of the Term.

        5. Security Deposit: Upon the execution of this Sublease by Sublessee, Sublessee shall deposit with Sublessor, in cash, the sum of Two Hundred Thirty-Seven Thousand Five Hundred and No/100 Dollars ($237,500.00) as security for the performance by Sublessee of the terms and conditions of this Sublease ("Security Deposit"). If Sublessee fails to pay Rent or other charges due hereunder or otherwise defaults with respect to any provision of this Sublease, and such default continues after the passage of applicable notice and cure periods, then Sublessor may, but shall not be required to, draw upon, use, apply or retain all or any portion of the Security Deposit for the payment of any Rent or other charge in default, for the payment of any other sum which Sublessor has become obligated to pay by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor has suffered thereby. The use, application or retention of the Security Deposit, or any portion thereof, by Sublessor shall not prevent Sublessor from exercising any other right or remedy provided by this Sublease or by law, it being intended that Sublessor shall not first be required to proceed against the Security Deposit, and the Security Deposit shall not operate as a limitation on any recovery to which Sublessor otherwise may be entitled. If Sublessor so uses or applies all or any portion of the Security Deposit, then Sublessee shall, within five (5) days after demand therefor, deposit cash with Sublessor in the amount required to restore the Security Deposit to the full amount stated above. Within thirty (30) days after the later of the expiration or earlier termination of this Sublease and the date that Sublessee surrenders the Subleased Premises in the condition required by this Sublease, if Sublessee is then in default hereunder beyond applicable notice and cure periods, Sublessor may retain so much of the



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Security Deposit as is permitted to be applied by Sublessor pursuant to this
Paragraph, or which otherwise is required to cure Sublessee's defaults. Sublessor shall return the balance, if any, to Sublessee. If Sublessee has not been in default beyond applicable notice and cure periods under this Sublease, and, at the beginning of the second-to-last and last months of the Term, respectively, Sublessee is not then in default beyond applicable notice and cure periods, then Sublessor shall credit one-half of the Security Deposit to Monthly Base Rent for the second-to-last month of the Term, and the remaining balance to the last month of the Term, and Sublessor thereafter shall be relieved of any obligation to return the Security Deposit to Sublessee.

6. Equipment:

        A. Contents. Sublessor shall deliver the Subleased Premises to Sublessee equipped with the existing phone switch, voice mail system and one hundred (100) handsets, in a configuration to be agreed upon by Sublessor and Sublessee. Sublessor also shall deliver the Subleased Premises to Sublessee with a minimum of one hundred (100) desks previously used by Sublessor. The phone switch, voice mail system, handsets and desks hereinafter collectively shall be referred to as the "Equipment". Sublessee shall use the Equipment in its "as-is, where-is" condition, and Sublessor shall have no obligation to repair or replace any item of Equipment. Sublessor makes no representation or warranty of any kind with respect to the Equipment, including, without limitation, the condition or fitness of the Equipment for Sublessee's proposed or actual use thereof. Upon the expiration or earlier termination of this Sublease, Sub-Sublessee shall return the phone switch, voice mail system and handsets to Sublessor in the condition received, normal wear and tear excepted, but Sublessee, at its option, shall be allowed to keep and thereafter own the desks. At Sublessee's request, Sublessor shall provide to Sublessee a bill of sale with respect to the desks.

        B. Payment. Commencing on the Commencement Date and continuing on the first day of each full calendar month thereafter, Sublessee shall pay to Sublessor the sum of Ten Thousand and No/100 Dollars ($10,000.00) as rent ("Equipment Rent") for the Equipment. The Equipment Rent shall be deemed Additional Rent hereunder, and Sublessee's failure to timely pay the Equipment Rent shall be a default under this Sublease. Upon the execution of this Sublease by Sublessee, Sublessee shall pay to Sublessor the sum of Ten Thousand and No/100 Dollars ($10,000.00), which sum shall constitute Equipment Rent for the first month of the Term.

        7. Condition of Subleased Premises: On the Commencement Date, Sublessor shall deliver the Subleased Premises to Sublessee in broom-clean condition. Sublessee shall have the right, in cooperation with Sublessor, to use the loading dock for moving into and out of the Subleased Premises. Sublessee shall be permitted to walk through and inspect the Subleased Premises with Sublessor to determine whether the Subleased Premises is in the condition required by this Paragraph and Paragraph 6 above. Other than as provided in the foregoing sentence and in Paragraph 6, Sublessor shall deliver the Subleased Premises to Sublessee in its "as-is" condition, and Sublessor shall have no obligation whatsoever to make or pay the cost of any alterations, improvements or repairs to the Subleased Premises, including, without limitation, any



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improvement or repair required to comply with any law, regulation, building code or ordinance (including, without limitation, the Americans with Disabilities Act of 1990). Subject to Paragraph 29.D. below, Sublessee shall look solely to the Master Lessor for performance of any repairs required to be performed by Master Lessor under the terms of the Master Lease.

        8. Indemnity:

               A. Sublessee's Indemnification. In addition to the indemnifications set forth in Sections 18.1 and 7.2(a) of the Master Lease, except to the extent caused by Sublessor's gross negligence or willful misconduct, Sublessee shall indemnify, protect, defend with counsel reasonably acceptable to Sublessor and hold harmless Sublessor from and against any and all claims, liabilities, judgments, causes of action, damages, costs and expenses (including reasonable attorneys' and experts' fees), caused by or arising in connection with: (i) a breach of Sublessee's obligations under this Sublease; or
(ii) a breach of Sublessee's obligations under the Master Lease.

               B. Sublessor's Indemnification. Except to the extent caused by Sublessee's negligence or willful misconduct, Sublessor shall indemnify, protect, defend with counsel reasonably acceptable to Sublessee and hold Sublessee harmless from and against any and all claims, liabilities, judgments, causes of action, damages, costs, and expenses (including reasonable attorneys' and experts' fees), caused by or arising in connection with: (i) a breach of Sublessor's obligations under this Sublease; or (ii) a breach of Sublessor's obligations as Tenant under the Master Lease to the extent those obligations are not assumed by Sublessee under this Sublease; or (iii) the gross negligence or willful misconduct of Sublessor, its employees, contractors, agents or invitees occurring on or about the Subleased Premises or the Building. Sublessee shall have no responsibility or cost obligation with respect to Hazardous Materials used, stored, released, disposed of, generated or transported by Sublessor, its agents, employees, contractors or invitees on or about the Subleased Premises or the Building.

        The foregoing indemnifications referenced and set forth in this Paragraph shall survive the expiration or earlier termination of this Sublease.

        9. Right to Cure Defaults: If Sublessee fails to pay any sum of money to Sublessor, or fails to perform any other act on its part to be performed hereunder after the passage of applicable notice and cure periods, then Sublessor may, but shall not be obligated to, upon two (2) business days' prior notice to Sublessee, make such payment or perform such act. All such sums paid, and all reasonable costs and expenses of performing any such act, shall be deemed Additional Rent payable by Sublessee to Sublessor upon demand, together with interest thereon at the maximum rate permitted by law from the date of the expenditure until repaid.

        10. Assignment and Subletting: Sublessee may not assign this Sublease, sublet the Subleased Premises, transfer any interest of Sublessee therein, or permit any use of the Subleased Premises by another party.



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        11. Use: Sublessee may use the Subleased Premises only for the uses permitted in Article 7 of the Master Lease and for no other purpose. Upon demand, Sublessee shall pay to Sublessor all taxes or charges imposed by applicable governmental authorities against the Subleased Premises or Sublessor (including, without limitation, assessments imposed as a consequence of the occurrence, storage, use or disposal of Hazardous Materials by Sublessee, its agents, employees, contractors or invitees in or about the Subleased Premises or the Building). Sublessee shall not do or permit anything to be done in or about the Subleased Premises which would (i) injure the Subleased Premises, or (ii) vibrate, shake, overload, or impair the efficient operation of the Subleased Premises or the sprinkler systems, heating ventilating or air conditioning equipment, or utilities systems located therein. Sublessee shall not store any materials, supplies, finished or unfinished products, or articles of any nature outside of the Subleased Premises. Sublessee shall comply with all rules and regulations promulgated from time to time by Master Lessor and which have been delivered to Sublessee.

        12. Effect of Conveyance: As used in this Sublease, the term "Sublessor" means the holder of the lessee's interest under the Master Lease. In the event of any transfer of said lessee's interest, the Sublessor shall be and hereby is entirely relieved of all covenants and obligations of the Sublessor hereunder from and after the date of the transfer, and it shall be deemed and construed, without further agreement between the parties, that the transferee has assumed and shall carry out all covenants and obligations thereafter to be performed by Sublessor hereunder. Sublessor shall transfer and deliver any security of Sublessee to the transferee of said lessee's interest in the Master Lease, and thereupon the Sublessor shall be discharged from any further liability with respect thereto.

        13. Delivery and Acceptance: If Sublessor is unable to deliver possession of the Subleased Premises to Sublessee on or before the Commencement Date for any reason whatsoever, then this Sublease shall not be void or voidable, nor shall Sublessor be liable to Sublessee for any loss or damage; provided, however, in such event, Rent shall abate until Sublessor delivers possession of the Subleased Premises to Sublessee. By taking possession of the Subleased Premises, Sublessee shall conclusively be deemed to have accepted the Subleased Premises in their as-is, then-existing condition, subject to the provisions of Paragraph 7 hereof.

        14. Improvements: No alterations or improvements shall be made to the Subleased Premises except in accordance with this Sublease and Article 13 of the Master Lease, and with the prior written consent of both Master Lessor and Sublessor, which consent of Sublessor shall not be unreasonably withheld or delayed. Upon the expiration or earlier termination of this Sublease, Sublessee shall be responsible for removing any and all alterations or improvements installed in the Subleased Premises by Sublessee, provided that Sublessor notified Sublessee in writing of such removal requirement at the time Sublessor consented to such alterations or improvements.



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        15. Release: Sublessor shall not be liable to Sublessee, nor shall
Sublessee be entitled to terminate this Sublease or to abate Rent, for any reason, including, without limitation: (i) failure or interruption of any utility system or service; or (ii) failure of Master Lessor to maintain the Subleased Premises as may be required under the Master Lease. Notwithstanding the foregoing to the contrary, to the extent that Rent is abated for Sublessor with respect to the Subleased Premises pursuant to the terms of the Master Lease, Sublessee's Rent obligations with respect to the Subleased Premises also shall be abated. So long as Sublessor or Sublessee are corporations, the obligations of Sublessor and Sublessee shall not constitute the personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders or other principals or representatives of such corporations.

        16. Default: Sublessee's performance of each of its obligations under this Sublease constitutes a condition as well as a covenant, and Sublessee's right to continue in possession of the Subleased Premises is conditioned upon such performance. In addition, Sublessee shall be in material default of its obligations under this Sublease if Sublessee is responsible for the occurrence of any of the events of default set forth in Section 24.1 of the Master Lease.

        17. Remedies: In the event of any default by Sublessee under this Sublease beyond applicable notice and cure periods (including, without limitation, a default pursuant to Section 24.1 of the Master Lease), Sublessor shall have all remedies provided by applicable law, including, without limitation, all rights pursuant to Sections 24.2 and 24.4 of the Master Lease. Sublessor may resort to its remedies cumulatively or in the alternative.

        18. Surrender: On or before the Expiration Date or earlier termination of this Sublease, Sublessee shall remove all of its trade fixtures and all alterations and improvements which Master Lessor requires be removed, and shall surrender the Subleased Premises to Sublessor in the condition required by
Article 32 of the Master Lease, free of Hazardous Materials stored, used or disposed of by Sublessee. If the Subleased Premises are not so surrendered, then Sublessee shall be liable to Sublessor for all costs incurred by Sublessor in returning the Subleased Premises to the required condition, plus interest thereon at the maximum rate permitted by law. Sublessee shall indemnify, defend, protect and hold harmless Sublessor against any and all claims, liabilities, judgments, causes of action, damages, costs, and expenses (including attorneys' and experts' fees) resulting from Sublessee's delay in surrendering the Subleased Premises, including, without limitation, any claim made by any succeeding tenant founded on or resulting from such failure to surrender. The indemnification set forth in this Paragraph shall survive the expiration or earlier termination of this Sublease.

        19. Brokers: Sublessor and Sublessee each represent to the other that they have dealt with no real estate brokers, finders, agents or salesmen in connection with this transaction, except Julien T. Studley, Inc., representing Sublessee, and Colliers Parrish International, representing Sublessor. Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder's fees, or other compensation made by any other agent, broker,



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salesman or finder as a consequence of said party's actions or dealings with such agent, broker, salesman, or finder. Pursuant to separate agreement, Sublessor shall pay any commission due in connection with this transaction.

        20. Notices: Unless five (5) days' prior written notice is given in the manner set forth in this Paragraph, the addresses of Sublessor and Sublessee for all purposes connected with this Sublease shall be the addresses set forth below their respective signatures. All notices, demands, or communications in connection with this Sublease shall be considered received when (i) personally delivered, or (ii) if properly addressed and either sent by nationally recognized overnight courier or deposited in the mail (registered or certified, return receipt requested, and postage prepaid), on the date shown on the return receipt or other documentation for acceptance or rejection. All notices given to the Master Lessor under the Master Lease shall be considered received only when delivered in accordance with the Master Lease to all parties hereto at the addresses set forth below their signatures at the end of this Sublease and to Master Lessor at the address set forth in the Master Lease.

        21. Severability: If any term of this Sublease is held to be invalid or unenforceable by any court of competent jurisdiction, then the remainder of this Sublease shall remain in full force and effect to the fullest extent possible under the law, and shall not be affected or impaired.

        22. Amendment: This Sublease may not be amended except by the written agreement of all parties hereto.

        23. Sublessee's Liability Insurance: Notwithstanding anything to the contrary contained in this Sublease or the Master Lease, Sublessor hereby consents to Sublessee carrying commercial general liability insurance in the amount of $1,000,000.00 per occurrence, $2,000,000.00 aggregate, with an umbrella policy in the amount of $10,000,000.00, subject to Master Lessor's consent.

        24. Other Sublease Terms:

               A. Incorporation By Reference. The terms and conditions of this Sublease shall include various Sections of the Master Lease, which are incorporated into this Sublease as if fully set forth, except that: (i) each reference in such incorporated Sections to "Lease" shall be deemed a reference to "Sublease"; (ii) each reference to the "Premises" shall be deemed a reference to the "Subleased Premises"; (iii) each reference to "Landlord" and "Tenant" shall be deemed a reference to "Sublessor" and "Sublessee", respectively, except as expressly set forth herein; (iv) with respect to work, services, repairs, restoration, provision of insurance or the performance of any other obligation of Master Lessor under the Master Lease, the sole obligation of Sublessor shall be to request the same in writing from Master Lessor as and when requested to do so by Sublessee, and to use Sublessor's diligent good faith efforts (without requiring Sublessor to spend more than a nominal sum) to obtain the Master Lessor's performance; (v) with respect to any obligation of Sublessee to be performed under this Sublease, wherever the Master Lease grants to Sublessor a specified number of



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days to perform its obligations under the Lease, Sublessee shall have three (3)
fewer days to perform the obligation, including, without limitation, curing any defaults (provided, however, that if any cure period provides for three (3) days or less to perform, Sublessee shall have two (2) business days to perform); and
(vi) with respect to any approval required to be obtained from the "Landlord" under the Master Lease, such consent must be obtained from both the Master Lessor and the Sublessor and the approval of Sublessor may be withheld, if the Master Lessor's consent is not obtained.

        The following paragraphs of the Master Lease are hereby incorporated into this Sublease:

        Basic Lease Information Terms (b), (c), (d), (e), (g), and (k);

        The first full paragraph of Section 4.3, except that (i) the references to "Landlord" in the third, fifth, seventh, ninth and twelfth sentences of that paragraph shall mean only Master Lessor; and (ii) the reference to "Tenant" in the seventh sentence shall mean only Sublessor, and (ii) the fourth and sixth sentences of Section 4.3 hereby are deleted;

        Section 5.2;

        Article 7;

        Article 8, but only with respect to Master Lessor's address and notice requirements;

        Articles 10 and 11;

        Article 13, except that (i) the references to "$25,000" in Section 13.2 shall be changed to "$5,000", and (ii) the references to "Landlord" in the first and third sentences of Section 13.8 shall mean only Master Lessor;

        Article 14, except that (i) the first phrase of the first sentence and the last phrase of the sixth sentence of Section 14.1 hereby are deleted; and
(ii) the references to "Landlord" in the third and fourth sentences of Section
14.1 and in Section 14.2 (other than in line 19) shall mean only Master Lessor;

        Articles 15 through 19;

        Article 20, except that the references to "Landlord" in Sections 20.3 and 20.8 shall mean only Master Lessor;

        Article 21, except that (i) the references to "Landlord" in Sections 21.1, 21.2, 21.3, 21.4, 21.5, 21.6 and 21.7 shall mean only Master Lessor; (ii)
the last two sentences of Sections 21.1 and 21.2 hereby are deleted; and (iii) the "Tenant's" right to terminate in Sections 21.3 and 21.4 shall be exercised only by Sublessor in its sole but reasonable discretion;



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        Article 22, except that (i) references to "Landlord" in Sections 22.1 and 22.2 shall mean only Master Lessor; and (ii) the "Tenant's" right to terminate in Section 22.1 shall be exercised only by Sublessor in its sole but reasonable discretion;

        Article 23;

        Article 24, except that Sections 24.3 and 24.5 hereby are deleted;

        Articles 26 through 33, except that references to "Landlord" in Articles 27 and 29 shall mean only Master Lessor;

        Articles 34 and 35, except that the reference to "ten (10) days" in
Article 34 shall be changed to "five (5) days";

        Articles 36 through 47, except that references to "Landlord" in the first sentence of Article 36, the last sentence of Article 39 and the last sentence of Article 46 shall mean only Master Lessor;

        Article 48, except that the second, third, sixth, seventh, ninth, tenth, eleventh and twelfth sentences hereby are deleted;

        Articles 49 through 53, except that references in Article 51 to financial statements for the last two years shall be deemed to mean references to Sublessee's audited financial statements for the last nine months, together with additional financial statements if requested by Master Lessor, subject to Master Lessor's agreement to keep such additional financial statements confidential;

        Article 55, except that (i) the references to "Landlord" in the first two sentences of this Article shall mean only Master Lessor; (ii) the first phrase of the third sentence and the fourth sentence of this Article hereby is deleted; and (iii) the reference to "Landlord's indemnification obligation" hereby is deleted; and

        Exhibits A, B, C and D.

        B. Assumption of Obligations: This Sublease is and all times shall be subject and subordinate to the Master Lease and the rights of Master Lessor thereunder. Sublessee hereby expressly assumes and agrees except as otherwise expressly provided herein: (i) to comply with all provisions of the Master Lease with respect to the Subleased Premises; (ii) to perform all the obligations on the part of the "Tenant" to be performed under the terms of the Master Lease with respect to the Subleased Premises during the Term of this Sublease; and
(iii) to hold Sublessor free and harmless of and from all liability, judgments, costs, damages, claims, demands, and expenses (including reasonable attorneys' and experts' fees) arising out of Sublessee's failure to comply with or to perform Sublessee's obligations hereunder or the obligations of the "Tenant" under the Master



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Lease as herein provided, or to act or omit to act in any manner which will constitute a breach of the Master Lease.

        25. Condition Precedent: This Sublease and Sublessor's and Sublessee's obligations hereunder are conditioned upon obtaining the written consent (in form and content acceptable to Sublessor in Sublessor's sole discretion, and in form reasonably acceptable to Sublessee) of the Master Lessor. If Sublessor fails to obtain the Master Lessor's consent, in form and content acceptable to Sublessor and Sublessee as set forth in the preceding sentence, within thirty
(30) days after the latest of the dates of execution of this Sublease by Sublessor and Sublessee, then either Sublessor or Sublessee may terminate this Sublease by giving the other written notice, neither party shall have any further rights or obligations hereunder and Sublessor shall return to Sublessee all sums paid to Sublessor in connection with Sublessee's execution hereof. The return of all sums paid by Sublessee shall be Sublessee's sole and exclusive remedy in the event of a termination pursuant to the foregoing sentence.

        26. Parking: Sublessee shall have the right to use eight (8) parking spaces in the Garage (upon completion of the Garage) upon payment of the monthly Parking Lot Rent per space as set forth in Section 4.3 of the Master Lease.

        27. Signage: Sublessee shall have the right, at Sublessee's sole cost and expense, to install signage outside the entry to the Subleased Premises in accordance with the provisions of Section 48 of the Master Lease, subject to the prior written consent of Sublessor, which shall not be unreasonably withheld or delayed, and of Master Lessor.

        28. Sublessor's Representations: Sublessor represents and warrants that it has full right and lawful authority to enter into this Sublease. Sublessor further represents and warrants that the Master Lease is in full force and effect, and that, to the best of its knowledge without a duty to investigate, neither Sublessor nor Master Lessor are in default in the performance of their respective obligations thereunder. So long as Sublessee pays all of the Rent due hereunder and performs all of Sublessee's other obligations hereunder, Sublessor shall do nothing to affect Sublessee's quiet and undisturbed possession and use of the Subleased Premises for the Term of this Sublease.

        29. Sublessor's Obligations:

               A. No Voluntary Termination. Except with respect to Sublessor's termination rights in the event of casualty or condemnation as set forth in the Master Lease, Sublessor shall not voluntarily terminate the Master Lease during the Term unless and until Master Lessor has agreed in writing to continue this Sublease in full force and effect as a direct lease between Master Lessor and Sublessee upon and subject to all of the terms, covenants and conditions of this Sublease for the balance of the Term hereof. If Master Lessor so consents, Sublessee shall attorn to Master Lessor in connection with any such voluntary termination and shall execute an attornment agreement in such form as may reasonably be requested by Master Lessor; provided, however, that the attornment



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agreement does not materially and adversely affect the use by Sublessee of the
Sublease Premises in accordance with the terms of this Sublease, materially increase Sublessee's obligations under this Sublease or materially decrease Sublessee's rights under this Sublease.

               B. Consent of Master Lessor. Sublessor agrees that in any case where the rights conferred upon Sublessee in this Sublease require the consent or approval of Master Lessor prior to the taking of any action, Sublessor shall use commercially reasonable efforts (without the obligation to spend more than a nominal sum) to obtain the consent or approval of Master Lessor, including the transmission by Sublessor to Master Lessor of Sublessee's request for such consent or approval and Sublessor's reasonable cooperation with Sublessee to obtain such approval or consent.

               C. Notice of Default. Sublessor promptly shall deliver to Sublessee a copy of any notice received by Sublessor claiming a default or stating Master Lessor's intention to exercise any remedy reserved to Master Lessor under the Master Lease. Sublessor agrees that if Sublessor fails to perform or observe any of its obligations under this Sublease or the Master Lease (to the extent such obligations under the Master Lease are not the obligations of Sublessee hereunder), Sublessee may (but shall not be required
to) perform such obligations, and Sublessor shall reimburse Sublessee for its actual and reasonable costs in connection therewith.

               D. Enforcement of Master Lease. Within a reasonable period after receipt of request of Sublessee, Sublessor shall notify Master Lessor if Master Lessor fails to perform any of its obligations under the Master Lease, and Sublessor shall cooperate with Sublessee, at Sublessee's sole cost and expense, in requiring the performance by Master Lessor of its obligations under the Master Lease.

               E. Sublessor's Failure to Pay Rent Due Under the Master Lease. Sublessor hereby irrevocably authorizes and directs Sublessee, upon receipt of any written notice from Master Lessor stating that a default exists in the performance of Sublessor's obligation to pay rent under the Master Lease, to pay to Master Lessor the Rent due and to become due under this Sublease, unless and until Master Lessor notifies Sublessee in writing that Sublessee again shall pay such Rent to Sublessor. Sublessor agrees that Sublessee shall have the right to rely upon any such statement and request from Master Lessor, and that Sublessee shall pay such rents to Master Lessor without any obligation to inquire as to whether such default exists and notwithstanding any notice or claim from Sublessor to the contrary, and Sublessor shall have no right or claim against Sublessee for any such Rent so paid by Sublessee.

               F. Estoppel Certificates. Within fifteen (15) days after receipt of request by the other, Sublessor and Sublessee shall execute, acknowledge and deliver to the requesting party a statement certifying the Commencement Date, stating that this Sublease is unmodified and in full force and effect (or if there have been modifications, that this Sublease is in full force and effect as modified, and the nature of the modifications), the dates to which Rent has been paid hereunder, and such other matters as reasonably may be requested by the requesting party.

        30. Waiver of Subrogation: By consenting to this Sublease, Master Lessor hereby agrees that the provisions of Section 20.6 of the Master Lease regarding waiver of subrogation shall be extended to Sublessee, and Master Lessor, Sublessor and Sublessee shall be bound thereby.

        IN WITNESS WHEREOF, the parties have executed this Sublease on the day and year first above written.

SUBLESSEE:                                         SUBLESSOR:

ORGANIC, INC.,                              LOOKSMART, LTD,
a Delaware corporation                      a Delaware corporation

By: Margaret Maxwell Zagel                  By: /s/ Ed O'Dea

Its: VP, Chief Legal Officer                Its: VP, Corporate Development


By: Sue Field

Its: Chief Executive Officer

Address:                                 Address:
       510 Third Street                         625 Second Street
       San Francisco, California  94107         San Francisco, California  94107
       Attn: Chief Financial Officer            Attn: VP Corporate Development
Telephone:                               Telephone:
       (415) 365-5684                           (415) 348-7553

with a copy to:

Barbara Milanovich, Esq.
Coblentz, Patch, Duffy & Bass
222 Kearny Street, 7th floor
San Francisco, CA  94108

(415) 391-4800

                                  OFFICE LEASE

                                 by and between

                       ROSENBERG SOMA INVESTMENTS III, LLC
                                   (Landlord)

                                      and

                                LOOKSMART, LTD.
                                    (Tenant)


                                   EXHIBIT A

                               TABLE OF CONTENTS

 1.  The Premises............................................................. 5

 2.  Term..................................................................... 5

 3.  Possession............................................................... 7

 4.  Monthly Basic Rent/Parking Lot Rent...................................... 9

 5.  Operating Expenses.......................................................13

 6.  Security Deposit.........................................................19

 7.  Use......................................................................22

 8.  Payments and Notices.....................................................24

 9.  Brokers..................................................................24

10.  Holding Over.............................................................25

11.  Taxes on Tenant's Property...............................................25

12.  Condition of Premises....................................................26

13.  Alterations..............................................................26

14.  Repairs..................................................................30

15.  Liens....................................................................31

16.  Entry by Landlord........................................................31

17.  Utilities and Services...................................................32

18.  Indemnification..........................................................32

19.  Damage to Tenant's Property..............................................33

20.  Insurance................................................................33

21.  Damage or Destruction................................................... 35

22.  Eminent Domain.......................................................... 37

23.  Bankruptcy.............................................................. 38

24.  Defaults and Remedies................................................... 39

25.  Assignment and Subletting............................................... 41

26.  Quiet Enjoyment......................................................... 43

27.  Subordination........................................................... 43

28.  Estoppel Certificate.................................................... 44

29.  Rules and Regulations................................................... 44

30.  Conflict of Laws........................................................ 45

31.  Successors and Assigns.................................................. 45

32.  Surrender of Premises................................................... 45

33.  Professional Fees....................................................... 45

34.  Performance by Tenant................................................... 45

35.  Mortgage and Senior Lessor Protection................................... 46

36.  Definition of Landlord.................................................. 46

37.  Waiver.................................................................. 46

38.  Identification of Tenant................................................ 47

39.  Year 2000............................................................... 47

40.  Terms and Headings...................................................... 47

41.  Examination of Lease.................................................... 47

42.  Time.................................................................... 47

43.  Prior Agreement; Amendments............................................. 47



44.      Severability .....................................................    48

45.      Recording ........................................................    48

46.      Limitation on Liability ..........................................    48

47.      Riders ...........................................................    48

48.      Signs ............................................................    48

49.      Modification for Lender ..........................................    49

50.      Accord and Satisfaction ..........................................    49

51.      Financial Statements .............................................    49

52.      Tenant as Corporation ............................................    49

53.      No Partnership or Joint Venture ..................................    49

54.      Rooftop Deck/Rooftop Antennae ....................................    49

55.      Landlord's Representations .......................................    50

56.      Arbitration ......................................................    50


                       SUMMARY OF BASIC LEASE INFORMATION

      The undersigned hereby agree to the following terms of this Summary of Basic Lease Information (the "Summary"). This Summary is hereby incorporated into and made a part of the attached Office Lease (this Summary and the Office Lease to be known collectively as the "Lease") which pertains to the office building (the "Building") which is located at 625 Second Street, San Francisco, California. Each reference in the Office Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Office Lease, the terms of the Office Lease shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Office Lease.

        TERMS OF LEASE                     DESCRIPTION
        --------------                     -----------
(a).    Date:                              May 5, 1999

(b).    Landlord:                          Rosenberg SOMA Investments III, LLC,
                                           a Delaware limited liability company

(c).    Address of Landlord:               c/o ROK Properties, Inc.
        (Paragraph 8)                      501 Second Street, Suite 214
                                           San Francisco, California 94107

                     with a copy to:       The Rosenberg Company
                                           580 California Street, Suite 2225
                                           San Francisco, California 94104

(d).    Tenant:                            LookSmart, Ltd., a Delaware corporation

(e).    Address of Tenant (Paragraph 8):   Prior to Commencement Date:
                                           LookSmart Ltd.
                                           487 Bryant Street
                                           San Francisco, California 94107-1516
                                           Attention: Mr. Ed O'Dea
        and

                                           After Lease Commencement Date, to:
                                           625 Second Street
                                           San Francisco, California 94107
                                           Attention: Mr. Ed O'Dea
                                           With a copy to: Director of Facilities

(f).    Premises (Paragraph 1):            All space existing on all four (4) floors of office space in the Building (referred to as "Floor One" "Floor Two", "Floor Three" and "Floor Four", respectively) consisting of approximately 134,847 rentable square feet, and all of  the basement parking garage and basement storage area consisting of approximately 2,162 rentable square feet, all as set forth in Exhibit A hereto.

(g).  Building (Paragraph 1):             625 Second Street, San Francisco, California.

(h).  Term (Paragraph 2):                 Ten (10 years.

      (i)   Lease Commencement Date:      October 15, 1999, subject to adjustment pursuant to Paragraph 3 of the Lease.

      (ii)  Lease Expiration Date:        In the event that the Lease Commencement Date occurs on the first day of a calendar month, the Lease Expiration Date shall be the last day of the calendar month immediately preceding the calendar month in which the tenth (10th) anniversary of the Lease
                                          Commencement Date occurs and in the event that the Lease
                                          Commencement Date occurs on a date other than the first day of a calendar month, the Lease Expiration Date shall be the last day of the calendar month in which the tenth (10th) anniversary of the
                                          Lease Commencement Date occurs.

(i).  Renewal Options (Paragraph 2):      Two (2) consecutive five (5) year terms.

(j).  Monthly Basic Rent (Paragraph 4):

      During First Lease Year:            Three Hundred Sixteen Thousand Eight Hundred Ninety Dollars and 45
                                          CENTS ($316,890.45)

      During Second Lease Year:           Three Hundred Twenty-Eight Thousand One Hundred Twenty-Seven
                                          Dollars and 70 CENTS ($328,127.70)

      During Third Lease Year:            Three Hundred Thirty-Nine Thousand Three Hundred Sixty-Four
                                          Dollars and 95 CENTS ($339,364.95)

      During Fourth Lease Year:           Three Hundred Fifty-Six Thousand Two Hundred Twenty Dollars and 82
                                          CENTS ($356,220.82)

      During Fifth Lease Year:            Three Hundred Sixty-One Thousand Eight Hundred Thirty-Nine Dollars
                                          and 45 CENTS ($361,839.45)

      During Sixth Lease Year:            Three Hundred Seventy-Six Thousand Four Hundred Forty-Seven
                                          Dollars and 87 CENTS ($376,447.87)

      During Seventh Lease Year:          Three Hundred Eighty-Two Thousand Sixty-Six Dollars and 50 CENTS
                                          ($382,066.50)

      During Eight Lease Year:            Three Hundred Eighty-Seven Thousand Six Hundred Eighty-Five
                                          Dollars and 12 CENTS ($387,685.12)

      During Ninth Lease Year:            Three Hundred Ninety-Three Thousand Three Hundred Three Dollars
                                          and 75 CENTS ($393,303.75)

      During Tenth Lease Year:            Three Hundred Ninety-Eight Thousand Nine Hundred Twenty-Two
                                          Dollars and 37 CENTS ($398,922.37)

(k).  Parking Lot Rent (Paragraph 4.3):   See Paragraph 4.3.

(l).  Aggregate Monthly Basic Rent
      (Paragraph 4.5):                    Monthly Basic Rent plus Parking Lot Rent plus Storage Rent

(m). Operating Expenses (Paragraph 5):

     (i) Base Year:                      1999, subject to Paragraph 5.3, and
                                         subject to readjustment at the
                                         commencement of the option terms (see
                                         Paragraph 5.1).

     (ii) Tenant's Percentage Share:     100%

(n). Security Deposit (Paragraph 6):     See Paragraph 6.

(o). Prepaid Rent (Paragraph 4.1):       $316,890.45, representing the first
                                         month's Monthly Basic Rent.

(p). Broker (Paragraph 9):

            Tenant Broker:               Colliers International (Michael D.
                                              McCarthy)
                                         Two Embarcadero Center, Suite 1000
                                         San Francisco, California 94111

            Landlord Broker:             ROK Properties, Inc.
                                         501 Second Street, Suite 214
                                         San Francisco, California 94107

(q). Work Letter (Exhibit E):            Attached.

The foregoing terms of this Summary are agreed to by Landlord and Tenant.

LANDLORD:                                TENANT:

Rosenberg SOMA Investments III, LLC,     LookSmart, Ltd., a Delaware corporation
a Delaware limited liability company

By:  TRC Investors III, LLC, a           By: /s/ EDWARD M. O'DEA
     California limited liability           ------------------------------------
     company, Manager                    Name:   Edward M. O'Dea
                                              ----------------------------------
                                         Its:    VP Corp. Div.
                                             -----------------------------------
     By: The Rosenberg Company, a
         California corporation,         By:
         Manager                            ------------------------------------
                                         Name:
         By: /s/ DOUGLAS C. ROSENBERG         ----------------------------------
            -------------------------    Its:
         Douglas C. Rosenberg,               -----------------------------------
         President

         By: /s/ DOUGLAS C. ROSENBERG
            -------------------------
         Douglas C. Rosenberg,
         Secretary

The foregoing terms of this Summary are agreed to by Landlord and Tenant.

LANDLORD:                                TENANT:

Rosenberg SOMA Investments III, LLC,     LookSmart, Ltd., a Delaware corporation
a Delaware limited liability company

By:  TRC Investors III, LLC, a           By:
     California limited liability           ------------------------------------
     company, Manager                    Name:
                                              ----------------------------------
                                         Its:
                                             -----------------------------------
     By: The Rosenberg Company, a
         California corporation,         By:
         Manager                            ------------------------------------
                                         Name:
         By: /s/ DOUGLAS C. ROSENBERG         ----------------------------------
            -------------------------    Its:
         Douglas C. Rosenberg,               -----------------------------------
         President

         By: /s/ DOUGLAS C. ROSENBERG
            -------------------------
         Douglas C. Rosenberg,
         Secretary

                                  OFFICE LEASE

This Office Lease ("LEASE"), dated May 5, 1999 (the "EFFECTIVE DATE"), is made and entered into by and between Rosenberg SOMA Investments III, LLC, a Delaware limited liability company ("LANDLORD") and LookSmart, Ltd., a Delaware corporation ("TENANT").

1.    The Premises.

      1.1 Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises designated in the Summary and as outlined on the Floor Plan attached hereto as Exhibit "A" in the building at the address designated in the Summary (the "BUILDING"), located on the parcel of real property (the "SITE") under the Building, subject to those rules and regulations attached hereto as Exhibit D, and such additional reasonable rules and regulations as Landlord may deliver in writing to Tenant from time to time. Tenant acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises, Building, or Site except as specifically stated in this Lease. The parties hereto agree that Tenant's leasing of the Premises is upon and subject to the terms, covenants and conditions herein set forth and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance.

      1.2 The rights and obligations of the parties regarding the construction of the Premises are described in Paragraphs 2 and 3 of this Lease, and in the Work Letter ("WORK LETTER") attached as Exhibit E. Any inconsistency between the provisions of the Work Letter and the provisions of the balance of the Lease shall be governed by the provisions of the Work Letter.

      1.3 The Premises as described herein shall include the right of Tenant to use the loading dock. The obligations of Tenant with respect to the Premises as provided in this Lease shall be applicable to the loading dock as well as to the remainder of the Premises.

      1.4 References in this Lease to "rentable square feet", "rentable square footage" and "rentable area" shall have the same meanings, and Tenant hereby acknowledges and agrees that the rentable square footage of the Premises shall be deemed, and is, 134,847 rentable square feet excluding the basement parking and storage areas. No adjustment in the Monthly Basic Rent, Tenant's Percentage Share, any monetary or other obligation of Tenant, or any other term of this Lease shall be made by reason of any discrepancy in the rentable square footage which is later discovered.

2.    Term.

      2.1 Subject to Paragraphs 2.2 and 3.1, the term of this Lease ("TERM") shall commence on the Lease Commencement Date, and terminate on the Lease Expiration Date, as such terms are defined in the Summary, unless the Term is earlier terminated as hereinafter provided. Landlord shall provide Tenant, and Tenant's consultant's and contractors, with access to the Premise at least three
(3) weeks prior to the anticipated Lease Commencement Date for purposes of installation by Tenant of its fixtures, equipment, wiring, furniture and other similar matters. In connection with any such early entry by Tenant, Tenant and its consultants and contractors shall not interfere with the completion of construction by Landlord of the Landlord's Work and the Tenant's Improvements (as defined below). At all times that Tenant has access to the Premises, the provisions of this Lease shall be applicable, provided only that the obligation of Tenant to pay Monthly Basic Rent, Parking Lot Rent and Operating Rent (as defined below) shall not commence until the Lease Commencement Date.

     2.2 Landlord shall substantially complete the initial, base improvements to the Building and the Premises, as required of Landlord pursuant to the terms of the Work Letter, ("LANDLORD'S WORK") and shall further substantially complete the Tenant's Improvements ("TENANT'S IMPROVEMENTS") as described in the Work Letter on or before October 15, 1999 with respect to Floor Three and Floor Four and October 22, 1999 with respect to Floor One and Floor Two. The Lease Commencement Date shall be October 15, 1999 as specified in the Summary, subject, however, to adjustment pursuant to the provisions of Paragraph 3 below. The Lease Commencement Date shall occur notwithstanding that Floor One and Floor Two have not been delivered by Landlord to Tenant, it being acknowledged that it is anticipated that Floor One and Floor Two will be delivered subsequent to delivery of Floor Three and Floor Four. The actual Lease Commencement Date shall be specified in Landlord's Notice of Lease Term Dates ("NOTICE"), in the form of Exhibit "B" attached hereto, and shall be served upon Tenant as provided in Paragraph 8, as soon as Landlord determines that the Landlord's Work and the Tenant's Improvements with respect to Floor Three and Floor Four have been substantially completed as provided in Paragraph
3.1 below. The Notice shall be binding upon Tenant unless Tenant objects to the Notice in writing, served upon Landlord as provided in Paragraph 8, within five
(5) business days of Tenant's receipt of the Notice.

     2.3 Tenant shall have two (2) consecutive options (the "EXTENSION OPTIONS"; each an "EXTENSION OPTION") to extend the Term, each for a five (5) year period (the "FIRST EXTENDED TERM" and "SECOND EXTENDED TERM", respectively; each an "EXTENDED TERM") on all the terms and conditions contained in this Lease with the exception of the Monthly Basic Rent and the Base Year which shall be adjusted pursuant to the provisions of Paragraphs 4.2 and 5.1 below. Upon commencement of the First Extended Term, the only remaining option to extend the Term shall be the Second Extended Term, and upon exercise of the option with respect to the Second Extended Term, no further right to extend the Term shall exist. In the event Tenant fails to timely exercise the option for the First Extended Term, Tenant's option for the Second Extended Term shall be void. In order to exercise an Extension Option, Tenant shall deliver written notice of its exercise of the option ("OPTION NOTICE") to Landlord at least two hundred twenty-five (225) days but not more than one (1) year before the expiration of the initial Term or First Extended Term, as the case may be. The Extension Options shall be subject to the following terms and conditions:

          (a) An Extension Option may be exercised only by delivery of the Option Notice as provided in this Paragraph and only if, as of the date of delivery of the Option Notice, Tenant is not in default, beyond applicable cure periods, under this Lease.

          (b) The rights contained in this Paragraph shall be personal to the originally named Tenant and may be exercised only by the originally named Tenant (and not any assignee, sublessee, or other transferee of Tenant's interest in this Lease other than a Permitted Transferee as defined in Paragraph 25 below) and only if the originally named Tenant (or Permitted Transferee) occupies the entire Premises as of the date it exercises an Extension Option in accordance with the terms of this Paragraph.

          (c) If Tenant properly exercises an Extension Option and is not in default, beyond applicable cure periods, under this Lease at the end of the initial Term (or the First Extended Term, as the case may be), the Term shall be extended for the applicable Extended Term.

     References in this Lease to the "Term" shall include the initial Term of ten (10) years and shall, in addition, include the First Extended Term and the Second Extended Term, as applicable.

      2.4 For purpose of this Lease the term "LEASE YEAR" shall mean each consecutive twelve (12) month period during the Term provided that (i) the first Lease Year commences on the Lease Commencement Date and in the case in which the Lease Commencement Date occurs on the first (1st) day of a calendar month, the first Lease Year ends on the last day of the twelfth (12th) calendar month thereafter (inclusive of the calendar month in which the Lease Commencement Date occurs) and in the case in which the Lease Commencement Date occurs on other than the first (1st) day of a calendar month, the first Lease Year ends on the last day of the calendar month in which the first (1st) anniversary of the Lease Commencement Date occurs; (ii) the second and each succeeding Lease Year commences on the first day of the next calendar month; and (iii) the last Lease Year ends on the Lease Expiration Date or earlier date of termination.

3.   Possession.

      3.1 Tenant agrees that in the event Landlord is unable to deliver possession of Floor Three and Floor Four to Tenant, with Landlord's Work and the Tenant's Improvements having been substantially completed on or before October 15, 1999, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom. In the event that Landlord fails to deliver Floor Three and Floor Four to Tenant with Landlord's Work and Tenant's Improvements substantially completed on or before October 15, 1999, the Lease Commencement Date shall be extended to the date on which Landlord delivers Floor Three and Floor Four to Tenant with Landlord's Work and Tenant's Improvements substantially completed subject to the limitations as provided in Paragraph 3.2 below. For purposes of this Lease, Landlord's Work and Tenant's Improvements shall be considered as having been substantially completed (i) upon completion in all material respects of Landlord's Work and the Tenant's Improvements with respect to Floor Three and Floor Four or Floor One and Floor Two, as the case may be, as certified by Landlord's architect as identified in the Work Letter ("LANDLORD'S ARCHITECT") subject only to such punch list items as may have been identified by Landlord's Architect or by Tenant pursuant to the provisions of Paragraph 12 below, and (ii) upon Landlord obtaining all governmental approvals and occupancy certificates required for the legal occupancy of the Floor Three and Floor Four or Floor One and Floor Two, as the case may be, (collectively, "GOVERNMENT APPROVALS").

     3.2 Notwithstanding the provisions of Paragraphs 3.1 to the contrary, any extension of the Lease Commencement Date in accordance with the provisions of Paragraph 3.1 shall be reduced by the aggregate number of days of Tenant Delay (as defined below). By way of example, if pursuant to the provisions of Paragraph 3.1 the Lease Commencement Date occurs on October 25, 1999 but there is an aggregate number of ten (10) days of Tenant Delay, then notwithstanding the provisions of Paragraph 3.1, the Lease Commencement Date (and the obligation of Tenant to pay Monthly Basic Rent [subject to the provisions of Paragraph 3.3 below], Parking Lot Rent and Operating Rent) shall commence as of October 15, 1999. A delay by Tenant ("TENANT DELAY") shall occur upon: (i) Tenant's failure to perform any obligation of Tenant to be performed under the Work Letter on or before the date or within the time period set forth in the Work Letter including, without limitation, any failure by Tenant to timely satisfy a Tenant Benchmark (as defined in the Work Letter); (ii) any change by Tenant in the Construction Drawings (as defined in the Work Letter) which Tenant has previously approved or a change by Tenant in the work to be performed in connection with the Tenant's Improvements from that work otherwise specified in the Construction Drawings, which change results in a delay in the construction of the Tenant's Improvements; (iii) failure of Tenant to timely pay on or before the date required all amounts required to be paid by Tenant as provided in the Work Letter; or (iv) any other delay caused by Tenant or Tenant's Architect in connection with the design, construction or bidding process with respect to the Tenant's Improvements including, without limitation, the failure by Tenant or Tenant's Architect to promptly respond to reasonable requests from the Contractor (as defined in the Work Letter) for clarification and/or additional detail relating to the work to be performed pursuant to the Construction Drawings. The period of any Tenant Delay with respect to the matters described in clauses (i) or (iii) above, shall be the number of days from the date on which the matter was to be performed by Tenant through and including the day on which the matter is fully cured and performed by Tenant and the number of days of any Tenant Delay as specified in clause (ii) and clause
(iv) above shall be equal to the number of days of delay in the performance of the work in connection with the Tenant's Improvements resulting from the failure by Tenant or by Tenant's consultants or representatives or the delay resulting from any change made by Tenant as described in clause (ii). In the event that Landlord during the construction of Tenant's Improvements asserts that a Tenant Delay has occurred, Landlord shall give written notice of such asserted Tenant Delay to Tenant and to Tenant's Architect as defined in the Work Letter ("TENANT'S ARCHITECT") which notice ("DELAY NOTICE") shall state specifically the nature of the purported Tenant Delay. In the event that Landlord fails to give a Delay Notice within five (5) business days following the occurrence of the asserted Tenant Delay, Landlord shall be deemed to have waived such asserted delay and shall thereafter not be entitled to assert such Tenant Delay in connection with the provisions of this Paragraph 3.2 or Paragraph 3.3 below. In the event that Landlord timely gives a Delay Notice and Tenant disagrees with the assertion of the claimed delay by giving written notice of such disagreement to Landlord within five (5) business days following the date on which the Delay Notice is given, then within ten (10) days following the substantial completion of the Landlord's Work and the Tenant's Improvements with respect to Floor One, Floor Two, Floor Three and Floor Four as evidenced by the certificate of Landlord's architect and receipt of the Government Approvals (collectively, "COMPLETION CERTIFICATE"), Landlord's Architect and Tenant's Architect shall attempt to come to an agreement, which agreement shall be binding on Landlord and Tenant, as to whether any Tenant Delay has occurred and the number of days of such Tenant Delay. A copy of the Completion Certificate shall be given by Landlord to Tenant which, with respect to the Government Approvals, shall consist of the certificate of occupancy. In the event that Landlord's Architect and Tenant's Architect are unable to so agree within twenty (20) days following the date on which the Landlord's Completion Certificate is given to Tenant then the issue of the occurrence and the extent of any delay caused by Tenant shall be subject to arbitration in accordance with the provisions of Paragraph 57. In the event that Tenant fails to object to any Delay Notice given by Landlord by timely giving written notice of such objection to Landlord, Tenant shall be considered to have approved the Tenant Delay as set forth in the Delay Notice. In the event that a final determination with respect to the occurrence of any Tenant Delay as provided in this Paragraph 3.2 has not occurred on or before the date asserted by Landlord to be the Lease Commencement Date (taking into account any Tenant Delay as asserted by Landlord) then the Lease Commencement Date shall be considered to have occurred on the date as provided in the Summary and in accordance with the provisions of Paragraphs 2.2 and 3.1 subject to adjustment as asserted by Landlord pursuant to the provisions of this Paragraph 3.2. In the event that subsequent to such date it is finally determined that a further delay in the occurrence of the Lease Commencement Date should have occurred by reason of the provisions of Paragraph 3.1 and the provisions of this Paragraph 3.2, then Tenant shall be entitled to a credit in an amount equal to the per day amount in connection with the Monthly Basic Rent, the Parking Lot Rent and the Operating Rent as then having been paid by Tenant for the prior of the additional delay as finally determined pursuant to the provisions of this Paragraph 3.2. Such credit shall be applied against the next payment of Monthly Basic Rent, Parking Lot Rent and/or Operating Rent as then due pursuant to this Lease from Tenant to Landlord.

     3.3 It is anticipated that Floor Three and Floor Four, with the Landlord's Work and the Tenant's Improvements substantially completed, will be delivered by Landlord to Tenant prior to delivery of Floor One and Floor Two. Notwithstanding any provision to the contrary of this Lease, in the event that Floor One and

Floor Two are delivered by Landlord to Tenant with the Landlord's Work and the Tenant's Improvements substantially completed subsequent to the delivery of Floor Three and Floor Four then, the Monthly Basic Rent otherwise payable as of the Lease Commencement Date shall be reduced by fifty percent (50%) until such time as Floor One and Floor Two are delivered by Landlord to Tenant with Landlord's Work and Tenant's Improvements substantially completed in accordance with the provisions of Paragraph 3.1. Commencing on such date (the "SUBSEQUENT COMMENCEMENT DATE") and continuing thereafter, the full Monthly Basic Rent shall be payable each month as otherwise provided in this Lease. The date on which the Subsequent Commencement Date occurs (and thus the date on which the obligation of Tenant to pay the full Monthly Basic Rent commences) shall be adjusted to a date earlier than the date otherwise provided pursuant to this Paragraph 3.3 by the number of days equal to the number of days of Tenant Delay occurring prior to the Lease Commencement Date as described in Paragraph 3.2 together with the number of days of Tenant Delay occurring on and after the Lease Commencement Date in connection with delivery by Landlord of Floor One and Floor Two with the Landlord's Work and the Tenant's Improvements substantially completed. The determination of the number of days of Tenant Delay, including the number of days of Tenant Delay occurring on and after the Lease Commencement Date shall be made in accordance with the provisions of Paragraph 3.2 and shall be subject to arbitration in accordance with the provisions of Paragraph 56. In connection with any partial calendar month, the portion of the Monthly Basic Rent payable in connection with Floor One and Floor Two (i.e. fifty percent) for each such day of any partial calendar month shall be pro-rated on the basis of the actual number of days in such calendar month.

     3.4 Notwithstanding the anticipated delivery dates with respect Floor Three and Floor Four of October 15, 1999 and with respect to Floor One and Floor Two of October 22, 1999, Landlord, by giving at least six (6) weeks prior written notice to Tenant, shall be entitled to deliver Floor Three and Floor Four substantially complete prior to October 15, 1999 but no earlier than October 1, 1999 and/or deliver Floor One and Floor Two substantially complete prior to October 22, 1999 but no earlier than October 8, 1999. In the event that Landlord gives such notice to Tenant with respect to Floor Three and Floor Four, the Lease Commencement Date shall occur on the date set forth in such notice given by Landlord, notwithstanding the provisions to the contrary of this Lease, including without limitation the provisions of the Summary subject, however, to adjustment in accordance with the provisions of Paragraphs 2.2, 3.1 and 3.2 above. In the event that Landlord gives such notice with respect to Floor One and Floor Two, the Subsequent Commencement Date shall occur on the date set forth by such notice given by Landlord, subject to delay, in accordance with the provisions of Paragraph 3.3 above. In the event that Landlord gives any notice of early delivery pursuant to the provisions of this Paragraph 3.4, Tenant hereby agrees to accept such early delivery in connection with Floor Three and Floor Four and/or in connection with Floor One and Floor Two.

     3.5 Notwithstanding anything in the foregoing Paragraphs to the contrary, if the Landlord's Work and the Tenant's Improvements are not substantially completed (as evidenced by a Completion Certificate) with respect to Floor Three and Floor Four and Floor One and Floor Two on or before January 15, 2000, then Tenant shall have the right to terminate this Lease by written notice given to Landlord at any time prior to the date a certificate of occupancy is obtained for the Premises. Termination of the Lease hereunder shall be Tenant's sole remedy in the event of a failure of delivery of possession of the Premises to Tenant.

4.   Monthly Basic Rent/Parking Lot Rent/Storage Rent.

     4.1 Tenant agrees to pay to Landlord as Monthly Basic Rent for the Premises the Monthly Basic Rent designated in the Summary for each respective period ("MONTHLY BASIC RENT"), each in advance on the first day of each and every calendar month during said Term except that the first month's Monthly Basic Rent shall be paid upon the execution hereof. In the event the Term of this Lease ends on a day other than the last day of a calendar month, then the rental for such period shall be prorated in the proportion that the number of days this Lease is in effect during such period bears to thirty (30), and such rental shall be paid at the commencement of such period. In the event that the Lease Commencement Date occurs other than on the first day of a calendar month, and the full first month's Monthly Basic Rent has been previously paid as provided in this Lease, then the rent for the initial partial calendar month commencing as of the Lease Commencement Date shall be prorated in the proportion that the number of days this Lease is in effect during such calendar month bears to thirty (30) and the prepaid first month's Monthly Basic Rent shall be applied to such prorated amount with the balance of the prepaid first month's Monthly Basic Rent being applied to reduce the payment of Monthly Basic Rent to be paid on the first day of the first full calendar month of the Term of this Lease
(and to the extent not entirely applied by reasons of the provisions of Paragraph 3.3, applied to reduce the payment of the subsequent month's Monthly Basic Rent until fully applied). In addition to said Monthly Basic Rent, Tenant agrees to pay the amount of the rental adjustments as and when provided in this Lease. Said Monthly Basic Rent and all additional rent including, without limitation, Parking Lot Rent, Storage Rent and Operating Rent, shall be paid to Landlord, without any prior demand therefor and without any deduction or offset whatsoever in lawful money of the United States of America, which shall be legal tender at the time of payment, at the address of Landlord designated in Subparagraph (c) of the Summary or to such other person or at such other place as Landlord may from time to time designate in writing. Further, all charges to be paid by Tenant hereunder, including, without limitation, payments for repairs and other costs and expenses shall be considered additional rent for the purposes of this Lease, and the word "rent" in this Lease shall include such additional rent as well as Monthly Basic Rent, Parking Lot Rent, Storage Rent and Operating Rent unless the context specifically or clearly implies that only the Monthly Basic Rent, Parking Lot Rent, Storage Rent and/or Operating Rent is referenced. Tenant shall deliver to Landlord as prepaid rent that amount set forth in the Summary upon execution of this Lease.

     4. In the event Tenant exercises either of the options to extend the Term pursuant to the provisions of Paragraph 2.3, the Monthly Basic Rent shall be adjusted at the commencement of each Extended Term to reflect the then-fair market rental value of the Premises pursuant to the terms of this Paragraph. The fair market rental value of the Premises shall be determined in good faith by Landlord, who shall notify Tenant of such determination in writing within thirty
(30) days of receipt of the Option Notice. If Tenant does not agree with Landlord's determination, Tenant shall deliver written notice of Tenant's objection to Landlord within fifteen (15) days of receipt of notice from Landlord, or Landlord's determination of the fair market rental value shall be final. If Tenant timely objects to Landlord's determination, Landlord and Tenant shall diligently attempt in good faith to agree on the fair market rental value of the Premises on or before the tenth (10th) day following delivery of Tenant's written objection to Landlord's determination (the
"OUTSIDE AGREEMENT DATE"). If Landlord and Tenant are unable to agree on the new Monthly Basic Rent by the Outside Agreement Date, the fair market rental value of the Premises shall be determined by appraisal. Landlord and Tenant shall first attempt to select a mutually agreeable appraiser to conduct the appraisal, which appraiser's conclusion shall be binding on the parties. In the event they are unable to agree on one appraiser within ten (10) days of the Outside Agreement Date, the parties shall each select an appraiser within 20
(20) days of the Outside Agreement Date, who together shall attempt to determine the fair market rental value of the Premises. If either party fails to appoint an appraiser within such time period, the appraiser timely appointed by the other party shall be the sole appraiser, whose determination shall be binding on both parties. If two appraisers are timely appointed, but they are unable to agree on the fair market rental value of the Premises within fifty
(50) days of the Outside Agreement Date, they shall mutually select a third appraiser and the three appraisers shall each submit their appraisal of the fair market rental value of the Premises within thirty (30) days of selection of the third appraiser. The fair market rental value of the Premises shall be the average of the three appraisals; provided, however, that if either the high or low appraisal differs from the middle appraisal by ten percent (10%) or more, it shall be disregarded and the two remaining appraisals shall be averaged to determine the fair market rental value. If both the high and low appraisals differ from the middle appraisal by ten percent (10%) or more, then both shall be disregarded, and the fair market rental value of the Premises shall be as determined by the middle appraisal. Each party shall bear the cost of their respective appraisers; if a third appraiser is necessary, the parties shall share equally the cost of the third appraiser. All appraisers shall be MAI qualified appraisers, and shall have a minimum of five (5) years experience in the appraisal of commercial properties in the San Francisco Bay Area and no appraiser shall have worked previously for Landlord or Tenant in any capacity. The fair market rental value shall be based on comparable space in San Francisco, which shall (i) not be subleased, (ii) shall be comparable in size, location and quality with the Premises, (iii) shall be leased for a term comparable to the subject option term (five years), and (iv) shall take into account the value of any rent abatement, tenant improvement allowances or other concessions given to the tenant of the comparable space. The Monthly Basic Rent shall be adjusted to reflect the fair market rental value, as so determined.
The Base Year for each Extended Term shall be adjusted as set forth in Paragraph 5.1 below.

      4.3 In addition to the Monthly Basic Rent, Tenant shall pay an additional monthly rental amount (the "PARKING LOT RENT") for Tenant's use of the Garage located in the basement of the Building. The Parking Lot Rent shall be payable, in advance, on the first day of each and every calendar month during the Term with amounts payable for any partial month to be prorated in proportion to the number of days that this Lease is in effect during such period bears to thirty (30) with such rental to be paid at the commencement of such period. The Garage shall be delivered by Landlord to Tenant on or before the Lease Commencement Date. The Garage shall constitute a portion of the Premises and shall be subject to all terms and conditions of this Lease. During the Term, Landlord shall provide a parking valet/attendant on all business days during the hours of 8:00 a.m. to 6:00 p.m. Tenant, at its election, shall be entitled to request Landlord to adjust the hours during which valet/attendant parking is provided so that such hours commence one (1) hour earlier or one (1) hour later, and end one (1) hour earlier or one (1) hour later, as the case may be, provided that, in all events, Landlord shall not be obligated to provide valet/attendant parking for in excess of ten (10) hours and further provided that any adjustment in such hours requested by Tenant shall be subject to compliance with any collective bargaining agreements then in effect with respect to the employees providing parking and any excess cost incurred by reason of any such adjustment in the hours shall be borne solely by Tenant. It is agreed that the number of vehicles which can be reasonably valet parked in the Garage is ninety (90), subject to an increase or decrease to a maximum of one hundred (100) and a minimum of seventy (70) which increase or decrease shall be subject to the reasonable determination of Landlord and Tenant. Entrance to the Garage shall be pursuant to a card key access system. Prior to the Lease Commencement Date, Landlord shall substantially complete installation of a card key reader apparatus at the Garage entrance facing Colin P. Kelly Street which shall allow 24 hour/7 days per week access to the Garage via the use of magnetic card keys. The Parking Lot Rent which Tenant shall pay to Landlord shall be the product of the sum of Two Hundred Dollars ($200.00) multiplied by the number of vehicles which can be reasonably valet parked in the Garage. The Parking Lot Rent shall be adjusted upward on an annual basis, commencing on the first day (the "FIRST ADJUSTMENT DATE") of the second Lease Year and continuing thereafter on each subsequent anniversary of the First Adjustment Date thereafter (each, an "ADJUSTMENT DATE") throughout the initial ten (10) year Term of this Lease, by an amount equal to four percent (4%) of the Parking Lot Rent in effect for the month immediately preceding the subject Adjustment Date. Thereafter during the Extended Terms (if applicable), in the sole and absolute discretion of Landlord, the Parking Lot Rent shall be periodically adjusted upward to reflect then-current market conditions. In no event shall the Parking Lot Rent be decreased from the Parking Lot Rent in effect for the month immediately preceding any adjustment.

     In the event that Landlord and Tenant are unable to agree upon the amount of the increase or decrease in the number of vehicles which can be reasonably valet parked in the Garage within ten business days following the written request of either given to the other ("OUTSIDE PARKING DATE"), then the amount of such increase or decrease shall be determined by a third party parking company experienced in the valet parking of vehicles. The right to request a determination by a third party parking company (or companies) as described in this Paragraph shall be a one-time right and after exercise by either Landlord or Tenant shall thereafter not be further exercisable by either Landlord or Tenant. Landlord and Tenant shall first attempt to select a mutually agreeable parking company to conduct a review of the Garage and determine on a basis binding on both parties the amount of increase or decrease in the number of vehicles which can be reasonably valet parked in the garage (referred to as the "AMOUNT OF ADJUSTMENT"). In the event Landlord and Tenant are unable to agree on a parking company within ten (10) days of the Outside Parking Date, the parties shall each select a parking company within twenty (20) days of the Outside Parking date, who together shall attempt to determine the Amount of Adjustment. If either party fails to appoint a parking company within such time period, the parking company timely appointed by the other party shall be the sole parking company, whose determination shall be binding on both parties. If two parking companies are timely appointed but they are unable to agree on the Amount of Adjustment within forty (40) days of the Outside Parking date, they shall mutually select a third parking company and the three parking companies shall each submit their determination of the Amount of Adjustment within ten
(10) business days following the selection of the third parking company. The Amount of Adjustment shall be the average of the three determinations, provided, however, that if either the high or low determination differs from the middle determination by 10% or more, it shall be disregarded and the two remaining determinations shall be averaged to determine the Amount of Adjustment. If both the high and low determinations differ from the middle determination by 10% or more, then both shall be disregarded, and the Amount of Adjustment shall be as determined by the middle parking company. Each party shall bear the cost of its respective parking company; if a third parking company is necessary, the parties shall share equally the cost of the third parking company. All parking companies shall have a minimum of five (5) years experience in the management and operation of valet parking lots and/or garages and no parking company shall have previously worked for either the Tenant or the Landlord.

     If the Amount of Adjustment is determined subsequent to the Lease Commencement Date, the Parking Lot Rent payable as of the Lease Commencement date shall be based upon the number of ninety (90) vehicles. In the event that it is finally determined that an adjustment is required, then the Parking Lot Rent payable on the first day of the next succeeding calendar month and thereafter, shall be based upon the number of vehicles as so adjusted. In addition, in the event that the Amount of Adjustment results in an increase in the number of vehicles from the initially determined ninety (90), then within twenty (20) days following receipt by Landlord and Tenant of final determination of such Amount of Adjustment, Tenant shall pay to Landlord the amount of additional Parking Lot Rent attributable to such adjustment based upon Two Hundred Dollars ($200) per month per additional vehicle (pro rated if necessary on the basis of a partial month). In the event that the Amount of Adjustment results in a decrease in the number of vehicles from the initial ninety (90), then Tenant shall be entitled to a credit against the next Parking Lot Rent then due based upon such decrease in the number of vehicles at a rent of Two Hundred Dollars ($200) per vehicle per month (with any partial month to be pro rated).

     4.4 In addition to the Monthly Basic Rent and Parking Lot Rent, Tenant shall be obligated to pay an additional monthly rental amount, (the "STORAGE RENT") in accordance with the provisions of this Paragraph 4.4. Tenant shall be entitled to use of the storage area within the Building ("STORAGE AREA"), which Storage Area is described on Exhibit A attached hereto. The Storage Area consists of Two Thousand One Hundred and Sixty-two (2,162) useable square feet. Notwithstanding any other provision of this Lease to the contrary, Landlord shall have no obligation to repair or maintain any portion of the Storage Area or provide services of any kind whatsoever with respect to the Storage Area. Tenant shall not be obligated to pay any Storage Rent during the first five (5) Lease Years of the Term. Commencing as of the first day of the sixth Lease Year of the Term and continuing on the first (1st) day of each and every calendar month thereafter, Tenant shall be obligated to pay storage rent in the amount of Two Thousand One Hundred and Sixty-two Dollars ($2,162) per month. The Storage Rent for each Extended Term, if applicable, shall be as determined by Landlord in its reasonable discretion.

     4.5 The aggregate of the Monthly Basic Rent, the Parking Lot Rent and the Storage Rent from time to time to be paid pursuant to the provisions of this Lease may sometimes be referred to as the "AGGREGATE MONTHLY BASIC RENT". The Aggregate Monthly Basic Rent shall be payable in advance on the first day of each and every calendar month during the Term as provided herein in connection with the Monthly Basic Rent, the Parking Lot Rent and the Storage Rent, respectively.

     4.6  All payments received by Landlord from Tenant for Monthly Basic
Rent, Parking Lot Rent, Storage Rent, Operating Rent or any other sums due under this Lease shall be applied to the oldest payment obligation owed by Tenant to Landlord. No designation by Tenant, either in a separate writing or on a check or money order, shall modify this clause or have any force or effect.

     4.7 Landlord shall use commercially reasonable efforts to make available to Tenant, to the extent required to satisfy parking requirements associated with the Premises, up to one hundred (100) additional parking spaces located among the following existing parking facilities controlled by Landlord, or an affiliate of Landlord, so long as such control exists: 96 Townsend Street; 670-680 Second Street; 635/699 Second Street; 160 King Street and 501 Second Street, San Francisco, California. In no event, however, shall Landlord (or any affiliate of Landlord) be required to impair the use of any of the above described buildings or incur any material costs by reason of provision of the above described additional parking to Tenant. Further, in connection with the provision of any such parking, it is agreed that Landlord, and the applicable affiliate of Landlord, shall retain the right to terminate or otherwise limit the parking at any particular facility to the extent required in connection with the use of such facility for the described property and shall further have the right to terminate any provision of such parking in the event of any sale of the above described property by Landlord (or the applicable affiliate of Landlord). In connection with any additional parking as made available to Tenant in accordance with the provisions of this Paragraph 4.7, Tenant shall pay the parking fee and any and all other charges made in connection with such parking on a basis consistent with market rates as determined by Landlord.

5.   Operating Expenses.

     5.1 For the purposes of this Subparagraph 5.1, the following terms are defined as follows:

     Tenant's Percentage Share. Tenant's Percentage Share shall mean the percentage set forth in the Summary.

     Base Year. Base Year shall mean the year set forth in the Summary; provided, however, that should Tenant exercise its option for the First Extended Term and/or the Second Extended Term, then the Base Year for the applicable Extended Term shall be revised to mean the calendar year in which the applicable Extended Term commences.

     Operating Expenses. Operating Expenses shall consist of all costs of operation and maintenance of the Building, the common areas and the Site as determined by standard accounting practices, calculated assuming the Building is ninety-five (95%) occupied (unless actually occupied in a greater percentage, in which case the actual occupancy percentage shall be used), including the following costs by way of illustration, but not limitation: real property taxes and assessments and any taxes or assessments hereafter imposed in lieu thereof; gross receipt taxes (whether assessed against Landlord or assessed against Tenant and collected by Landlord, or both); the net cost and expense of insurance for which Landlord is responsible hereunder or which Landlord or any first mortgagee with a lien affecting the Premises reasonably deems necessary in connection with the operation of the Building (including the deductible portion of any insured loss); janitorial services; security; parking valet/attendant expenses; card key parking apparatus repair and maintenance; any and all Garage-related expenses, with all such valet/attendant, car key apparatus repair, maintenance and other Garage-related expenses not to exceed such expenses incurred by prudent operators of substantially similar sized garages within the geographical location of the Premises; labor; utilities and utilities surcharges, and any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations or interpretations thereof, promulgated by any federal, state, regional, municipal or local government authority in connection with the use or occupancy of the Building or the Premises or the parking facilities serving the Building or the Premises; the cost (amortized over the useful life of the improvement or equipment in question as reasonably determined by Landlord in accordance with generally accepted accounting principles at an interest rate of ten percent (10%)) of (a) any capital improvements made to the Building by the Landlord which are reasonably anticipated to increase the efficiency of the Building or made to the Building by Landlord that are required under any governmental law or regulation that was not applicable to the Building at the time it was constructed, or (b) replacement of any building equipment needed to operate the Building at the same quality levels (or levels of efficiency) as prior to the replacement; costs incurred in the management of the Building, if any (including supplies, wages and salaries of employees used in the management, operation and maintenance of the Building, and payroll taxes and similar governmental charges with respect thereto); on site Building management office rental; a management fee (not to exceed 3% of the gross revenue receivable by Landlord from time to time in connection with the Premises pursuant to this Lease); air conditioning; waste disposal; heating; ventilating; elevator maintenance; supplies; materials; equipment; tools; repair and maintenance of the structural portions of the Building and the plumbing, heating, ventilating, air conditioning and electrical systems installed or furnished by Landlord; and maintenance, costs and upkeep of all parking and common areas, rental of personal property used in maintenance; costs and expenses of gardening and landscaping, maintenance of signs (other than Tenant's signs); personal property taxes levied on or attributable to personal property used in connection with the entire Building, including the common areas; reasonable audit or verification fees; and costs and expenses of repairs, resurfacing, repairing, maintenance, painting, lighting, cleaning, window washing, refuse removal, security and similar items, including appropriate reserves.

     Notwithstanding anything contained in this Paragraph 5.1 to the contrary, Operating Expenses shall not include any of the following:

          (a) electrical, water, sewer, gas, garbage, and janitorial costs (including janitorial supplies) with respect to the Premises which are to be paid directly by Tenant or reimbursed to Landlord as having been separately billed by Landlord to Tenant as provided in Paragraph 5.2 below;

          (b)  depreciation on the Building or equipment therein;

     (c)  Landlord's executive salaries;

     (d)  real estate brokers' commissions;

     (e)  interest expense on Building financing;

     (f)  amortization of cost of tenant improvements in the Building;

     (g)  ground rent;

     (h)  income and franchise taxes;

     (i) Landlord's cost of electricity or other service sold to tenants to the extent Landlord is reimbursed therefore as a charge over the Monthly Basic Rent and any additional rent payable under the lease with that tenant;

     (j) third party accountants' fees, attorneys' fees and other professional fees and costs incurred in connection with disputes or lease negotiations with tenants or other occupants or prospective tenants or occupants of the Building, the enforcement of any leases (including unlawful detainer proceedings and the collection of rents), other than de minimis amounts, and requests to assign or sublet;

     (k) overhead and profit paid to subsidiaries or affiliates of the Landlord for management or other services on or to the Building for supplies or other materials, to the extent that the overall cost of the services, supplies or materials provided by Landlord materially exceeds the competitive cost of the services, supplies, or materials if obtained from an unrelated third party on an arm's length basis;

     (l) compensation paid to clerks, attendants, or other persons in commercial concessions operated by the Landlord;

     (m) rentals and other related expenses incurred in leasing air conditioning systems, elevators, or other equipment ordinarily considered to be of a capital nature;

     (n) items and services for which Tenant reimburses the Landlord or pays third parties or that the Landlord provides selectively to one or more tenants of the Building other than Tenant without reimbursement;

     (o) maintenance costs incurred in connection with repairs or other work needed because of fire, windstorm, or other casualty or cause insured against by Landlord or to the extent Landlord's insurance required under the terms of the Lease would have provided insurance, whichever is greater;

     (p) all voluntary contributions to any political or charitable organizations or other industry related associations (e.g., BOMA);

     (q) capital costs for the acquisition of sculpture, paintings or other art objects;

     (r)  advertising, marketing and promotion costs;

            (s) costs associated with the operation of the corporation or other entity which constitutes the Landlord, as distinguished form costs of operation of the Building, including accounting and legal costs, costs of defending lawsuits with any mortgagee, and the costs of selling, syndicating, financing, mortgaging or hypothecating any ownership interest in Landlord, or any of the Landlord's interests in the Building;

            (t) costs that are actually reimbursed to the Landlord by insurance companies or other third parties; provided that the Landlord shall use commercially reasonable efforts to pursue payment from such insurance companies or other third parties (the costs of such efforts to procure payment to be included as an Operating Expense);

            (u)   reserves for capital items, bad debts, or rental losses;

            (v) the costs incurred to investigate the presence of any Hazardous Material (as defined below), costs to respond to any claim of Hazardous Material contamination or damage, costs to remove any Hazardous Material from the Premises, Building or Site or to remediate any Hazardous Material contamination, any judgments or other costs incurred in connection with any Hazardous Material exposure or release, except to the extent that the cost is caused by the storage, use, release or disposal of the subject Hazardous Material by Tenant;

            (w) fines and penalties incurred due to Landlord's operation of the Building in violation of applicable laws or due to Landlord's failure to timely pay real property taxes;

            (x) except to the extent expressly permitted, any repairs of a capital nature or costs for items that would normally be capitalized under generally accepted accounting principles; and

            (y) interest, charges and fees incurred with respect to mortgage financing for the Building or Site.

     As used herein, the term "real property taxes" shall include any form of assessment, license fee, license tax, business license fee, tax, levy, charge, or similar imposition, imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, as against any legal or equitable interest of Landlord in the Premises, including, but not limited to, the following:

      (i) any tax on Landlord's "right" to rent or "right" to other income from the Premises or as against Landlord's business of leasing the Premises;

      (ii) any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real estate tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June, 1978 Election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of "real property taxes" for the purposes of this Lease;

     (iii) any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any excise tax levied by the State, City or Federal government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof;

     (iv) any assessment, tax, fee, levy or charge upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises;

     (v) any assessment, tax, fee, levy or charge by any governmental agency related to any transportation plan, fund or system instituted within the geographic area of which the Building is a part; or

     (vi) reasonable legal and other professional fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce real property taxes.

     Notwithstanding any provision of this Paragraph 5.1 expressed or implied to the contrary, "real property taxes" shall not include Landlord's federal or state income, franchise, inheritance, gift or estate taxes. Real property taxes also shall not include any tax or assessment expense (i) in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest possible term; or (ii) imposed on land and improvements other than the Building and/or Site. Tenant may in good faith contest any tax or assessment, provided that Tenant indemnifies Landlord from any loss or liability in connection therewith and further provided that Tenant bears the cost of any such contest including without limitation the cost of any interest and penalties which may be assessed.

     5.2 Tenant shall directly and timely pay all electrical, gas, water, garbage and sewer costs as well as janitorial costs (including the cost of janitorial supplies) relating to the Premises. With respect to janitorial costs (including the cost of janitorial supplies) Tenant shall be entitled to contract with such supplier of janitorial services as Tenant may elect (subject to the approval of Landlord, which approval shall not be unreasonably withheld or delayed), or in the alternative, shall be entitled to internally provide janitorial services in connection with the Premises. In all events, Tenant shall provide janitorial services in connection with the Premises in a commercially reasonable fashion consistent with janitorial services provided in first class commercial buildings in the geographical area in which the Premises is located. The cost of all janitorial supplies in connection with the Premises shall be the responsibility of Tenant. All such janitorial costs (including the costs of janitorial supplies) shall be paid directly by Tenant. Upon request of the Landlord, from time to time, but no more frequently than once during each Lease year, Tenant shall provide to Landlord evidence reasonably satisfactory to Landlord of the payment of such costs. In the event that such costs are not timely paid by Tenant, Landlord shall be entitled (but not obligated), upon ten
(10) days prior notice to Tenant, to pay such costs which payment shall promptly be reimbursed by Tenant to Landlord within twenty (20) days after receipt of Landlord's invoice, together with interest equal to the annual rate of the lesser of ten percent (10%) or the maximum rate allowed by law from the date of payment to the date of receipt by Landlord.

     5.3 No later than April of each calendar year following the Lease Commencement Date during the Term of this Lease, or as soon thereafter as possible, Landlord shall endeavor to deliver to Tenant a statement ("ESTIMATE STATEMENT") wherein Landlord shall estimate the Operating Expenses for the current



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
calendar year, and Tenant's Percentage Share of the excess, if any, of the estimated Operating Expenses for the current calendar year over the Operating Expenses for the Base Year. If Operating Expenses estimated in the Estimated Statement of the current calendar year exceed the Operating Expenses of the Base Year then Tenant's Percentage Share of such excess amount shall be divided into twelve (12) equal monthly installments and Tenant shall pay to Landlord within thirty (30) days, following the receipt of such statement, an amount equal to one (1) monthly installment multiplied by the number of months from January in the calendar year in which said statement is submitted to the month of such payment, both months inclusive. Subsequent installments shall be paid concurrently with the regular monthly rent payments for the balance of the calendar year and shall continue until the next calendar year's Estimate Statement is rendered. If Landlord determines that Tenant's Percentage Share of the excess Operating Expenses for such current calendar year is greater than that set forth in the Estimate Statement, then Landlord may, at any time, but not more frequently than once during each calendar year, deliver a revised Estimate Statement and Tenant shall pay to Landlord, within thirty (30) days of the delivery of such revised Estimate Statement, the difference between such revised Estimate Statement and the original Estimate Statement for the portion of the current calendar year which has then expired and Tenant shall pay during the balance of such current calendar year a fraction of the balance of such difference as would fully amortize such excess over the remaining months of the then current calendar year. Notwithstanding anything to the contrary set forth in this Paragraph 5.3, or elsewhere in this Lease or the Summary, Tenant shall have no obligation to pay Tenant's Percentage Share of the increase in Operating Expenses over the Base Year for the first twelve full calendar (12) months following the Lease Commencement Date. Tenant's first obligation to pay Operating Rent shall accrue in the thirteenth full calendar (13th) month following the Lease Commencement Date. Notwithstanding the designation of Base Year in the Summary, for purposes of calculating Tenant's share of the increase in real property taxes, the initial real property taxes for purposes of determining any increase, shall be the real property taxes based on an assessed value of the Premises, Building and Site which takes into account the construction of Landlord's Work and the Tenant's Improvements. Tenant's obligation to pay increases in real property taxes, if any, shall commence as of the thirteenth (13th) full calendar month following the Lease Commencement Date even if such increases, if any, cannot be calculated until subsequent to such time.

     By the first day of June of each succeeding calendar year during the Term of this Lease, or as soon thereafter as possible (but, in any event, no later than December 31 of such succeeding calendar year), Landlord shall endeavor to deliver to Tenant a statement ("ACTUAL STATEMENT") wherein Landlord shall state the actual Operating Expenses for the preceding calendar year. If the Actual Statement reveals a greater increase in Tenant's Percentage Share of Operating Expenses in excess of the Base Year than was estimated by Landlord in the Estimate Statement delivered as provided herein, then within thirty (30) days following receipt of the Actual Statement by Landlord, Tenant shall pay a lump sum equal to said total increase over the Operating Expenses for the Base Year, less the total of the monthly installments of increases set forth on the Estimate Statement which were paid in the previous calendar year. If the Actual Statement reveals that Tenant overpaid Operating Expenses for any calendar year, any overpayment made by Tenant on the monthly installment basis provided above shall be credited toward the next monthly rent falling due and the monthly installment of Tenant's Percentage Share of Operating Expenses to be paid pursuant to the then current Estimate Statement shall be adjusted to reflect such lower expenses for the most recent calendar year, or if this Lease has been terminated, such excess shall be credited against any amount which Tenant owes Landlord pursuant to this Lease and, to the extent all amounts which Tenant owes Landlord pursuant to this Lease have been paid, Landlord shall promptly pay such excess to Tenant. Landlord shall not be entitled to deliver an Actual Statement more than one time per calendar year. Any delay or failure by Landlord in delivering any estimate or statement pursuant to this Paragraph shall not constitute a waiver of its right to require an increase in Tenant's share of the Operating Expenses in excess of the Base Year nor shall it relieve Tenant of its obligations pursuant to this Paragraph, except that Tenant shall not be obligated to make any payments based on such estimate or statement until thirty
(30) days after receipt of such estimate or statement.

     5.4 Even though the Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Percentage Share of Operating Expenses for the calendar year in which this Lease terminates, Tenant, within twenty (20) days after receipt of Landlord's determination, shall pay any increase due over the estimated expenses paid and conversely any overpayment made in the event said expenses decrease shall be rebated by Landlord to Tenant, within twenty (20) days after Landlord's determination.

     5.5 Notwithstanding anything contained in this Paragraph 5, the rental payable by Tenant each month shall in no event be less than the Monthly Basic Rent specified in Paragraph 4 hereof. The excess Operating Expenses to be paid by Tenant to Landlord pursuant to the provisions of this Paragraph 5 shall sometimes be referred to in the aggregate as the "OPERATING RENT".

     5.6 Notwithstanding any provision to the contrary contained in this Lease, within sixty days after receipt by Tenant of Landlord's Operating Expenses for any prior calendar year during the Term, Tenant or its authorized representative shall have the right to inspect the books of Landlord upon reasonable notice and during the business hours of Landlord at Landlord's office in the Building, or, at Landlord's option, at such other location as Landlord reasonably may specify, for the purpose of verifying the information contained in the statement. Unless Tenant assets specific errors within sixty (60) days after receipt of the statement, the statement shall be deemed correct as between Landlord and Tenant.

6.   Security Deposit.

     6.1 As and for security for Tenant's full and faithful performance of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant, Tenant shall deposit with Landlord (i) cash in the amount of Three Hundred Sixty Thousand Dollars ($360,000) and (ii) an unconditional, irrevocable letter of credit ("LOC") in favor of Landlord in the sum of One Million Six Hundred Forty Thousand Dollars ($1,640,000) (subject to adjustment pursuant to Subparagraph 6.2) from a bank or other financial institution and in a form reasonably acceptable to Landlord. If at any time during the Term, any item constituting rent as provided herein, or any other sum payable by Tenant to Landlord hereunder, shall be overdue and unpaid, beyond applicable cure periods, then Landlord may, at the sole option of Landlord, but without any requirement to do so, draw down or make a claim or demand for draw against the LOC (or at the election of Landlord against the cash portion of the security deposit) an amount equal to the overdue and unpaid amount, together with Landlord's actual and reasonable expenses incurred in connection with the default, beyond any applicable cure period, and apply such sum to payment of such overdue rent or other sum. The LOC shall provide that any draw thereunder shall be accompanied by a certificate of an officer of Landlord stating that Tenant is in default under the Lease beyond the applicable notice and cure period, if any, and that Landlord or its authorized agent is entitled to draw down on the LOC the amount requested pursuant to the terms of this Lease. Further in the event of the failure of Tenant to keep and perform any term, covenant or condition of this Lease to be kept or performed by Tenant, beyond any applicable cure period, then, at the sole option of Landlord, and after termination of this Lease, Landlord may draw down the entire LOC (and draw against any remaining cash portion of the security deposit), or so much thereof as may be necessary to compensate Landlord for any loss or damage sustained or suffered by Landlord due to such breach on the part of Tenant. In the event that all or any portion of the LOC is drawn down by Landlord to pay overdue rent or other sums due and payable to Landlord by Tenant hereunder, then Tenant shall, within ten (10) days after receipt of written demand of Landlord, promptly remit to Landlord a sufficient amount in cash or an additional letter of credit to restore Landlord's security to the original amount of the LOC as provided in this Paragraph. In the event that all or any portion of the cash portion of the security deposit is charged against by Landlord to pay overdue rent or other sums due and payable to Landlord by Tenant hereunder, then Tenant shall, within ten (10) days after receipt of written demand of Landlord, promptly remit to Landlord a sufficient amount in cash to restore the cash portion of Landlord's security deposit as drawn against by Landlord. Any failure on the part of Tenant to restore either the cash portion of the security deposit or the LOC in accordance with the provisions immediately above within ten (10) days following the date on which demand for restoration is deemed given hereunder, shall constitute a default by Tenant pursuant to this Lease. In the event Landlord transfers the LOC and the cash portion of the security deposit to any successor in interest of Landlord to title of the Site and Building, then, in such event, Landlord shall be discharged from any further obligation or liability with respect to the LOC and the cash portion of the security deposit. Tenant waives the provisions of California Civil Code Section 1950.7 and all other provisions of law now in force or that become in force after the date of execution of this Lease that provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damages caused by Tenant, or to clean the Premises. Landlord and Tenant agree that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any out-of-pocket (but not consequential) loss or damage caused by any act or omission of Tenant or Tenant's officers, agents, employees, independent contractors or invitees. Landlord's obligations with respect to the cash portion of the security deposit are those of a debtor and not of a trustee, and Landlord is entitled to commingle the cash portion of the security deposit with Landlord's general fund. Landlord shall not be required to pay Tenant interest on any portion of the security deposit including without limitation the cash portion of the security deposit.

     The cash portion of the security deposit shall be delivered by Tenant to Landlord within five (5) days following execution and delivery by Landlord and Tenant of this Lease. The LOC shall be delivered by Tenant to Landlord within ten (10) days after execution and delivery of this Lease by Landlord and Tenant.

     6.2 The LOC shall be subject to adjustment under the following circumstances:

          (a) Provided that Tenant completely and faithfully performs all terms, conditions and obligations imposed upon Tenant by this Lease for the first nine full calendar (9) months of the Term, and provided that Tenant is not then in default, beyond any applicable cure period, of this Lease, the LOC may be reduced by ten percent (10%) of its original amount at the conclusion of said nine (9) month period. Thereafter, on each subsequent anniversary date of the first reduction, and provided Tenant has not been in default, beyond any applicable cure period, of this Lease since the prior reduction in the LOC, the LOC may be further reduced by ten percent (10%) of the outstanding amount of the LOC. Notwithstanding any provision to the contrary of this Lease including, without limitation, the provisions of this Paragraph 6.2, in no event shall the security deposit to be given by Tenant, pursuant to the provisions of Paragraph 6 be reduced to an amount less than a cash deposit in the amount of Three Hundred Sixty Thousand Dollars ($360,000). Such minimum cash deposit shall be subject to return to Tenant upon the expiration or earlier termination of this lease only in accordance with the provisions of Paragraph 6.5 below.

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
          (b) in the event that (i) Tenant becomes subject to the reporting requirements of the Securities and Exchange Commission (after the filing of a Form S-1 Registration Statement), and shares of Tenant become publicly traded on a nationally recognized exchange, and (ii) the audited net worth of the Tenant is equal to or greater than One Hundred and Twenty-five Million ($125,000,000) for an entire calendar quarter and (iii) during the same calendar quarter the arithmetic average market capitalization value of Tenant exceeds 1.5 Billion Dollars, then the provisions of this Paragraph 6.2(b) shall be applicable. The date on which all of the matters specified in clauses (i), (ii), and (iii) above shall have occurred shall be referred to as the "PUBLIC DATE". Prior to the occurrence of the Public Date, the provisions of this Paragraph 6.2(b) shall not be applicable.

               If, on the tenth (10) month anniversary of the occurrence of the Public Date, or at any time thereafter, Tenant provides Landlord with satisfactory evidence (such as audited financial statements) that Tenant's earnings before income taxes, depreciation and amortization (but including interest) ("EBITDA") reflect a profit for the immediately preceding three (3) consecutive calendar quarters, and Tenant's net worth is no less than Seventy-Five Million Dollars ($75,000,000.00), then the LOC may be terminated and Landlord shall, subject to the provisions below, thereafter hold only the cash security deposit in the amount of Three Hundred and Sixty Thousand Dollars ($360,000). Thereafter, the LOC shall be reinstated in, or increased to, as the case may be, an amount equal (i) to two (2) month's Monthly Basic Rent if Tenant's net worth as determined in accordance with generally accepted accounting principles falls below Seventy-Five Million Dollars
($75,000,000.00), (ii) to four (4) month's Monthly Basic Rent if Tenant's net worth falls below Fifty Million Dollars ($50,000,000.00), and (iii) to six (6) month's Monthly Basic Rent if Tenant's net worth falls below Thirty Million Dollars ($30,000,000.00). Further, in the event that the financial statements of Tenant at any time reflect a loss for two or more consecutive calendar quarters on the basis of EBITDA, then the amount of the LOC otherwise then in effect shall be increased by an amount equal to one month of Monthly Basic Rent. If the LOC has been terminated at the time that an increase is required by the preceding sentence, then the LOC shall be reinstated in the amount required by the preceding sentence. All multiples of Monthly Basic Rent shall be calculated on the then applicable Monthly Basic Rent. Notwithstanding any provisions to the contrary contained in this Paragraph 6.2, if Tenant's net worth, after falling below any of the variables described above in this Paragraph 6.2(b), subsequently rises to a higher net worth threshold and remains at such higher threshold for three consecutive months, at the end of such three month period Tenant shall have the right to replace the LOC in the higher amount with an LOC for the lower amount provided for with respect to the higher net worth threshold as described above in this Paragraph 6.2(b) that Tenant has maintained for the preceding three month period subject, however, to subsequent increase in the amount of the LOC should Tenant's net worth again fall below such higher threshold amount. Tenant shall from time to time promptly provide to Landlord for each calendar quarter during the Term hereof a copy of Tenant's financial statement (audited if available) provided that Tenant shall not be obligated to provide Landlord with a copy of Tenant's financial statement more often than once per calendar quarter.

     6.3 If, after any default by Tenant beyond applicable cure periods and a termination of this Lease by Landlord as set forth in Paragraph 6.1 above and Landlord has drawn down the entire LOC, any proceeds of the LOC in excess of the sum equal to the amount necessary to compensate Landlord for any loss or damage sustained or suffered by Landlord due to Tenant's default, together with Landlord's actual and reasonable expenses incurred in connection therewith, shall be held in a separate, interest-bearing account ("ACCOUNT") in Landlord's name at such national bank as Landlord reasonably selects ("BANK"). Tenant shall have no rights to the money in the Account, except for (i) the return rights specified below, and (ii) the right to receive interest on the Account, as specified herein. Landlord agrees to place on the



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
signature card for the Account the following language "[name of Landlord] is holding the funds in the Account in accordance with a Lease dated [date of Lease] between [name of Landlord] and LookSmart, Ltd. The rights of [name of Landlord] and LookSmart, Ltd. in and to the funds are subject to the terms of such Lease." Within ten (10) business days after Landlord signs the signature card (or any replacement signature card) on the Account, Landlord agrees to provide Tenant with a copy of the signature card for the Account. Landlord agrees to request the Bank to pay interest on the Account directly to Tenant on a quarterly basis, and to report to the appropriate taxing authorities that such interest has been paid to Tenant; provided, however, that if, despite Landlord's request, the Bank will not or cannot pay the interest directly to Tenant, the
(x) the Bank shall pay interest on the Account directly to Landlord, in which case, within ten (10) business days after Landlord receives such payment of interest, Landlord shall pay to Tenant the interest Landlord receives from the Bank on the Account, and (y) Landlord shall have the right to report to the appropriate taxing authorities that such income is the income of Tenant. Tenant represents to Landlord that Tenant's Federal Taxpayer Identification Number is 13-3904355. If the proceeds of the LOC are placed in a fixed term instrument, such as a certificate of deposit, then Landlord shall not be liable for any prepayment penalty if Landlord uses the Account, or a portion thereof, in accordance with the provisions of this Paragraph 6.

     6.4 Notwithstanding anything contained in this Paragraph 6 to the contrary, if Landlord draws on the LOC an amount in excess of the amount necessary to compensate Landlord in full for any loss or damage sustained or suffered by Landlord due to the default of Tenant, then Tenant shall have the right, upon ten (10) days' prior written notice to Landlord, to obtain a refund from Landlord of any excess proceeds of the LOC which Landlord has drawn upon, any such refund being conditioned upon Tenant simultaneously delivering to Landlord a new replacement LOC in the amount then required, and otherwise meeting the requirements contained in this Paragraph 6.

     6.5 Upon the expiration or earlier termination of this Lease, Landlord shall return to Tenant so much of the LOC (and the cash portion of the security deposit) as has not been applied or entitled to be held by Landlord to be applied to cure any and all defaults by Tenant occurring prior to the expiration or earlier termination of this Lease and any default by Tenant pursuant to the provisions of Paragraph 13.1(f) below.

7.   Use.

     7.1 Tenant shall use the Premises for general office purposes and purposes incident thereto and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord, which consent may be granted or withheld in Landlord's sole discretion. Tenant shall not use or occupy the Premises in violation of any recorded covenants, conditions and restrictions affecting the Site or of any law or of the Certificate of Occupancy issued for the Building, and shall upon five (5) days' written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of any recorded covenants, conditions and restrictions affecting the Site or of any law or of said Certificate of Occupancy. Subject to the provision of Paragraph 54.2, Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere. Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant's specific use or alteration of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or any other insurance policy covering the Building and/or property located therein and shall comply with all rules, orders, regulations and requirements of the Pacific Fire Rating Bureau or any other organization performing a similar function. Tenant shall within twenty
(20) days after receipt of demand reimburse Landlord as additional rent for any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions of this Paragraph 7. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building, or injure them, or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises and shall keep the Premises in first-class repair and appearance. Tenant shall not place a load upon the Premises exceeding the average pounds of live load per square foot of floor area specified for the Building by Landlord's Architect, with the partitions to be considered a part of the live load. Landlord reserves the right to prescribe the weight and position of all safes, files and heavy equipment which Tenant desires to place in the Premises so as to distribute properly the weight thereof. Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other space in the Building shall be so installed, maintained and used by Tenant as to eliminate such vibration or noise. Tenant shall be responsible for all structural engineering required to accommodate the structural load. Tenant shall fasten all files, bookcases and like furnishings to walls in a manner to prevent tipping over in the event of earth movements. Landlord shall not be responsible for any damage or liability for such events.

      7.2 Except for the normal and proper use and storage of typical cleaning fluids and solutions, and office equipment and supplies (such as copier toner), in amounts commensurate with Tenant's use and occupancy of the Premises, Tenant shall not use, introduce to the Premises, generate, manufacture, produce, store, release, discharge or dispose of, on, under or about the Premises or transport to or from the Premises any Hazardous Material (as defined below) or allow its employees, agents, contractors, invitees or any other person or entity to do so. Tenant warrants that it shall not make any use of the Premises which may cause contamination of the soil, the subsoil or ground water. Tenant shall keep and maintain the Premises in compliance with, and shall not cause or permit the Premises to be in violation of any and all federal, state or local laws, ordinances, rules or regulations pertaining to health, industrial hygiene or the environmental conditions on, under or about the Premises. Tenant shall give immediate written notice to Landlord of (i) any action, proceeding or inquiry by any governmental authority or any third party with respect to the presence of any Hazardous Material on the Premises or the migration thereof from or to other property or (ii) any spill, release or discharge of Hazardous Materials that occurs with respect to the Premises or Tenant's operations.

            (a) Tenant shall indemnify and hold harmless Landlord, its directors, officers, employees, agents, successors and assigns (collectively "LANDLORD") from and against any and all claims arising from Tenant's use of the Premises in violation of this paragraph. The indemnity shall include all costs, fines, penalties, judgments, losses, reasonable attorney's fees, expenses and liabilities incurred by Landlord for any such claim or any action or proceeding brought thereon including, without limitation, (a) all foreseeable consequential damages including without limitation loss of rental income and diminution in property value; and (b) the costs of any cleanup, detoxification or other ameliorative work of any kind or nature required by any governmental agency having jurisdiction thereof or Landlord. This indemnity shall survive the expiration or termination of this Lease. In any action or proceeding brought against Landlord by reason of any such claim, upon notice from Landlord if Landlord does not elect to retain separate counsel, Tenant shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord.

employees or invitees, and from and against all costs, reasonable attorneys' fees, expenses and liabilities incurred for such claim or any action or proceeding brought thereon. In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant upon notice from Landlord hereby agrees to defend the same at Tenant's expense by counsel reasonably approved in writing by Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever except to the extent caused by Landlord's gross negligence, intentional misconduct or the failure of Landlord to observe any of the terms and conditions of this Lease where such failure has persisted for an unreasonable period of time after written notice of such failure, and Tenant hereby waives all its claims in respect thereof against Landlord.

     18.2 Landlord shall indemnify Tenant and hold it harmless from any loss by reason of injury to person or property to the extent such injury is caused by the gross negligence or intentional misconduct of Landlord or its agents, employees or contractors, including without limitation any liability or injury to the person or property of Landlord, its officers, directors, partners, employees, agents, invitees or guests. Nothing herein shall relieve Tenant of liability for its own willful acts or negligence.

19. Damage to Tenant's Property. Notwithstanding the provisions of Paragraph 18 to the contrary, except to the extent caused by the gross negligence or willful misconduct of Landlord, its agents, employees or contractors, Landlord or its agents shall not be liable for any damage to property entrusted to employees of the Building (except by reason of the gross negligence of such employees), nor for loss of or damage to any property by theft or otherwise, nor for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumping works therein or from the roof, street or sub-surface or from any other place or resulting from dampness or any other patent or latent cause whatsoever. Landlord or its agents shall not be liable for interference with the light, air, view or intangible characteristics or qualities of the Premises. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Building or of defects known to Tenant therein or in the fixtures or equipment located therein. Further, neither Landlord nor any partner, director, officer, agent, servant, member or employee of Landlord shall be liable: (i) for any such damage caused by other tenants or persons in, upon or about the Building, or caused by operations in the construction of any private, public or quasi-public work (the limitations of liability set forth in this clause (i) shall not apply to any damage or liability caused by the gross negligence or intentional misconduct of Landlord or its agents, employees or contractors); or (ii) for consequential damages, including lost profits, of Tenant or any person claiming through or under Tenant.

20.  Insurance.

     20.1 During the Term hereof, Tenant, at its sole expense, shall obtain and keep in force the following insurance:

          (a) Commercial general liability insurance naming the Landlord as an additional insured against any and all claims for bodily injury and property damage occurring in, or about the Premises arising out of Tenant's use and occupancy of the Premises. Such insurance shall have a combined single limit of not less than Three Million Dollars ($3,000,000.00) per occurrence with a Six Million Dollar ($6,000,000.00) aggregate limit. Such liability insurance shall be primary and not contributing to any insurance available to Landlord and Landlord's insurance shall be in excess thereto. In no event shall the limits of such insurance be considered as limiting the liability of Tenant under this


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
          (b) Landlord shall indemnify and hold harmless Tenant, its directors, officers, employees, agents, successors and assigns (collectively, "TENANT") from and against any and all claims arising from or relating to Hazardous Materials actually existing and present at the Building or the Site or within the Premises as of the Lease Commencement Date. The indemnity shall include all costs, fines, penalties, judgments, losses, reasonable attorney's fees, expenses and liabilities incurred by Tenant for any such claim or any action or proceeding brought thereon including, without limitation, (a) all foreseeable consequential damages; and (b) the cost of any clean up, detoxification or other ameliorative work of any kind or nature required by any governmental agency having jurisdiction thereof. This indemnity shall survive the expiration or termination of this Lease. Any action or proceeding brought against Tenant by reason of any such claim, upon notice from Tenant, if Tenant does not elect to retain separate counsel, Landlord shall defend the same at Landlord's expense by counsel reasonably satisfactory to Tenant.

          (c) As used herein, the term "HAZARDOUS MATERIAL" shall mean any substance or material which has been determined by any state, federal or local governmental authority to be capable of posing a risk of injury to health, safety or property, including all of those materials and substances designated as hazardous or toxic by the city in which the Premises are located, the U.S. Environmental Protection Agency, the Consumer Product Safety Commission, the Food and Drug Administration, the California Water Resources Control Board, the Regional Water Quality Control Board, San Francisco Bay Region, the California Air Resources Board, CAL/OSHA Standards Board, Division of Occupational Safety and Health, the California Department of Food and Agriculture, the California Department of Health Services, and any federal agencies that have overlapping jurisdiction with such California agencies, or any other governmental agency now or hereafter authorized to regulate materials and substances in the environment. Without limiting the generality of the foregoing, the term "Hazardous Material" shall include all of those materials and substances defined as "hazardous materials" or "hazardous waste" in Sections 66680 through 66685 of Title 22 of the California Administrative Code, Division 4, Chapter 30, as the same shall be amended from time to time, petroleum, petroleum-related substances and the by-products, fractions, constituents and sub-constituents of petroleum or petroleum-related substances, asbestos, and any other materials requiring remediation now or in the future under federal, state or local statutes, ordinances, regulations or policies.

8. Payments and Notices. All rents and other sums payable by Tenant to Landlord hereunder shall be paid to Landlord by check at the address designated by Landlord in the Summary or at such other places as Landlord may hereafter designate in writing. Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery, mail, or by recognized overnight courier. If notice is given by personal delivery, such notice shall be deemed to be given upon delivery, if notice is given by registered or certified mail addressed to Tenant at the address designated in the Summary or to Landlord at both of the addresses designated in the Summary, then such notice shall be deemed given three (3) business days following deposit in the U.S. mail, postage prepaid, addressed to Tenant as designated in the Summary or to Landlord at both of the addresses designated in the Summary and if given by overnight courier shall be deemed given one (1) business day following delivery to the courier, charges prepaid, addressed as stated above. Either party may by written notice to the other specify a different address for notice purposes. If more than one person or entity constitutes the "Tenant" under this Lease, service of any notice upon any one of said persons or entities shall be deemed as service upon all of said persons or entities.

9. Brokers. The parties recognize that the brokers who negotiated this Lease are the brokers whose

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
names are stated in the Summary, and agree that Landlord shall be solely responsible for the payment of brokerage commissions to said brokers, and that Tenant shall have no responsibility therefor. As part of the consideration for the granting of this Lease, Tenant represents and warrants to Landlord that to Tenant's knowledge no other broker, agent or finder negotiated or was instrumental in negotiating or consummating this Lease and that Tenant knows of no other real estate broker, agent or finder who is, or might be, entitled to a commission or compensation in connection with this Lease. Any broker, agent or finder of Tenant whom Tenant has failed to disclose herein shall be paid by Tenant. Tenant shall hold Landlord harmless from all damages and indemnify Landlord for all said damages paid or incurred by Landlord resulting from any claims that may be asserted against Landlord by any broker, agent or finder who has, or has claimed to have, rendered services to Tenant undisclosed by Tenant herein. Landlord shall hold Tenant harmless from all damages and indemnify Tenant for all said damages paid or incurred by Tenant resulting from any claims that may be asserted against Tenant by any broker, agent or finder who has, or has claimed to have, rendered services to Landlord undisclosed by Landlord herein.

10. Holding Over. If Tenant remains in possession of the Premises after expiration or earlier termination of this Lease with Landlord's express consent, Tenant's occupancy shall be a month to month tenancy at a rent agreed upon by Landlord and Tenant but, in no event less than the aggregate of the Monthly Basic Rent, Parking Lot Rent, Storage Rent and Tenant's Percentage Share of the Operating Costs payable under this Lease during the last full month before the date of expiration or earlier termination. The month to month tenancy shall be on the terms and conditions of this Lease except as provided in the preceding sentence and the Lease clauses concerning extension rights. If Tenant holds over after the expiration or earlier termination of the Term hereof without the express written consent of Landlord, Tenant shall become a tenant at sufferance only, at a rental rate equal to one hundred fifty percent (150%) of the Monthly Basic Rent, Storage Rent and Parking Lot Rent which would be applicable to the Premises upon the date of such expiration (subject to adjustment as provided herein and prorated on a daily basis) for the first (60) days of such holdover, and two hundred percent (200%) of such aggregate amount thereafter during the pendency of such holdover, and otherwise subject to the terms, covenants and conditions herein specified, so far as applicable including, without limitation, the obligation to pay increased Operating Expenses as provided in Paragraph 5. Acceptance by Landlord of rent after such expiration or earlier termination shall not constitute a consent to a holdover hereunder or result in a renewal. The foregoing provisions of this Paragraph 10 are in addition to and do not affect Landlord's right of re-entry or any rights of Landlord hereunder or as otherwise provided by law. If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability arising out of such failure, including without limitation, any claim made by any succeeding tenant founded on or resulting from such failure to surrender. No provision of this Paragraph 10 shall be construed as implied consent by Landlord to any holding over by Tenant. Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon expiration or other termination of this Lease. The provisions of this Paragraph 10 shall not be considered to limit or constitute a waiver of any other rights or remedies of Landlord provided in this Lease or at law.

11. Taxes on Tenant's Property. Tenant shall be liable for and shall pay before delinquency, taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based upon such increased assessments, which Landlord shall have the right to do



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
regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall within ten (10) days after receipt of demand repay to Landlord the taxes levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that in any such event, at Tenant's sole cost and expense, Tenant shall have the right, in the name of Landlord and with Landlord's full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest, any amount so recovered to belong to Tenant.

12. Condition of Premises. Other than with respect to the completion of Landlord's construction obligations set forth in the Work Letter, which shall be done in a good and workmanlike manner in accordance with all applicable law (including, without limitation, the Americans With Disabilities Act of 1990) and in accordance with the provisions of the Work Letter, using materials and equipment of good quality, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty of any kind whatsoever with respect to the Premises or the Building or with respect to the suitability of either for the conduct of Tenant's business. The acceptance of possession of the Premises by Tenant after receipt of the Notice, without objection within the time prescribed for such objection, shall conclusively establish that the Premises and the Building were at such time in satisfactory condition. Tenant acknowledges and agrees that Tenant is relying solely upon Tenant's own inspection of the Premises, and Tenant is not relying on any representation or warranty from the Landlord regarding the Premises or the Building, except as specifically set forth in this Lease or the Work Letter, including, without limitation, any representation or warranty as to the physical condition, design or layout of the Premises. Notwithstanding the foregoing, as of the Lease Commencement Date, the heating, ventilating and air conditioning system, and the electrical, plumbing, sewer, life safety and, if applicable, security systems (collectively, "BUILDING SYSTEMS") serving Floor Three and Floor Four or Floor One and Floor Two, as the case may be, shall be in good working order and repair. In connection with delivery of possession of Floor Three and Floor Four or Floor One and Floor Two, as the case may be, to Tenant with Landlord's Work and the Tenant's Improvements having been substantially completed, Tenant, together with Tenant's Architect and a representative of Landlord and Landlord's Architect, shall conduct a walk through of the applicable portion of the Premises and prepare a punch list setting forth a description of any and all of Landlord's Work and/or Tenant's Improvements remaining to be completed or defective and requiring repair or replacement as reasonably determined by Tenant's Architect and Landlord's Architect. Landlord shall, following the preparation of such punch list, diligently pursue completion or repair of the punch list items and upon completing or repairing all such punch list items, Landlord shall be considered to have fulfilled its obligations in connection with construction of both the Landlord's Work and the Tenant's Improvements. Landlord shall for a period of thirty (30) days following delivery of possession of Floor Three and Floor Four or Floor One and Floor Two, as the case may be, to Tenant, perform any repairs required in connection with the Building Systems so as to maintain such systems in good working order and repair, provided, however, that Landlord shall have no obligation to make any repairs in connection with any portion of the Building Systems damaged by Tenant or any of Tenant's contractors, employees or agents.

13.  Alterations.

     13.1 Tenant may, at any time and from time to time during the Term of this Lease, at its sole cost and expense, make alterations, additions, installations, substitutions, improvements and decorations (hereinafter collectively called "CHANGES" and individually, a "CHANGE") in and to the Premises, excluding structural changes, on the following conditions, and providing such Changes will not result in a violation of or require a change in the Certificate of Occupancy applicable to the Premises:

            (a) The outside appearance, character or use of the Building shall not be affected, and no Changes shall weaken or impair the structural strength or, in the reasonable opinion of Landlord, lessen the value of the Building or create the potential for unusual expenses to be incurred upon the removal of Changes and the restoration of the Premises upon the termination of this Lease.

            (b) No part of the Building outside of the Premises shall be physically affected.

            (c) The proper functioning of any of the mechanical, electrical, sanitary and other service systems or installations of the Building ("SERVICE FACILITIES") shall not be adversely affected and there shall be no construction which might interfere with Landlord's free access to the Service Facilities or interfere with the moving of Landlord's equipment to or from the enclosures containing the Service Facilities.

            (d) In performing the work involved in making such Changes, Tenant shall be bound by and observe all of the conditions and covenants contained in this Paragraph 13.

            (e) All work shall be done at such times and in such manner as Landlord from time to time may reasonably designate.

            (f) At the date upon which the Term of this Lease shall end, or the date of any earlier termination of this Lease, Tenant shall remove all Changes with respect to which Landlord has given notice to Tenant requiring such removal as provided in Paragraph 13.2 below and restore or repair the Premises in accordance with the direction of Landlord as described in Paragraph 13.2 below. Such removal and restoration or repair shall be made not later than the date of expiration of this Lease or thirty (30) days following any earlier termination of this Lease. If Tenant fails to complete the removal and restoration or repair, as the case may be, before the expiration of the Term, or in the case of any earlier termination of this Lease, within thirty (30) days following the occurrence of such termination, Landlord may complete the removal and restoration or repair and charge the cost of such to Tenant. At the expiration or earlier termination of this Lease, Tenant shall, in addition, at the option of Landlord, be required to remove and restore any Change (including a Minor Changes, as defined below) with respect to which Tenant has failed to give notice to Landlord in accordance with the provisions of Paragraph 13.2 below. Any such removal and restoration by Tenant shall be made within thirty
(30) days following the request by Landlord (which request by Landlord in the case of expiration of this Lease, shall not be given later than thirty (30) days prior to such expiration and, in the case of earlier termination of this Lease, shall not be given later than the date of such earlier termination) and Landlord may complete the removal and restoration of any such Change and charge the cost to Tenant in the event that Tenant fails to timely complete such removal and restoration.

      13.2 Before proceeding with any Change (exclusive only of changes to items constituting Tenant's personal property and non-structural Changes not costing in the aggregate more than Twenty-five Thousand Dollars ($25,000) per work of improvement and not requiring any building permit or other like permit from any applicable governmental agency), Tenant shall submit to Landlord plans and specifications for the work to be done, which shall in all cases require Landlord's prior written approval which shall not be unreasonably withheld or delayed. In connection with any nonstructural changes not costing in the aggregate, more than Twenty-five Thousand Dollars ($25,000) per work of improvement and not requiring building permit or like permit from any applicable governmental agency ("MINOR

CHANGE"), Tenant shall deliver to Landlord at least ten (10) business days prior to commencement of such Minor Change, a general description of the proposed Change including a copy of any plans and specifications available. Landlord's consent shall not be required in connection with any proposed Minor Change although construction of any such Minor Change by Tenant shall otherwise be performed in accordance with the provisions of this Paragraph 13. At the time Tenant requests the consent of Landlord to a proposed Change (other than a Minor Change) Landlord, in connection with granting any such consent shall advise Tenant as to whether Landlord will require Tenant upon the expiration of this Lease or any earlier termination of this Lease to remove such Change and, in the event that Landlord elects to require such removal, whether Landlord will require Tenant to (i) restore the Premises to its condition prior to the making of such Change or, (ii) merely to remove the Change and repair any damages resulting from such removal. In connection with any Minor Change of which Landlord receives notice from Tenant, Landlord shall advise Tenant as to whether Landlord will require removal of such Change at the expiration or earlier termination of this Lease and in connection with any required removal, as to whether Landlord will require restoration or merely repair as described above. In connection with any Change requiring Landlord's approval, Landlord may confer with consultants in connection with the review of the plans and specifications. If Landlord or such consultant(s) shall disapprove of any of the Tenant's plans Tenant shall be advised of the reasons of such disapproval. In any event, Tenant agrees to pay to Landlord, as additional rent, the reasonable cost of such consultation and review (but not in excess of $1,000 per request) within twenty
(20) days after receipt of invoices either from Landlord or such consultant(s). Any Change for which approval has been received shall be performed strictly in accordance with the approved plans and specifications, and no material amendments or additions to such plans and specifications shall be made without the prior written consent of Landlord which shall not be unreasonably withheld or delayed. Minor Changes shall generally be performed in accordance with the notice given by Tenant to Landlord.

     13.3 If the proposed Change requires approval by or notice to the lessor of a superior lease or the holder of a mortgage, no Change shall proceed until such approval has been received, or such notice has been given, as the case may be, and all applicable conditions and provisions of said superior lease or mortgage with respect to the proposed Change or alteration have been met or complied with at Tenant's expense; and Landlord, if it approves the Change, will promptly request such approval or give such notice, as the case may be.

     13.4 Tenant shall submit to Landlord the name and address of each contractor intended to be used by Tenant in connection with construction of Changes and Landlord's approval thereof shall not be unreasonably withheld or delayed. No contractor which is reasonably unacceptable to Landlord shall be engaged by Tenant. All costs and expenses incurred in Changes shall be timely paid by Tenant after each billing therefor. If Landlord approves the construction of specific interior improvements in the Premises by contractors or mechanics selected by Tenant and approved by Landlord, then Tenant's contractors shall obtain on behalf of Tenant and at Tenant's sole cost and expense, (i) all necessary governmental permits and certificates for the commencement and prosecution of Tenant's Changes and for final approval thereof upon completion, and (ii) at Landlord's request, a completion and lien indemnity bond, or other surety, reasonably satisfactory to Landlord, for the Changes. In the event Tenant shall request any changes in the work to be performed after the submission of the plans referred to in this Paragraph 13, such additional changes shall be subject to the same approvals and notices as the changes initially submitted by Tenant.

     13.5 All Changes and the performance thereof shall at all times comply with
(i) all laws, rules, orders, ordinances, directions, regulations and requirements of all governmental authorities, agencies

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
offices, departments, bureaus and boards having jurisdiction thereof, (ii) all rules, orders, directions, regulations and requirements of the Pacific Fire Rating Bureau, or of nay similar insurance body or bodies, and (iii) all reasonable rules and regulations of Landlord, and Tenant shall cause Changes to be performed in compliance therewith and in good and first class workmanlike manner, using materials and equipment at least equal in quality and class to the existing improvements and installations of the Building. Changes shall be performed in such manner as not to delay or impose any additional expense upon Landlord in construction, maintenance or operation of the Building, and shall be performed by contractors or mechanics approved by Landlord and submitted to Tenant pursuant to this Paragraph, who shall coordinate their work in cooperation with any other work being performed with respect to the Building. Throughout the performance of Changes, Tenant at its expense, shall carry, or cause to be carried, workmen's compensation insurance in statutory limits, and general liability insurance for any occurrence in or about the Building, of which Landlord and its managing agent shall be named as parties insured, in such limits as Landlord may reasonably prescribe, with insurers, reasonably satisfactory to Landlord all in compliance with Subparagraph 20.2. Notwithstanding any provision of this Lease to the contrary, in no event shall Landlord be required to undertake any alteration or any improvements of any kind whatsoever in connection with the Premises or the Building as a result of or in connection with any Changes being made by Tenant and specifically, but without limitation, Landlord shall not be required to make any improvements or alteration of any kind whatsoever in order to comply with any applicable laws, orders, ordinances, regulations or building codes which may be required in connection with Changes being made by Tenant.

     13.6 Tenant further covenants and agrees that any mechanic's lien filed against the Premises or against the Building for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within twenty (20) days after the receipt of notice of filing thereof, at the cost and expense of Tenant. All alterations, decorations, additions or improvements upon the Premises, made by either party, including (without limiting the generality of the foregoing) all wall covering, built-in cabinet work, paneling and the like, shall, unless Landlord elects otherwise, at the time set forth in Paragraph 13.1(f) above, become the property of Landlord, and shall remain upon, and be surrendered with the Premises, as a part thereof, at the end of the Term hereof. Notwithstanding any provision to the contrary contained in this Paragraph 13.6, Tenant shall not be required to remove or restore any Changes which Landlord agreed in accordance with the provisions of Subparagraph 13.1(f) need not be removed or restored. In no event shall Tenant be obligated to remove the Landlord's work or the Tenant's Improvements upon the expiration or earlier termination of this Lease.

     13.7 All articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant and may be removed by Tenant at any time during the Term provided Tenant is not in default hereunder, and provided that Tenant shall repair any damage caused by such removal. If Tenant shall fail to remove all of its effects from said Premises upon termination of this Lease for any cause whatsoever, Landlord may, at its option, remove the same in any manner that Landlord shall choose, and store said effects without liability to Tenant for loss thereof, and Tenant agrees to pay Landlord within ten (10) days after receipt of demand any and all expenses incurred in such removal, including court costs and reasonable attorneys' fees and storage charges on such effects for any length of time that the same shall be in Landlord's possession or Landlord may, at its option, without notice, sell said effects, or any of the same, at private sale and without legal process, for such price as Landlord may obtain and apply the proceeds of such sale against any amounts due under this Lease from Tenant to Landlord and against the expense incident to the removal and sale of said effects.

     13.8 Subject to Landlord's agreement to minimize any disturbance of Tenant's use of the Premises, Landlord reserves the right at any time and from time to time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor or otherwise affecting Tenant's obligations under this Lease, to make such changes, alterations, additions, improvements, repairs or replacements in or to the Site or the Building (including the Premises if required so to do by any law or regulation) and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages and stairways thereof, on ninety (90) days advance written notice to Tenant, and/or to change the name by which the Building is commonly known, as Landlord may deem necessary or desirable. Nothing contained in this Paragraph 13, shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any government or other authority and nothing contained in this Paragraph 13, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the Building or any part thereof other than as otherwise provided in this Lease. Landlord's exercise of the foregoing rights shall not materially increase Tenant's obligations nor diminish Tenant's rights under this Lease, or interfere with Tenant's parking rights.

     13.9 The construction of the improvements to the Premises to be constructed pursuant to the provisions of the Work Letter attached to this Lease as Exhibit E shall be governed by the terms of such Work Letter and not by the provisions of this Paragraph 13.

14.  Repairs.

     14.1 Subject to the provisions of Paragraph 12, by entry hereunder, Tenant accepts the Premises as being in good and sanitary order, condition and repair. Tenant shall, when and if needed, at Tenant's sole cost and expense, maintain and make all repairs to the Premises and every part thereof, to keep, maintain and preserve the Premises in first class condition, excepting ordinary wear and tear, casualties, condemnation and acts of God. Any such maintenance and repairs shall be performed by Landlord's contractor, or a contractor or contractors reasonably approved in advance in writing by Landlord. All costs and expenses incurred in such maintenance and repair shall be paid by Tenant within twenty
(20) days after receipt of billing by Landlord or such contractor or contractors. Tenant shall upon the expiration or sooner termination of the Term hereof surrender the Premises to Landlord in the same condition as when received, reasonable wear and tear, casualties, condemnation, Hazardous Materials not existing, released or disbursed by Tenant or any of its employees, agents, contractors or invitees, acts of God and Changes not required to be removed excepted. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof and the parties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the Premises or the Building except as specifically herein set forth or in the Tenant's Work Letter. Notwithstanding anything set forth above in this Paragraph to the contrary, Tenant shall have no obligation to install, maintain, repair or replace any of the structural elements or systems of the Building (including, without limitation, the Building Systems, as defined above), unless such work is required due to Tenant's specific use or misuse of the Premises. Notwithstanding any provision to the contrary contained in this Lease, as part of its maintenance and repair obligations, Tenant shall not be required to construct or pay the cost of (i) complying with any laws existing as of the Commencement Date, including without limitation, all Hazardous Materials Laws (as defined below) regarding the presence of Hazardous Materials, unless the same are stored, used or disposed of by Tenant, its agents, invitees or employees on, in, under or about the Premises; or (ii) the correction of any condition existing on the Premises as of the Commencement Date;

or (iii) the correction of any latent or structural defect in the Premises during the Term, as it may be extended.

      14.2 Anything contained in Subparagraph 14.1 above to the contrary notwithstanding, Landlord shall repair and maintain the structural portions of the Building, including the basic plumbing, heating, ventilating, air conditioning and electrical systems installed or furnished by Landlord, unless such maintenance and repairs are caused in part in or in whole by the act, neglect, fault of or omission of any duty by Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay to Landlord as additional rent, the reasonable cost of such maintenance and repairs. Landlord shall not be liable for any failure to make any such repairs, or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given by Tenant to Landlord. Except as provided in Paragraph 21 hereof there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant hereby waives the provisions of California Civil Code Sections 1932(1), 1941 and 1942 and of any similar law, statute or ordinance now or hereafter in effect. Notwithstanding anything to the contrary contained in this Paragraph 14, Tenant shall maintain and repair at it sole cost and expense, and with maintenance contractors approved by Landlord, all non-base building facilities, including lavatory, shower, toilet, washbasin and kitchen facilities and heating and air conditioning systems, including all plumbing connected to said facilities or systems installed by Tenant or on behalf of Tenant (including, without limitation, the Tenant's Improvements) or existing in the Premises at the time of delivery of possession of the Premises to Tenant by Landlord exclusive only of normal wear and tear. The provisions of the immediately preceding sentence shall not apply to the Building basic heating and air conditioning system or to the basic plumbing system (excluding lavatory, shower, toilet, washbasin, and kitchen facilities actually located within the Premises as well as base building facilities installed by Tenant or at Tenant's request as a part of the Tenant's Improvements).

15. Liens. Tenant shall not permit any mechanic's, materialmen's or other liens to be filed against the real property of which the Premises form a part nor against the Tenant's leasehold interest in the Premises. Landlord shall have the right at all reasonable times to post and keep posted on the Premises any notices which it deems necessary for protection from such liens. If any such liens are filed and Tenant fails to remove such liens within twenty (20) days after receipt of notice of attachment thereof, Landlord may, without waiving its rights and remedies based on such breach of Tenant and without releasing Tenant from any of its obligations, cause such liens to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord at once, upon notice by Landlord, any sum paid by Landlord to remove such liens, together with interest at the maximum rate per annum permitted by law from the date of such payment by Landlord.

16. Entry by Landlord. Upon reasonable prior notice, Landlord reserves and shall at any and all reasonable times (except in the case of emergency, in which case, Landlord shall have the right for immediate entry without notice) have the right to enter the Premises for any valid purpose including without limitation to inspect the same, to supply any service to be provided by Landlord to Tenant hereunder, to submit said Premises to prospective purchasers or mortgagors/lenders or, during the last nine (9) months of the Term of this Lease, to prospective tenants, to post notices of nonresponsibility, to alter, improve or repair the Premises or any other portion of the Building, all without being deemed guilty of any eviction of Tenant and without abatement of rent, and may, in order to carry out such purposes, erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided that the business of Tenant shall be interfered with as little as is reasonably practicable. Notwithstanding any provision to the contrary contained in this Lease, any entry by Landlord or Landlord's agents shall not impair Tenant's operations more than reasonably necessary, and Tenant shall have the right to have an employee accompany landlord and/or its agents at all times that Landlord and/or its agents are present on the Premises except in the case of an emergency in which event Landlord shall be entitled to enter the Premises regardless of whether an employee is available to accompany Landlord. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby except to the extent caused by the gross negligence or willful misconduct of Landlord, its agents, employees or contractors. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises excluding Tenant's vaults, safes, and security areas, and Landlord shall have the means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the premises, and any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof, and any damages caused on account thereof shall be paid by Tenant except to the extent caused by the gross negligence or willful misconduct of Landlord, its agents, employees or contractors. It is understood and agreed that no provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed herein to be performed by Landlord. Landlord shall attempt in the exercise of its rights under this Paragraph 16 to minimize any disturbance of Tenant's use and possession of the Premises and to provide as much notice to Tenant as may be reasonably possible prior to any such exercise of Landlord's rights under this Paragraph 16.

17. Utilities and Services. Consistent with the provisions of Paragraph 5.2, Tenant is directly paying for and obtaining all utilities in connection with the Premises as well as all janitorial services (including the cost of all janitorial supplies). Landlord shall not be liable for, and Tenant shall not be entitled to any abatement or reduction of rent by reason of the unavailability or partial unavailability of utility service to the Premises. The cost of all such utility services as being paid directly by Tenant, shall not be considered to be a part of the Operating Expenses. Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to the interruption or failure of or inability to provide any services required to be provided by Landlord hereunder. Landlord shall allow Tenant access to the Premises on a twenty-four (24) hour per day basis, subject to events beyond Landlord's reasonable control.

18.  Indemnification.

     18.1 To the fullest extent permitted by law, and except to the extent caused by the gross negligence or willful misconduct of Landlord, its agents, employees or contractors, Tenant hereby agrees to defend, indemnify, protect and hold Landlord harmless against and from any and all loss, cost, damage or liability arising in whole or in part from Tenant's use of the Premises or the conduct of its business or from any activity, work, or thing done, permitted or suffered by Tenant, it agents, contractors, employees or invitees in or about the Premises, Building and/or Site, and hereby agrees to further indemnify and hold harmless Landlord against and from any and all loss, cost, damage or liability arising in whole or in part from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease or arising from any act, neglect, fault or omission of Tenant, or of its agents,

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
Lease.

           (b) Personal property insurance insuring all equipment, trade fixtures, inventory, fixtures and personal property located on or in the Premises for perils covered by the causes of loss -- special form (all risk) and in addition, coverage for boiler and machinery (if applicable). Such insurance shall be written on a replacement cost basis in an amount equal to the full replacement value of the aggregate of the foregoing less any applicable deductible.

           (c) Workers' compensation insurance in accordance with statutory law.

           (d) Loss of income and extra expense insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or to the Building as result of such perils.

           (e) Any other form or forms of insurance as Tenant, Landlord, or Landlord's mortgagees or ground or primary lessors may reasonably require from time to time (with additions not to be required more than once in any Lease
Year) in form, in amounts, and for insurance risks against which a prudent tenant of a comparable size and in a comparable business would protect itself.

     20.2 The policies required to be maintained by Tenant shall be with companies rated AX or better in the most current issue of Best's Insurance Reports. Insurers shall be licensed to do business in the state in which the Premises are located and domiciled in the USA. Any deductible amounts under any insurance policies required hereunder shall not exceed Ten Thousand Dollars ($10,000). Certificates of insurance shall be delivered to Landlord prior to the Lease Commencement Date and annually thereafter at least thirty (30) days prior to the expiration date of the old policy. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Landlord as required by this Lease. Each policy of insurance shall provide that Landlord and Landlord's managing agent (and any mortgagee or lender) are additional insureds and shall provide notification to Landlord at least thirty (30) days prior to any cancellation or modification to reduce the insurance coverage.

     20.3 During the Term hereof, Landlord shall insure the Building (excluding any property which Tenant is obligated to insure under Subparagraph 20.1(b) hereof but including the Landlord's Work and Tenant's Improvements) against damage with All Risk insurance in the amount of the full replacement cost of the Building and shall maintain public commercial liability insurance, all in such amounts and with such deductibles as Landlord considers appropriate and consistent with the provisions of Paragraph 20.8. Landlord may, but shall not be obligated to, obtain and carry any other form or forms of insurance as it or Landlord's mortgagees may determine advisable. Landlord shall not be required to maintain earthquake coverage. Notwithstanding any contribution by Tenant to the cost of insurance premiums, as provided herein, Tenant acknowledges that it has no right to receive any proceeds from any insurance policies carried by Landlord.

     20.4 Tenant will not knowingly keep, use, sell, or offer for sale in, or upon, the Premises any article which may be prohibited by any insurance policy periodically in force covering the Building. If Tenant's occupancy or business in, or on, the Premises, whether or not Landlord has consented to the same, results in any increase in premiums for the insurance periodically carried by Landlord with respect to the Building, Tenant shall pay any such increase in premiums as additional rent within twenty (20) days after being billed therefor by Landlord. In determining whether increased premiums are a result of Tenant's use of the Premises, a schedule issued by the organization computing the insurance rate on the Building or the Premises showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up such rate. Tenant shall promptly comply with all reasonable requirements of the insurance authority or any present or future insurer relating to the Premises.

     20.5 If any of Landlord's insurance policies shall be canceled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced in any way because of the specific use of the Premises or any part thereof by Tenant or any assignee or sub-tenant of Tenant or by anyone Tenant permits on the Premises and, if Tenant fails to remedy the condition giving rise to such cancellation, threatened cancellation, reduction of coverage, threatened reduction of coverage, increase in premiums, or threatened increase in premiums, within 72 hours after receipt of notice thereof, Landlord may, at its option, either terminate this Lease or enter upon the Premises and attempt to remedy such condition, and Tenant shall promptly pay the cost thereof to Landlord as additional rent. Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located on the Premises resulting from such entry. If Landlord is unable, or elects not, to remedy such condition, then Landlord shall have all of the remedies provided for in this Lease in the event of a default by Tenant. Notwithstanding the foregoing provisions of this Subparagraph 20.5, if Tenant fails to remedy as aforesaid, Tenant shall be in default of its obligation hereunder and Landlord shall have no obligation to remedy such default.

     20.6 Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss of, or damage to, either parties' property, to the extent that such loss or damage is insured by an insurance policy required to be in effect at the time of such loss or damage. Each party shall obtain any special endorsements, if required by its insurer whereby the insurer waives its rights of subrogation against the other party. The provisions of this clause shall not apply in those instances in which waiver of subrogation would cause either party's insurance coverage to be voided or otherwise made uncollectible.

     20.7 In the event Tenant does not purchase the insurance required by this Lease or keep the same in full force and effect, Landlord may, but shall not be obligated to, purchase the necessary insurance and pay the premium. The Tenant shall repay to Landlord, as additional rent the amount so paid promptly upon demand. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as additional rent, any and all reasonable expense (including attorneys' fees) and damages which Landlord may sustain by reason of the failure of Tenant to obtain and maintain such insurance.

     20.8 Landlord shall maintain insurance coverage comparable to insurance coverage maintained by prudent landlords of buildings in the area in which the Building is located that are comparable to the Building, and which in any event includes fire and extended coverage insurance for the Building and commercial liability coverage.

21.  Damage or Destruction.

     21.1 In the event that the Premises is damaged by fire or other casualty which is covered under insurance pursuant to the provisions of the foregoing paragraph, Landlord shall restore such damage provided that: (i) the destruction of the Building does not exceed fifty percent (50%) of the then replacement value of the Building; (ii) insurance proceeds are available (inclusive of any deductible amounts) to pay one hundred percent (100%) of the cost of restoration; and (iii) in the reasonable judgment of Landlord, the restoration can be completed within three hundred and sixty-five (365) days after the date of the damage or casualty under the laws and regulations of the state, federal, county and municipal authorities having jurisdiction. Landlord shall notify Tenant whether or not the Premises will be restored under this paragraph within thirty (30) days of the occurrence of the casualty. The deductible amount of any insurance coverage shall be paid by Tenant. If such conditions apply so as to require Landlord to restore such damage pursuant to this paragraph, this Lease shall continue in full force and effect, unless otherwise agreed in writing by Landlord and Tenant. Tenant shall be entitled to a proportionate reduction of Monthly Basic Rent, Parking Lot Rent, Storage Rent and Operating Rent at all times during which Tenant's use of the Premises is interrupted, such proportionate reduction to be based on the extent to which the damage and restoration efforts actually interfere with Tenant's business in the Premises. Tenant's right to a reduction of Rent hereunder shall be Tenant's sole and exclusive remedy in connection with any such damage. Notwithstanding the foregoing, if Landlord elects to terminate this Lease pursuant to this Subparagraph 21.1, if within thirty (30) days after receipt of Landlord's notice Tenant elects to provide the funds necessary to make up the shortage (or absence) of insurance proceeds and provides Landlord with reasonable assurance thereof, Landlord shall restore the Premises as provided in this Subparagraph provided that the Premises are reasonably subject to restoration within three hundred and sixty-five (365) days following the date on which the casualty occurs. Tenant in connection with such election, shall have the right to exercise the first or second (as applicable) option to extend the Term provided by Paragraph 2.3 above, provided that Tenant otherwise meets all requirements necessary for such exercise.

     21.2. In the event that the Building is damaged by casualty and Landlord is not required to restore such damage in accordance with the provisions of the immediately preceding paragraph, Landlord shall have the option to either (i) repair or restore such damage, with the Lease continuing in full force and effect, but Monthly Basic Rent, Parking Lot Rent, Storage Rent and Operating Rent to be proportionately abated as provided above; or (ii) give notice to Tenant at any time within thirty (30) days after the occurrence of such damage terminating this Lease as of a date to be specified in such notice which date shall not be less than thirty (30) nor more than sixty (60) days after the date on which such notice of termination is given. In the event of the giving of such notice of termination, this Lease shall expire and all interest of Tenant in the Premises shall terminate on the date so specified in such notice and the rent, reduced by any proportionate reduction in Monthly Basic Rent, Parking Lot Rent, Storage Rent and Operating Rent as provided for above, shall be paid to the date of such termination. Notwithstanding the foregoing, if within thirty
(30) days after receipt of Landlord's notice, Tenant elects to advance to Landlord the funds necessary to make up the shortage (or absence) in insurance proceeds and provides Landlord with reasonable assurance thereof and the restoration can be completed in a two hundred seventy (270) day period, as reasonably determined by Landlord, Landlord shall restore the Premises as provided in the immediately preceding paragraph. Tenant in connection with any such election, shall have the right to exercise the first or second (as applicable) option to extend the Term provided by Paragraph 2.3 above, provided that Tenant otherwise satisfies all requirements in connection with such exercise.

     21.3 Notwithstanding the foregoing, either Landlord or Tenant may terminate this Lease if the Building damaged by fire or other casualty (and Landlord's reasonably estimated cost of restoration of the Premises exceeds ten percent (10%) of the then replacement value of the Building) and such damage or casualty occurs during the last twelve (12) months of the Term of this Lease (or the Term of any renewal option, if applicable) by giving the other notice thereof at any time within thirty (30) days following the occurrence of such damage or casualty. Such notice shall specify the date of such termination, which date shall not be less than thirty (30) nor more than sixty (60) days following the date on which such notice of termination is given. In the event of the giving of such notice of termination, this Lease shall expire and all interest of Tenant in the Premises shall terminate on the date so specified in such notice and the Rent shall be paid to the date of such termination. Notwithstanding the foregoing to the contrary, Landlord shall not have the right to terminate this Lease if damage or casualty occurs during the last twelve (12) months of the Term if Tenant timely exercises its option to extend the Term of this Lease (if any) within thirty
(30) days after the date of such damage or casualty.

     21.4 In the event that the destruction to the Premises cannot be restored as required herein under applicable laws and regulations within two hundred seventy (270) days of the damage or casualty, notwithstanding the availability of insurance proceeds, or if Landlord commences the restoration but does not substantially complete the restoration within three hundred (300) days, in either case Tenant shall have the right to terminate this Lease by giving the Landlord notice thereof within thirty (30) days of date of the occurrence of such casualty, or within thirty (30) days after the end of the three hundred
(300) day period, as applicable, specifying the date of termination which shall not be less than thirty (30) days nor more than sixty (60) days following the date on which such notice of termination is given. In the event of the giving of such notice of termination, this Lease shall expire and all interest of Tenant in the Premises shall terminate on the date so specified in such notice and the rent, reduced by any proportionate reduction in Monthly Basic Rent, Parking Lot Rent, Storage Rent and Operating Rent as provided for above, shall be paid to the date of such termination.

     21.5 Upon any termination of this Lease under any of the provisions of this Paragraph 21, the parties shall be released thereby without further obligation to the other from the date possession of the Premises is surrendered to Landlord except for items which have already accrued and are then unpaid.

     21.6 Tenant shall not be released from any of its obligations under this Lease except to the extent and upon the conditions expressly stated in this Paragraph 21. Notwithstanding anything to the contrary contained in this Paragraph 21, should Landlord be delayed or prevented from repairing or restoring the damaged Premises within three hundred (300) days after the occurrence of such damage or destruction by reason of acts of God, war, governmental restrictions, inability to procure the necessary labor or materials, or other cause beyond the control of Landlord, Landlord shall be relieved of its obligation to make such repairs or restoration and Tenant shall be released from its obligations under this Lease as of the end of said three hundred (300) day period.

     21.7 It is hereby understood that if Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repairs or restoration only of those portions of the Building and the Premises which were originally provided at Landlord's expense (including, without limitation, Landlord's Work or the Tenant's Improvements) or which were insured by either party and the proceeds of such insurance have been received by Landlord, and the repair and restoration of items not provided at Landlord's expense shall be the obligation of Tenant.

     2.18 Tenant hereby waives California Civil Code Sections 1932(2) and 1933(4), providing for termination of hiring upon destruction of the thing hired and Sections 1941 and 1942, providing for repairs to and of Premises.

22.  Eminent Domain.

     22.1 In case the whole of the Premises, or such part thereof as shall substantially interfere with

Tenant's use and occupancy thereof, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, either party shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority. Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking (provided that Tenant may present a separate claim for Tenant's relocation costs, moving expenses, loss of goodwill, the unamortized cost of any Changes paid for by Tenant and lost personal property, so long as such claim does not diminish any award otherwise available to Landlord), and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant. In the event the amount of property or the type of estate taken shall not substantially interfere with the conduct of Tenant's business, Landlord shall be entitled to the entire amount of the award without deduction for any estate or interest of Tenant. If this Lease is not so terminated, Landlord shall promptly proceed to restore the Premises to substantially their same condition prior to such partial taking, and a proportionate allowance shall be made to Tenant for the rent corresponding to the time during which, and to the part of the Premises of which, Tenant shall be so deprived on account of such taking and restoration. Nothing contained in this Paragraph shall be deemed to give Landlord any interest in any award separately made to Tenant for the taking of personal property and trade fixtures belonging to Tenant or for relocation costs incurred by Tenant in relocating Tenant's business, moving expenses, loss of goodwill and the unamortized cost of any Changes paid for by Tenant.

       22.2 In the event of taking of the Premises or any part thereof for temporary use, (i) this Lease shall be and remain unaffected thereby and rent shall not abate, and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall then pay to Landlord a sum equal to the reasonable cost of performing Tenant's obligations under Paragraph 14 with respect to surrender of the Premises and upon such payment shall be excused from such obligations. For purpose of this Subparagraph 22.2, a temporary taking shall be defined as a taking for a period of 270 days or less.

       22.3 Landlord and Tenant each hereby waive the provisions of California Code of Civil Procedure section 1265.130 and any other applicable existing or future law, ordinance or governmental regulation providing for, or allowing either party to petition the courts of the state of California for, a termination of this lease upon a partial taking of the Premises and/or the Building.

23. Bankruptcy. If Tenant shall file a petition in bankruptcy under any Chapter of federal bankruptcy law as then in effect, or if Tenant be adjudicated a bankrupt in involuntary bankruptcy proceedings and such adjudication shall not have been vacated within sixty (60) days from the date thereof, or if a receiver or trustee be appointed of Tenant's property and the order appointing such receiver or trustee not be set aside or vacated within sixty (60) days after the entry thereof, or if Tenant shall assign Tenant's estate or effects for the benefit of creditors, or if this Lease shall otherwise by operation of law pass to any person or persons other than Tenant, then and in any such event Landlord may, if Landlord so elects, with or without notice of such election and with or without entry or action by Landlord, forthwith terminate this Lease. Notwithstanding any other provisions of this Lease, Landlord, in addition to any and all rights and remedies allowed by law or equity, shall upon such termination be entitled to recover damages in the amount provided in Subparagraph 24.2 below and neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or order of any court shall be entitled to possession of the Premises but shall forthwith quit and surrender the Premises to Landlord. Nothing herein contained shall



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
limit or prejudice the right of Landlord to prove and obtain as damages by reason of any such termination an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of damages recoverable under the provisions of this Paragraph 23.

24.    Defaults and Remedies.

       24.1 The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:

              (a) The vacation or abandonment of the Premises by Tenant. Abandonment is herein defined to include, but is not limited, to, any absence by Tenant from the Premises for ten (10) days or longer while in default of any provision of this Lease.

              (b) The failure by Tenant to make any payment of Basic Rent, Parking Lot Rent, Storage Rent, Operating Rent, other rent or sums deemed herein as additional rent, or any other payment required to be made by Tenant hereunder as and when due, where such failure continues for a period of five
(5) business days after written notice thereof from Landlord to Tenant.

              (c) The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Subparagraph 24.1(a) or 24.1(b) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure 1161; provided, further, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty-day period and thereafter diligently and without interruption prosecute such cure to completion.

              (d) (1) The making by Tenant of any general assignment for the benefit of creditors; (2) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (3) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty (60) days; or (4) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged within sixty (60) days.

              (e) The failure by Tenant within ten (10) days after receipt of written demand of Landlord to restore the security deposit by deposit of additional cash or an additional letter of credit as required pursuant to the provisions of Paragraph 6.1 of this Lease.

       24.2 In the event of any such default by Tenant, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. Upon such termination of Tenant's right to possession of the Premises, this Lease shall terminate and Landlord shall be entitled to recover damages from Tenant as provided in California Civil Code Section 1951.2 or any other applicable existing or future law, ordinance or regulation providing for recovery of damages for such breach, including but not limited to the following:

     (a) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

     (b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

     (c) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, plus

     (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform his obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

     As used in Subparagraphs 24.2(a) and 24.2(b) above, the "worth at the time of award" is computed by allowing interest at the maximum rate permitted by law per annum. As used in Subparagraph 24.2(c) above, the worth at the time of award is computed by discounting to present value such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

     24.3 If a default under this Lease, Landlord shall also have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant has breached this Lease and abandoned the Premises and recover rent as it becomes due; provided, however that Tenant as the right to sublet or assign this Lease, subject only to reasonably limitations). Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession.

     24.4 During the continuance of a default beyond applicable cure periods, Landlord may enter the Premises without terminating this Lease and, upon five
(5) days prior written notice to Tenant, remove all Tenant's personal property, any Changes and trade fixtures from the Premises and store them at Tenant's risk and expense. If Landlord removes such property from the Premises and stores it at Tenant's risk and expense, and if Tenant fails to pay the cost of such removal and storage after written demand therefor and/or to pay any rent then due, then after the property has been stored for a period of thirty (30) days or more Landlord may sell such property at public or private sale, in the manner and at such times and places as Landlord may sell such property at public or private sale, in the manner and at such times and places as Landlord deems commercially reasonably following reasonable notice to Tenant of the time and place of such sale. The proceeds of any such sale shall be applied first to the payment of the expenses for removal and storage of the property, the preparation for and the conducting of such sale, and for reasonable attorneys' fees and other legal expenses incurred by Landlord in connection therewith; and the balance shall be applied to any past due amount owing hereunder.

     Tenant hereby waives all claims for damages that may be caused by Landlord's reentering and taking possession of the Premises or removing and storing Tenant's personal property pursuant to this Paragraph 24, and Tenant shall hold Landlord harmless from and against any loss, cost or damage resulting from any such act. No reentry by Landlord shall constitute or be construed as a forcible entry by

Landlord.

     24.5 All rights, options and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The consent or approval or Landlord to or any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar acts by Tenant.

     24.6 If Landlord is in default of any obligations under this Lease, and fails to commence to cure within thirty (30) days after receipt of written notice from Tenant which notice shall specify the nature of Landlord's default, Tenant shall be entitled to exercise any and all remedies available to Tenant at law or in equity except to the extent expressly waived by Tenant pursuant to this Lease.

25. Assignment and Subletting. Tenant shall not voluntarily assign or encumber its interest in this Lease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises, without first obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Any assignment, encumbrance or sublease without Landlord's prior written consent shall be voidable, at Landlord's election, and shall constitute a default. If Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of law of any partner, or the dissolution of the partnership, shall be deemed a voluntary assignment. If Tenant consists of more than one person, a purported assignment, voluntary or involuntary or by operation of law from one person to the other shall be deemed a voluntary assignment. If Tenant is a nonpublic corporation, any dissolution of Tenant, or sale or other transfer of a controlling percentage of the capital stock of Tenant, or the sale of at least seventy percent (70%) of the value of the assets of Tenant shall be deemed a voluntary assignment. If Tenant is a publicly traded corporation, any sale or other transfer of a controlling percentage of the capital stock of Tenant in one transaction or a series of related transactions to one person or entity or two or more affiliated entities and/or persons shall be deemed a voluntary assignment which requires Landlord's consent. Except as set forth in the sentence immediately above, the transfer of publicly traded shares of Tenant, whether or not in the aggregate constituting a transfer of a controlling percentage of the capital stock of Tenant, shall not constitute a voluntary assignment. No consent to any assignment, encumbrance, or sublease shall constitute a further waiver of the provisions of this Paragraph. No later than thirty (30) days prior to the effective date of the proposed assignment or sublease, Tenant shall notify Landlord in writing of Tenant's intent to assign, encumber, or sublease, the name of the proposed assignee or sublessee, information concerning the financial responsibility of the proposed assignee or sublessee and the terms of the proposed assignment or subletting, and Landlord shall, within fifteen (15) days of receipt of such written notice as well as any additional information requested by Landlord concerning the proposed assignee's or sublessee's financial responsibility, elect one of the following:

          (i)  Consent to such proposed assignment, encumbrance or sublease;

          (ii) Refuse such consent, which refusal shall be on reasonable grounds, including but not limited to those matters set forth hereinbelow;

          (iii) In the case of an assignment, elect to terminate this Lease. In the case of a sublease elect to terminate this Lease with respect to that portion of the Premises being requested for sublease consideration, but only in the event that a request to sublet would have the result of in excess of fifty percent (50%) of the rentable square feet of the Premises being subject to sublease at any time during the Term. In the event that Landlord elects to terminate the Lease by reason of a proposed assignment or by reason of a proposed sublease as described immediately above, Landlord shall give notice of such election ("RECAPTURE NOTICE") to Tenant within fifteen (15) days after receipt of written notice from Tenant of the proposed assignment or sublease as well as any additional information requested by Landlord concerning the proposed assignee's or sublessee's financial responsibility. In the case of a proposed sublease (and not a proposed assignment), in the event that Landlord gives a Recapture Notice, Tenant shall be entitled to rescind its proposed sublease (and thus avoid termination of the Lease) by giving written notice to Landlord of such rescission within five (5) days following receipt by Tenant of the Recapture Notice. In the event that Tenant fails to give such notice within such five (5) days, Tenant shall be considered to have waived its right to give such rescission notice. The Recapture Notice, if given, shall in addition to stating Landlord's election to terminate this Lease, state a date of termination of the Lease which, in no event, shall be earlier than thirty (30) days following the date on which the Recapture Notice is given no later than 90 days following the date on which the Recapture Notice is given.

     Without limiting the other instances in which it may be reasonable for Landlord to withhold its consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the following instances: (i) if at the time consent is requested or at any time prior to the granting of consent, Tenant is in default, beyond any applicable cure period, under this Lease or would be in default under this Lease but for the pendency of any grace or cure period under Paragraph 24 above; (ii) if the proposed assignee or sublessee is a governmental agency;
(iii) if, in Landlord's reasonable judgment, the use of the Premises by the proposed assignee or sublessee (1) would be inconsistent with Paragraph 7 of this Lease, (2) would contemplate any alterations which would lessen the value of the leasehold improvements in the Premises, (3) would result in more than a reasonable number of occupants per floor, or (4) would materially require increased services by Landlord; (iv) if the proposed assignee's or sublessee's credit, character and business or professional standing does not meet the commercially reasonable standards of Landlord; (v) the proposed assignee has a net worth of less than the net worth of Tenant as of the date of this Lease (in the approximate amount of One Hundred Twenty-Five Million Dollars [$125,000,000]); or (vi) if Landlord is currently marketing space in the Building to such proposed assignee or sublessee.

     Landlord may require that the rent payable by such assignee or sublessee be at the then current rental rates for the Premises or comparable premises in the Building and may require that the assignee remit directly to Landlord on a monthly basis all monies due to Tenant by said assignee. Payments with respect to any sublease, so long as the Tenant is not in default hereunder, may be made directly to Tenant and Tenant shall then promptly pay to Landlord any amount due Landlord in connection with such sublease. In the event that Landlord shall consent to any assignment or sublease under the provisions of this Paragraph 25, Tenant shall pay Landlord's reasonable processing costs and attorneys' fees incurred in giving such consent, not to exceed one thousand dollars ($1,000) per request for consent. If for any proposed assignment or sublease Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the rent and monthly amortization of Transfer Costs (defined below) called for hereunder, or, in case of the sublease of a portion of the Premises, in excess of the monthly amortization of all Transfer Costs and such rent fairly allocable to such portion, after


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
appropriate adjustments to assure than all other payments called for hereunder are taken into account, Tenant shall pay to Landlord as additional rent hereunder fifty percent (50%) of all of the excess of each such payment of rent or other consideration received by Tenant promptly after its receipt. As used herein, "Transfer Costs" shall mean the aggregate of (i) commercially reasonable brokerage commissions and attorneys' fees incurred by Tenant in negotiating and documenting such assignment or sublease and (ii) the actual third party costs incurred by Tenant in connection with constructing improvements to the Premises directly related to the assignment or sublease subject, however, to a maximum cost of ten dollars ($10) per rentable square foot. Such Transfer Costs are to be amortized (without interest) for the purposes of Tenant's recovery of same from excess consideration, on a straight-line basis over the remaining initial Term of this Lease as of the effective date of such assignment or subletting. Landlord's waiver or consent to any assignment or subletting shall not relieve Tenant from any obligation under this Lease.

     Notwithstanding any provision to the contrary of this Paragraph 25, Tenant, without Landlord's prior written consent, may sublet all or any portion of the Premises or assign this Lease to (i) a corporation controlling, controlled by or under common control with Tenant; (ii) a successor corporation related to Tenant by merger, consolidation or non-bankruptcy reorganization provided that if Tenant is not the surviving corporation, then the surviving corporation shall have a minimum net worth as of the date of sublease or assignment at least equal to that of Tenant immediately prior to completion of the subject merger, consolidation or reorganization; or (iii) a purchaser of substantially all of Tenant's assets, provided that immediately following such purchase, such purchaser shall have a net worth at least equal to that of Tenant immediately prior to completion of the subject purchase. In connection with any such assignment or sublease, Tenant shall not be relieved of any liability or obligations pursuant to this Lease. The entities described in clauses (i), (ii) and (iii) above shall sometimes be referred to as a "PERMITTED TRANSFEREE". In connection with any transfer to a Permitted Transferee, Tenant shall give Landlord at least thirty (30) days prior to written notice of such intended transfer and shall provide to Landlord such information and copies of such documents as Landlord may reasonably request in connection with such proposed transfer. Notwithstanding any provision of this Lease to the contrary including, without limitation, any provision of this Paragraph 25, no assignment or sublease of this Lease shall relieve Tenant of any of its obligations or liability pursuant to this Lease. Landlord acknowledges that Tenant intends to sublease not more than fifty thousand square feet of the Premises within the first twelve (12) months of the Term.

26. Quite Enjoyment. Landlord covenants and agrees that, conditioned upon Tenant paying the rent required under this Lease and paying all other charges and performing all of the covenants and provisions to be observed and performed by Tenant under this Lease, and subject to the terms and conditions of this Lease, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises in accordance with this Lease.

27. Subordination. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee with a lien on the Building or any ground lessor with respect to the Building, this lease shall be subject and subordinate at all times to: (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building or the land upon which the Building is situated or both, and (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Building, land, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is



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
foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, if requested by the ground lessor, mortgagee or beneficiary, as applicable, attorn to and become the Tenant of the successor in interest to Landlord and in such event Tenant's right to possession of the Premises shall not be disturbed if Tenant is not in default beyond acceptable cure periods and so long as Tenant shall pay the rent and all other amounts required to be paid to Landlord pursuant to the terms hereof and observe and perform all of the provisions of this Lease, unless the Lease is otherwise terminated pursuant to its terms. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form reasonably requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust. Should Tenant fail to sign and return any such documents within ten (10) business days of receipt, Tenant shall be in default, and Landlord may, at Landlord's option, terminate this Lease provided written notice of such termination is received by Tenant prior to Landlord's receipt of such documents. In connection with any subordination by Tenant of its leasehold interest to any future ground lease, or the lien of any mortgage or deed of trust, Tenant shall be entitled to obtain a non-disturbance agreement in a form reasonably satisfactory to Tenant providing that Tenant's right to occupancy of the Premises shall not be disturbed in the event of any termination of the ground lease or any foreclosure of the lien of the deed of trust or mortgage. Landlord shall take such action as is reasonable (without cost to Landlord) so as to cause a non-disturbance agreement to be available to Tenant in connection with any subordination by Tenant of its leasehold interest. In connection with the execution of this Lease by Landlord and Tenant, Landlord shall use its best efforts (without cost to Landlord) to cause a Subordination and Non-Disturbance Agreement to be made available to Tenant in a form reasonably acceptable to Tenant within twenty (20) days following the execution and delivery of this Lease by Landlord and Tenant in connection with any lender or lenders with respect to any deed of trust currently constituting a lien against the Building and Site.

28.  Estoppel Certificate.

     28.1 Within ten (10) business days following receipt of Landlord's written request, Tenant shall execute and deliver to Landlord a statement, in a form substantially similar to the form of Exhibit "C" attached hereto, certifying; (i) the Lease Commencement Date; (ii) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications thereto, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (iii) the date to which the rent and other sums payable under this Lease have been paid; (iv) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in such statement; and (v) such other matters reasonably requested by the requesting party. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph 28 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any interest therein.

     28.2 Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by the requesting party, (ii) that there are no uncured defaults in the requesting party's performance, and (iii) that not more than one (1) month's rent has been paid in advance.

29. Rules and Regulations. Tenant shall faithfully observe and comply with the "Rules and Regulations," a copy of which is attached hereto and marked Exhibit "D", and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord that do not increase any obligations or diminish any rights of Tenant. In the event of any conflict between the terms of this Lease and the Rules and Regulations, the terms of this Lease shall prevail.

30. Conflict of Laws. This Lease shall be governed by and construed pursuant to the laws of the State of California.

31. Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representative, successors and assigns.

32. Surrender of Premises. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies. Upon the expiration or termination of this Lease, Tenant shall peaceably surrender the Premises and all alterations and additions thereto broom-clean, in good order, repair and condition, reasonable wear and tear, casualty, condemnation, acts of God, Hazardous Materials not stored, used, released or disposed of by Tenant, its agents, employees,invitees or contractors and Changes with respect to which Landlord has not reserved the right to require removal excepted. The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not be sufficient to constitute a termination of this Lease or a surrender of the Premises.

33.  Professional Fees.

     33.1 In the event that Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provisions of this Lease, or for any other relief against Tenant or Landlord hereunder, or should either party bring suit against the other with respect to matters arising from or growing out of this Lease, then all costs and expenses, including without limitation, its reasonable professional fees such as appraisers', accountants' and attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

     33.2 Should Landlord, without gross negligence or willful misconduct by Landlord, be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy hereunder, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual and reasonable professional fees such as appraiser's, accountants' and attorneys' fees.

34. Performance by Tenant. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent, except as expressly set forth in this Lease. Tenant acknowledges that the late payment by Tenant to Landlord of any sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such cost being extremely difficult and impractical to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance covering the Premises or the Building of which the Premises are a part. Therefore if, following five (5) business days after Landlord has notified Tenant that such amount has not been received, any monthly installment of Monthly Basic Rent is not received by Landlord, or if Tenant fails to pay any other sum of money due hereunder and such failure continues for ten (10) days after receipt by Tenant of notice thereof from

Landlord, Tenant shall pay to Landlord, as additional rent, ten percent (10%) of the overdue amount as a late charge. Such overdue amount shall also bear interest, as additional rent, at the maximum rate permissible by law calculated, as appropriate, from the date either (a) the monthly installment of Monthly Basic Rent, or other amount, is due, or (b) of receipt of said notice, until the date of payment to Landlord. Landlord's acceptance of any late charge or interest shall not constitute a waiver of Tenant's default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or any law now or hereafter in effect. Further, in the event such late charge is imposed by Landlord for three (3) consecutive months for whatever reason, Landlord shall have the option to require that, beginning with the first payment of rent due following the imposition of the third consecutive late charge, rent shall no longer be paid in monthly installments but shall be payable three (3) months in advance.

35. Mortgagee and Senior Lessor Protection. No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release of such obligations or a termination of this Lease unless (a) Tenant has given notice by registered or certified mail to Landlord and to any beneficiary of a deed of trust or mortgage covering the Building and to the lessor under any master or ground lease covering the Building, the Site or any interest therein whose identity and address shall have been furnished to Tenant, and (b) Tenant offers such beneficiary, mortgagee or lessor a reasonable opportunity (but in no event less than thirty
(30) days) to cure the default, including time to obtain possession of the Premises by power of sale or of judicial foreclosure, if such should prove necessary to effect a cure. Landlord shall, from time to time, give Tenant written notice of the identity and address of the beneficiary of any deed of trust or mortgage covering the Building and/or the lessor under any master or ground lease.

36. Definition of Landlord. The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a lessee's interest in a ground lease of the Site or master lease of the Building. In the event of any transfer, assignment or other conveyance or transfer of any such title or interest, Landlord herein named
(and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability with respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed and, without further agreement, the transferee of such title or interest shall be deemed to have agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership of the Premises. Landlord may transfer its interest in the Premises without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord's part of any of the terms and conditions of this Lease.

37. Waiver. The failure of Landlord or Tenant to seek redress for violation of, or to insist upon strict performance of, any term, covenant or condition of this Lease or the Rules and Regulations attached hereto as Exhibit "D", shall not be deemed a waiver of such violation or prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation, nor shall the failure of Landlord to enforce any of said Rules and Regulations against any other tenant of the Building be deemed a waiver of any such Rule or Regulation, nor shall any custom or practice which may become established between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of either party to insist upon the performance by the other in strict accordance with said terms. The subsequent acceptance or payment of rent hereunder by Landlord or Tenant shall not be deemed to be a waiver of any preceding breach by Tenant or Landlord of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

38. Identification of Tenant. Unless the provisions of Paragraph 52 herein below are applicable to this Lease, then if more than one person executes this Lease as Tenant, (a) each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant, and (b) the term "Tenant" as used in this Lease shall mean and include each of them jointly and severally and the act of or notice from, or notice or refund to, or the signature of, any one or more of them, with respect to the tenancy or this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

39. Year 2000. Notwithstanding any covenant or provision contained in the Lease to the contrary, Landlord shall have no liability or responsibility whatsoever to Tenant for (i) any disruption or interruption in Tenant's business, (ii) any disruption or interruption in Tenant's use or possession of the Premises, or
(iii) any other damage or consequence suffered or experienced by Tenant, arising from or relating in any way to the malfunction, shut down or other abnormal behavior of any computer or computer controlled system which provides utilities or services to the Premises, or controls any systems serving the Premises (whether such computer is within the control of Landlord or otherwise) resulting from the inability or failure of any such computer or computer controlled system to recognize the year 2000, and distinguish said year from the year 1900 (sometimes referred to as the "Y2K problem", or the "failure to be year 2000 compliant"). In connection with the construction of the Landlord's Work and the Tenant's Improvements, Landlord shall request that the Contractor (as defined in the Work Letter) take such action as is commercially reasonable so that the systems being installed are year 2000 compliant.

40. Terms and Headings. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in any gender include other genders. If there be more than one Tenant, i.e., if two or more persons or entities are jointly referred to in this Lease as "Tenant," the obligations hereunder imposed upon Tenant shall be joint and several. The Paragraph headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

41. Examination of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for Lease, and it is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant.

42. Time. Time is of the essence with respect to the performance of every provision of this Lease in which time or performance is a factor. For purposes of this Lease, the term "BUSINESS DAY" shall refer to any day other than a Saturday, Sunday or a legal holiday for national banks in the location where the Building is located.

43. Prior Agreement; Amendments. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding, oral or written, express or implied, pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The parties acknowledge that all prior agreements, representations and negotiations are deemed superseded by the execution of this Lease to the extent they are not incorporated herein.

44. Severability. Any provision of this Lease which shall prove to be invalid, void or illegal in no way affects, impairs or invalidates any other provision hereof, and such other provisions shall remain in full force and effect.

45. Recording. Neither Landlord nor Tenant shall record this Lease nor a short memorandum thereof without the consent of the other and if such recording occurs, it shall be at the sole cost and expense of the party requesting the recording, including any documentary transfer taxes or other expenses related to such recordation.

46. Limitation on Liability. The obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, directors, officers, members or shareholders of Landlord, and Tenant shall not seek recourse against the individual partners, directors, officers, members or shareholders of Landlord or any of their personal assets for satisfaction of any liability in respect to this Lease. In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that in the event of any actual or alleged failure, breach or default hereunder by Landlord, the sole and exclusive remedy shall be against Landlord's interest in the Building in the rental stream and sales proceeds thereof.

47. Riders. Clauses, plats and riders, if any, signed by Landlord and Tenant and affixed to this Lease are a part hereof.

48. Signs. Tenant shall not place any sign upon the Premises or the Building without Landlord's prior written consent which consent in the case of interior signage within the Building, shall not be unreasonably withheld or delayed and which consent, in the case of exterior signage with respect to the Building (except as specifically provided in this Paragraph 48) may be given or withheld by Landlord in its discretion. Notwithstanding the sentence immediately above, Tenant shall have the exclusive right to display its identity through signage on the exterior of the Building without any additional compensation to Landlord except during the Extended Terms as provided below. All such exterior signage shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld or delayed. All signs shall be constructed, erected and affixed to the Premises at Tenant's sole cost and expense, and Tenant shall be responsible for the removal of such signage, and the repair of any damage to the Building caused thereby, at the end of the Term. All signs shall be in full compliance with all applicable ordinances, statutes and regulations imposed by all applicable governmental authorities. During the Extended Terms, Landlord may impose a reasonable signage rental fee, and adjust such fee periodically as Landlord reasonably determines, based on the then-current rental value for comparable signage. Tenant's rights to utilize the Building facades for signage is limited to signage related to the business of Tenant only (and in the event of an assignment or sublease pursuant to the provisions of this Lease, the business of such assignee or sublessee). Tenant shall have no right to sublet the signage space, nor otherwise earn a profit therefrom. Following the full execution and delivery of this Lease by both Landlord and Tenant, Tenant shall be entitled to place a banner at the roof line on the exterior facade of the Building announcing the intended occupancy of the Building by Tenant. The wording of such banner shall be subject to reasonable review by Landlord. Any and all publicity or public announcements of any kind with respect to the execution of this Lease or any other matter relating to the Lease (exclusive of the banner described immediately above) to be made by Tenant shall be subject to the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Following the full execution and delivery of this Lease by Landlord and Tenant, Landlord, at its cost, shall remove any existing signage on the exterior of the Building.

49. Modification for Lender. If in connection with obtaining construction, interim or permanent financing for the Building, the lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's right hereunder, including Tenant's parking rights.

50. Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease. Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this lease or imposed by any statute or at common law.

51. Financial Statements. At any time during the Term of this Lease, and if requested by Landlord in connection with a potential sale or financing of the Building, Tenant shall, upon ten (10) days prior written notice from Landlord, provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Except in connection with a request by Landlord in connection with a potential sale or financing, Landlord shall limit its request for financial statements to once per calendar quarter. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Landlord shall use commercially reasonable efforts to protect the confidentiality of any such statement and to request that any proposed buyer or lender similarly treat the information contained in such statement as being confidential in nature, such that such information shall only be disclosed to the consultants, analysts or counsel as may be reasonably necessary in order to evaluate a potential purchase of, or loan upon, the Building.

52. Tenant as Corporation. If Tenant executes this Lease as a corporation, then Tenant and the persons executing this Lease on behalf of Tenant represent and warrant that the individuals executing this Lease on Tenant's behalf are duly authorized to execute and deliver this Lease on its behalf in accordance with a duly adopted resolution of the board of directors of Tenant, a copy of which is to be delivered to Landlord on execution hereof, and in accordance with the By-Laws of Tenant and that this Lease is binding upon Tenant in accordance with its terms.

53. No Partnership or Joint Venture. Nothing in this Lease shall be deemed to constitute Landlord and Tenant as partners or joint venturers. It is the express intent of the parties hereto that their relationship with regard to this Lease be and remain that of landlord and tenant.

54.    Rooftop Deck/Rooftop Antennae.

       54.1 Subject to Landlord's prior approval of the plans and specifications, which approval shall not be unreasonably withheld or delayed, Tenant shall have the right to construct a roof deck on the Building. Any such improvement to the Building shall be done at Tenant's sole cost, by licensed, bonded contractors reasonably approved by Landlord, and in strict compliance with all applicable rules, regulations, ordinances and other requirements of every nature imposed by any governmental authority.

with jurisdiction over the Building. Tenant shall obtain all applicable permits and approvals as may also be required for such construction.

     54.2 Subject to Landlord's prior approval, which approval shall not be unreasonably withheld or delayed, Tenant may install, at Tenant's sole cost, an antennae or satellite dish on the roof of the Building. Any such improvement to the Building shall be done at Tenant's sole cost, by licensed, bonded contractors reasonably approved by Landlord, and in strict compliance with all applicable rules, regulations, ordinances and other requirements of every nature imposed by any governmental authority with jurisdiction over the Building. Tenant shall obtain all applicable permits and approvals as may also be required for such modifications.

55. Landlord's Representations. Notwithstanding any provision to the contrary of this Lease, Landlord represents and warrants to Tenant that, to the best of Landlord's knowledge: (i) the Premises, the Building and the Site as of the date of this Lease are in compliance in all material respects with all laws regarding Hazardous Materials ("HAZARDOUS MATERIALS LAWS"). Landlord further represents and warrants that, to the best of Landlord's knowledge, no litigation has been filed or threatened, nor are any settlements pending with any governmental or private party, concerning the actual or alleged presence of Hazardous Materials in or on the Premises, Building or Site, nor has Landlord received any written notice of any violation, or any alleged violation, of any Hazardous Materials Laws, pending claims or pending investigations with respect to the presence of Hazardous Materials on or in the Premises, Building or Site. In addition to Landlord's indemnification of Tenant pursuant to the provisions of Paragraph 7.2(b) above, except to the extent that the Hazardous Material in question was released, emitted, used, stored, manufactured, transported or discharged by Tenant or any of its agents, employees, contractors or invitees, Tenant shall not be responsible for and Tenant is hereby released from any claim, remediation obligation, investigation obligation, removal obligation, monetary obligation, liability, cause of action, penalty, attorneys' fees, costs, expenses or damages owing or alleged to be owing to any third party with respect to any Hazardous Materials present in or on the Premises, the Building or the Site, or the soil, ground water or surface water thereof, without regard to whether the Hazardous Materials were present in or on the Premises, the Building or the Site as of the Lease Commencement Date or whether the presence of the Hazardous Materials was caused by any person other than Landlord. In no event, however, shall the indemnification obligations of Landlord in connection with the Hazardous Materials be more expansive than the indemnification obligation of Landlord as set forth in Paragraph 7.2(b) above. Landlord's representations and warranties under this Paragraph 56 and Landlord's indemnification obligation under Paragraph 7.2(b) shall survive termination of this Lease.

56. Arbitration. Any dispute pursuant to the provisions of Paragraph 3.2 which is not resolved pursuant to such Paragraph shall be finally settled by binding arbitration in accordance with and under the rules of practice and procedure for arbitration hearings of Judicial Arbitration and Mediation Services, Inc. ("JAMS"), or its successor in San Francisco, California. The parties may agree upon a retired judge from the JAMS panel. If they are unable to agree, JAMS shall provide a list of available judges containing one more judge than there are parties to the arbitration and each party may strike one. The remaining judge shall serve as the arbitrator. The arbitrator shall have the authority to grant injunctive and/or other equitable relief. The arbitrator shall not have the power to commit errors of law or legal reasoning and the appropriate court shall have the authority to review the award for errors of fact, law or legal reasoning. The award may also be vacated or corrected pursuant to the California Code of Civil Procedure for any such error. If and when a demand for arbitration is made by either party, the parties agree to execute a submission agreement, provided by JAMS, setting forth the rights of the parties and the rules and procedures to be followed at the arbitration hearing; provided, however, that
(i) the arbitration shall take place in San Francisco, California; (ii) the arbitrator shall apply the rules of evidence and substantive law of the State of California; (iii) the arbitrator shall render written findings of fact and conclusions of law; (iv) the parties shall be entitled to conduct such pre-hearing discovery as would otherwise be permitted under California law; (v) the arbitrator shall have the authority to entertain and decide motions before the arbitration hearing as otherwise would be permitted in a court of law, including, by way of example, motions to compel discovery and motions for summary judgment; and (vi) remedies which the arbitrator shall have the authority to grant shall be limited to the same remedies which could otherwise be imposed by a court of law. Such arbitration shall be the sole remedy available to the parties with respect to disputes involving the matters described in Paragraph 3.2.

57. Other Available Space. Landlord shall give written notice to Tenant at any time that Landlord (or any affiliate of Landlord) has available for lease, space in a building controlled by Landlord in the immediately geographical area surrounding the Building, which space is suitable for occupancy by Tenant as additional space. In no event, however, shall Landlord be in default pursuant to this Lease in the event that Landlord fails to give any such notice to Tenant and in no event shall this paragraph be construed as granting to Tenant an option or first right of refusal or any other right of any kind whatsoever with respect to any such additional space or controlled building.

     IN WITNESS WHEREOF, the parties have executed and delivered this Lease on the day and year first above written.

LANDLORD:                                    TENANT:

Rosenberg SOMA Investments III, LLC, a       LookSmart, Ltd., a
Delaware limited liability company           Delaware corporation

By: TRC Investors III, LLC, a California
    limited liability company, Manager
                                             By: [Signature Illegible]
                                                 ----------------------------
    By: The Rosenberg Company, a             Name: [Name Illegible]
        California corporation, Manager            --------------------------
                                             Its: VP Corp Dev
        By: /s/ DOUGLAS C. ROSENBERG              ---------------------------
            ----------------------------
            Douglas C. Rosenberg             By:
            President                            ----------------------------
                                             Name:
        By: /s/ DOUGLAS C. ROSENBERG               --------------------------
            ----------------------------     Its:
            Douglas C. Rosenberg                  ---------------------------
            Secretary

                                   EXHIBIT A

                                   FLOOR PLAN
                               625 SECOND STREET


                                                                     FIRST FLOOR

                                   FLOOR PLAN

                               625 SECOND STREET







                                                                    SECOND FLOOR

                                   FLOOR PLAN
                               625 SECOND STREET


                                                                     THIRD FLOOR

                                   FLOOR PLAN
                               625 SECOND STREET


                                                                    FOURTH FLOOR

                                   FLOOR PLAN

                               625 SECOND STREET







                                                                    Garage

                                   EXHIBIT B

                     LANDLORD'S NOTICE OF LEASE TERM DATES

     To: LookSmart, Ltd., a Delaware corporation

     Date: ________________, 1999


     Re: The Office Lease ("Lease") dated March ____, 1999 between LookSmart, Ltd., a Delaware corporation, ("Tenant"), and Rosenberg SOMA Investments III, LLC, a Delaware limited liability company, ("Landlord"), concerning that certain premises (the "Premises") consisting of all four (4) floors of office space, all of the basement parking garage and basement storage area located in that certain building (the "Building") commonly known as 625 Second Street, San Francisco, CA.

     In accordance with the Lease, Landlord and Tenant confirm as follows:

     1. The Premises and the Building have been delivered to and accepted by Tenant; Tenant acknowledges that all Tenant Improvements and other Landlord's Work required under the Lease have been satisfactorily completed.

     2. The Lease Commencement Date is _____, 1999; the Lease Expiration Date is ____, 2009.

     3. Tenant's obligation to pay Aggregate Monthly Basic Rent under the Lease shall commence on the Lease Commencement Date, as specified in Paragraph 2 above.

     4. Aggregate Monthly Basic Rent and Operating Rent (when accrued pursuant to Paragraph 5.3 of the Lease) are due and payable in advance on the first day of each and every month during the Term of Lease. All payments shall be made payable to Landlord and delivered care of ROK Properties, Inc., 501 Second Street, Ste. 214, San Francisco, CA 94107.



                              AGREED AND ACCEPTED

LANDLORD:                                    TENANT:

Rosenberg SOMA Investments III, LLC, a       LookSmart, Ltd., a
Delaware limited liability company           Delaware corporation

By: TRC Investors III, LLC, a California By: ______________________ limited liability company, Manager Name: ____________________
                                             Its: _____________________
     By:  The Rosenberg Company, a
          California corporation, Manager    By: ______________________
                                             Name: ____________________
     By: ______________________              Its: _____________________
         Douglas C. Rosenberg
         President

     By: ______________________
         Douglas C. Rosenberg
         Secretary

                                   EXHIBIT C

                                 SAMPLE FORM OF
                          TENANT ESTOPPEL CERTIFICATE

The undersigned, ____________________________ ("LANDLORD"), with a mailing address c/o ______________________________________________________________
and _________________________ ("TENANT"), hereby certify to
_____________________________, a _______________________ as follows:

     1. Attached hereto is a true, correct and complete copy of that certain lease dated ________________________ between Landlord and Tenant (the "LEASE"), which demises premises which are located on the second
          (2nd) floor of the Building located at _________________________.

          The Lease is now in full force and effect and has not been amended, modified or supplemented, except as set forth in Paragraph 4 below.

     2.   The term of the Lease commenced on ___________________________.

     3.   The term of the Lease shall expire on ________________________.

     4.   The Lease has: (Initial one)

          ( ) not been amended, modified, supplemented, extended, renewed or assigned.

          ( ) been amended, modified, supplemented, extended, renewed or assigned by the following described agreements, copies of which are attached hereto:

               _______________________________________________________________

               _______________________________________________________________


     5. Tenant has accepted, is now in possession of and is now conducting business in said Premises.

     6. Tenant and Landlord acknowledge that the Lease will be assigned to and that no modification, adjustment, revision or cancellation of the Lease or amendments thereto shall be effective unless written consent of is obtained, and that until further notice, payments under the Lease may continue as heretofore.

     7.   The amount of Basic Annual Rent is $_______________.
          Basic Annual Rent shall be increased based upon operating expense increases and as follows:

          _______________________________________.

     8. The amount of security deposits (if any) is $_________________ No other security deposits have been made.

     9. Tenant is paying the full lease rental, which has been paid in full as of the date hereof. No rent under the Lease has been paid for more than thirty (30) days in advance of its due date.

     10. All Work required to be performed by Landlord under the Lease has been completed and all required contributions by Landlord to Tenant on account of Tenant Improvements have been received.

     11. There are no defaults on the part of the Landlord or Tenant under the Lease.

     12. Tenant has no defense as to its obligations under the Lease and claims no set-off or counterclaim against Landlord.

     13. Tenant has no right to any concessions (rental or otherwise) or similar compensation in connection with renting the space it occupies, except as provided in the Lease.

     14. The Lease, amended as noted in Item 4 above, represents the entire agreement between Landlord and Tenant as to this leasing.

          All provisions of the Lease and the amendments thereto (if any) referred to above are hereby ratified.


DATED: ________________________, 19___

   TENANT:                                   LANDLORD:
___________________________________,         _________________________________,
a __________________________________         a ________________________________


By: ________________________________         By: ______________________________
Name: ______________________________         Name: ____________________________
Its: _______________________________         Its: _____________________________

                                   EXHIBIT D
                             RULES AND REGULATIONS

            1. Subject to Paragraph 48 of the Lease, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors, windows and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person reasonably approved by Landlord, using materials, style and format reasonably acceptable to Landlord.

            2. Landlord shall have the right to approve the window coverings in all exterior and atrium window offices of the Premises, which approval shall not be unreasonably withheld or delayed. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

            3. Tenant shall not obstruct any sidewalks, halls passages, exits, entrances, elevators or stairways of the Building in a manner which would violate any applicable code or ordinance.

            4. Landlord will furnish Tenant, free of charge, with 10 keys to each door lock in the Premises and 90 parking garage entry cards. Landlord may make a reasonable charge for any additional keys or parking entry cards.
Tenant shall not make or have made additional keys or cards without Landlord's prior consent. Tenant may install a security system at the Premises at Tenant's expense, in which event Tenant shall provide Landlord with a key and/or entry card for purposes of Landlord's entry to the Premises as provided in the Lease. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys for all doors and all parking cards which have been furnished to Tenant, and in the event of loss of any keys or card keys so furnished, shall pay Landlord therefor.

            5. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's reasonable instructions in their installation.

            6. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord.

            7. Tenant shall not place a load upon any floor of the premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects, if such objects are considered necessary by Tenant, as reasonably determined by Landlord, shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. The persons employed to move such equipment in or out of the Building must be reasonably acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

          8. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in an unlawful manner by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals, except animals assisting disabled persons.

          9. Tenant shall not use any method of heating or air conditioning other than that reasonably approved by Landlord. No space heaters of any type are to be used within the Premises. Landlord reserves the right to remove space heaters found during normal inspection of Premises.

          10. Heat and air conditioning shall be provided as set forth in the Lease.

          11. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

          12. Landlord reserves the right to exclude from the building between the hours of 6:00 p.m. and 7:00 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Saturdays, Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

          13. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and, except with regard to Tenant's computers and other equipment which requires utilities on a twenty-four hour basis, all electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by Landlord for noncompliance with this rule.

     14. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

     15. Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not use the Premises for any business or activity other than that specifically provided for in Tenant's Lease.

     16. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof, except to install normal wall hangings, and to secure files and bookcases and other furniture that could fall over. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as reasonably approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

     17. Tenant shall not install, maintain or operate upon the Premises any vending machine without the written consent of Landlord.

     18. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's reasonable judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

     19. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse storage and disposal shall be made in accordance with directions issued from time to time by Landlord.

     20. The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Premises be used for any improper, immoral or objectionable purpose. No cooking shall be done or permitted by any tenant on the Premises, except that use by tenant of Underwriters' Laboratory-approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, and the use of a microwave oven shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

     21. Except for mail carts and hand trucks, Tenant shall not bring any vehicles or any kind into the Building except the Garage. Tenant shall comply with all reasonable rules and regulations with respect to the use of the Garage as Landlord may from time to time deliver to Tenant in writing.

     22. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

     23. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by any governmental agency or reasonably established by Landlord.

     24. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

     25. The requirements of Tenant will be attended to only upon appropriate application to the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (tenant or otherwise) to any office without specific instructions from Landlord.

     26. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant, but no such waiver by Landlord shall be construed as a permanent or continuing waiver of such Rules and Regulations in favor of Tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against Tenant.

     27. These Rules and Regulations are in addition to the terms, covenants, agreements and conditions of the Lease. In the event these Rules and Regulations conflict with any provision of the Lease, the Lease shall control.

     28. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein, provided such rules and regulations do not materially increase Tenant's obligation hereunder or diminish Tenant's rights hereunder. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

     29. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

     30. Smoking is prohibited in all enclosed areas of the Building without limitation. When smoking outside the Building, ash receptacles must be used and provided by the smoker if not provided by Landlord. Smokers must not leave any ashtrays, smoking material or debris in the area where they have been smoking, except in ash receptacles.

                                   EXHIBIT E

                                  WORK LETTER

                  625 SECOND STREET, SAN FRANCISCO, CALIFORNIA
                               TENANT WORK LETTER

     This Tenant Work Letter ("WORK LETTER") is entered into effective May 5, 1999, and shall set forth the terms and conditions controlling the construction of the Premises. Unless otherwise defined herein, all capitalized terms shall have the meanings ascribed to them in that certain lease between LookSmart, Ltd., a Delaware corporation ("TENANT") and Rosenberg SOMA Investments III, LLC, a Delaware limited liability company ("LANDLORD") dated ____, 1999 (the "LEASE").

                                   SECTION 1
                            SELECTION OF CONTRACTOR

     1.1 Selection for General Contractor. Tenant acknowledges and agrees that Landlord shall engage Cannon Constructors ("CONTRACTOR") to act as the general contractor for construction of all Landlord's Work (as defined below) and the Tenant's Improvements (as defined below) to be performed to the Building. Landlord shall enter into separate contracts with Contractor for the construction of Landlord's Work and the Tenant's Improvements (sometimes referred to collectively as the "IMPROVEMENT WORK"). The contract between Landlord and Contractor with respect to the Landlord's Work shall separately reference and describe the Landlord's Work and the costs and charges therefor, and the contract for the Tenant's Improvements shall separately reference and describe the Tenant's Improvements and the costs and charges therefor. Landlord shall use commercially reasonable efforts to cause the Improvement Work to be substantially completed with respect to Floor Three and Floor Four not later than October 15, 1999 and with respect to Floor One and Floor Two not later than October 22, 1999. It is acknowledged, that substantial completion of the Tenant's Improvements is dependant, in part, on the timely performance by Landlord of those matters required of Landlord in connection with construction of the Tenant's Improvements and on the timely performance by Tenant of those matters required by Tenant in connection with construction of the Tenant's Improvements, including without limitation, those certain Tenant Benchmarks as defined and set forth in Paragraph 5.2 below. Tenant's failure to meet a Tenant Benchmark shall constitute a Tenant Delay and shall be subject to Paragraph 3.2 and 3.3 of the Lease. For purposes of the Lease and this Work Letter, "substantial completion" of the Improvement Work shall mean the date on which all of the following have occurred: (i) Landlord has substantially completed the Improvement Work with respect to Floor Three and Floor Four or with respect to Floor One and Floor Two, as the case may be, in accordance with this Work Letter, as certified by Landlord's Architect (as defined below) subject only to completion of punch list items and such other items as do not materially affect the ability of Tenant to occupy and use the Premises for general office purposes; and (ii) Landlord has obtained all governmental approvals and occupancy certificates required for the legal occupancy of Floor Three and Floor Four or Floor One and Floor Two, as the case may be. Upon substantial completion of the Improvement Work with respect to Floor Three and Floor Four or with respect to Floor One and Floor Two, as the case may be, Landlord shall give written notice thereof to Tenant. Within three (3) business days after Tenant's receipt of such written notice, a representative of Tenant, a representative of Landlord and Tenant's Architect (as defined below) and Landlord's Architect shall conduct a physical inspection and walk through of the Premises for the purpose of determining which components of the Improvement Work with respect to Floor Three and Floor Four or with respect to Floor One and Floor Two, as the case may be, if any, have not been completed, and which require additional work or repair. Within three (3) business days thereafter, Tenant's Architect and Landlord's Architect shall prepare a punch list setting forth such components of the Improvement Work. Landlord shall thereafter diligently pursue completion and/or repair of the punch list items. Upon completion of all such punch list items, Landlord shall be considered to have completely fulfilled its obligations in connection with the Improvement Work with respect to Floor Three and Floor Four or Floor One and Floor Two, as the case may be, subject to the provisions of Paragraph 12 of the Lease. Notwithstanding any provision to the contrary contained in the Lease or in this Work Letter, Tenant's acceptance of the Improvement Work or submission of a "punch list" with respect to Improvement Work shall not be deemed a waiver of Tenant's right to have latent defects in Improvement Work repaired at no cost to Tenant. Tenant shall give written notice to Landlord whenever any such defect becomes reasonably apparent and Landlord shall repair such defect as soon as practicable so long as Tenant gives such notice to Landlord within one (1) year following substantial completion of the Improvement Work (as defined in Section 1.1) with respect to Floor Three and Floor Four or Floor One and Floor Two, as the case may be. Notwithstanding the above provisions, Landlord shall have no obligation to repair any defect in the Tenant's Improvements resulting from or relating to design defects attributable to Tenant's Architect or any one or more of Tenant's Engineers (as defined below). Subsequent to one (1) year following substantial completion of the Improvement Work, the repair obligation of Landlord with respect to latent defects shall be as otherwise set forth in the Lease. Following such one year period Landlord, upon the request of Tenant shall assign to Tenant without representation of any kind Landlord's rights, if any, against Contractor in connection with any latent defects with respect to construction of the Tenant's Improvements. Landlord, at no cost to Landlord, shall reasonably cooperate with Tenant in connection with any action commenced by Tenant against the Contractor with respect to any latent defects in connection with the Tenant's Improvements. In connection with any assignment of such rights against Contractor to Tenant, Tenant shall agree to indemnify, defend and hold Landlord harmless from any and all costs, obligations or liabilities of any kind whatsoever (including reasonable attorneys' fees) arising out of or relating to any action taken by Tenant with respect to the Contractor pursuant to such assignment.

     1.2 General Contractor's Contract for Improvements. As a condition of Contractor's contract with Landlord for the construction of the Tenant's Improvements (the "CONSTRUCTION CONTRACT"), Contractor shall solicit and employ commercially reasonable effort to obtain bids reasonably satisfactory to Tenant for each component of work contemplated by the Construction Drawings (as defined below) to be performed pursuant to subcontract. Contractor shall provide Landlord and Tenant with a copy of all such bids related to the Tenant's Improvements. Contractor shall also provide Landlord and Tenant with an itemized breakdown of all general conditions proposed under the Construction Contract related to the Tenant's Improvements. All general conditions shall be subject to Landlord's approval and to Tenant's approval as provided below in this paragraph. Contractor shall be limited to three and one-half percent (3-1/2%) of the total cost of construction of the Tenant's Improvements incurred by Contractor as Contractor's profit in connection with construction of the Tenant's Improvements. The proposed form of Construction Contract shall set forth the cost of construction for Tenant's Improvements (either on fixed basis or on a guaranteed maximum basis) and relate to the construction of the Tenant's Improvements in accordance with the Construction Drawings. A copy of the proposed form of Construction Contract shall be delivered by Landlord to Tenant. Within five (5) business days following delivery by Landlord to Tenant of (i) a copy of the proposed form of Construction Contract; (ii) a copy of all bids of subcontractors in connection with the Construction Contract; and (ii) an itemized breakdown of the general conditions proposed in the Construction Contract, Tenant shall deliver written approval or disapproval of all such items to Landlord. If Tenant disapproves any such items, Tenant's notice to Landlord shall specify the basis for the disapproval. In the event that Tenant approves all of such items, Landlord shall proceed with construction of the Tenant's Improvements in accordance with the Construction Contract as so approved. In the event that Tenant disapproves any such items, Landlord shall reasonably attempt to satisfy any such objections of Tenant and shall give Tenant written notice of suggested resolutions which in each case Tenant shall approve or disapprove in writing within one (1) business day after receipt. Landlord may elect not to proceed with construction of the Tenant's Improvements pursuant to the Construction Contract until all objections as raised by Tenant have been fully satisfied and Tenant has given written approval of the Construction Contract in full, including without limitation all of the above described items. In the alternative, Landlord shall be entitled to proceed with construction of the Tenant's Improvements pursuant to the Construction Contract even if Tenant's final approval to all components of the Construction Contract has not yet been obtained provided that Landlord gives written notice to Tenant of its intent to so proceed and Tenant fails to object to such notice within two (2) business days following receipt by giving written notice to Landlord of such objection.


                                   SECTION 2
                                LANDLORD'S WORK

       2.1 Scope of Landlord's Work. The following work and improvements ("LANDLORD'S WORK") shall be specified in construction drawings (and specifications) prepared by Landlord's Architect ("LANDLORD'S DRAWINGS") and shall be constructed at Landlord's sole cost. Prior to Landlord's entry into the Construction Contract for construction of the Tenant's Improvements, Landlord shall provide Tenant with a copy of Landlord's Drawings. Landlord shall not be required to enter into the Construction Contract for the construction of the Tenant's Improvements until and unless Tenant has given written approval of Landlord's Drawings. The Landlord's Drawings shall set forth the scope of the Landlord's Work and shall include, but not be limited to, the improvements set forth below.

              2.1.1 Installation of the primary heating, ventilating, and air-conditioning system ("HVAC") for the Building, stubbed out to each floor, ready for local distribution.

     2.1.2 Installation of one hour rated electrical closets on each floor with 480 volt, 3 phase electrical power supply with distribution of 450 amps, to each floor of the Building as specified in the Construction Drawings.

     2.1.3 Installation of life-safety systems as required by applicable building codes on an unimproved basis (i.e., an unoccupied building), including gall strobes (to the extent required by applicable building code), sprinkler systems, emergency exit systems (including required lighting and signage) and other required fire safety systems.

     2.1.4 Installation of the main telephone terminal panel with appropriately sized services in the telephone/electrical room specified in the Construction Drawings, and installation of telephone closets on each floor of the Building, ready for secondary line branching throughout each floor.

     2.1.5 Construction of Men's and Women's restrooms on each floor of the Building, as specified in the Landlord's Drawings, with the exception of the basement.

     2.1.6 Construction of lighted and gated basement parking and installation of a card key access system.

     2.1.7 Installation of two (2) new passenger elevators serving all floors, as specified in the Landlord's Drawings.

     2.1.8 Installation of new or refurbished windows throughout the Building including new windows to be installed into the south side of the Building.

     2.1.9 Performance of all work necessary for the Building to comply with all applicable seismic regulations, the Americans with Disabilities Act of 1980 (except with respect to those compliances associated exclusively with the Tenant's Improvements) and all applicable path of travel regulations.

     2.1.10 Installation of at least one (1) fiber optic system to a location in the Garage ready for distribution throughout the Building provided that Tenant selects Landlord's pre-existing provider in connection with such fibre optic system.

     2.1.11 Sandblasting of substantially all interior brick and wood surfaces followed by air blasting of such surfaces with clear seal only to be applied to sand blasted brick.


                                   SECTION 3
                             TENANT'S IMPROVEMENTS

     3.1 Scope of Tenant's Improvements. The physical improvements to the Premises and the Building (in addition to Landlord's Work) set forth and described in the Construction

Drawings shall constitute the "TENANT'S IMPROVEMENTS". For purposes of this Work Letter, the "TENANT IMPROVEMENT ALLOWANCE ITEMS" shall consist of the following:
(i) all costs incurred in connection with or arising from the Construction Contract; (ii) all fees and costs of Tenant's Architect and Tenant's Engineers (as defined below); (iii) all space planning costs (subject to the limitations of paragraph 3.4); (iv) the cost of Tenant's security system to be installed at the Premises; (v) Landlord's supervision/construction management fee (as described in Paragraph 4.3 below); (vi) all costs related to obtaining all necessary construction and other permits necessary for construction of the Tenant's Improvements; (vii) all fees and costs associated with the hiring of an expediter, if any, to assist in obtaining all building and planning department consents and approvals with respect to the Tenant's Improvements; (viii) the cost of other items related to the design and construction of the Tenant's Improvements; and (ix) all other costs and expenses incurred in connection with the Construction Contract or construction of the Tenant's Improvements. Tenant shall be responsible for the full amount of all such costs in connection with the Tenant's Improvements, all of which shall be paid in accordance with the provisions of this Work Letter. The Tenant Improvement Allowance Items shall include fifty percent (50%) of the cost of the technology cabling to be installed within the Premises, which cost Landlord may pay and if paid by Landlord, Tenant agrees that such technology cabling will remain in the Premises upon the termination of the Lease. Notwithstanding anything to the contrary contained in the Lease or this Work Letter, the cost of the Tenant's Improvements and the Tenant Improvement Allowance Items shall not include (and Tenant shall have no responsibility for) the following components: (i) costs attributable to Landlord's Work or improvements installed "off-site" (such as streets, curbs, gutters, traffic lights, lights for parking and street lighting); (ii) costs incurred to remove hazardous materials from the Building unless the presence of such materials was caused by Tenant or its agents, contractors, employees or invitees in violation of hazardous materials laws (as such may exist from time to time); (iii) attorneys' fees incurred in connection with the Construction Contract (or any subcontracts), or attorneys' fees, experts' fees and other costs of legal and arbitration proceedings to resolve construction disputes with third parties except for attorney's fees and other costs incurred in connection with construction disputes relating to or arising out of decisions made, actions taken or positions taken by Tenant's Architect;
(iv) loan fees, mortgage, brokerage fees, interest and other costs of financing construction costs; (v) costs incurred as a consequence of a delay by Landlord or construction defects except for construction defects arising or relating in whole or in part to services provided or decisions made by Tenant's Architect or any other consultant or contractor engaged by Tenant; (vi) restoration costs in excess of insurance proceeds as a consequence of a casualty during construction, unless the casualty is caused by Tenant, its agents, contractors, employees or invitees; (vii) costs recovered by Landlord by reason of warranties or insurance; and (viii) penalties and late charges attributable to the failure to pay construction costs in accordance with the Construction Contract, except to the extent such penalties and late charges arise due to delays caused by Tenant, its agents, contractors, employees or invitees including, without limitation, Tenant's Architect.

      3.2 Tenant Improvement Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the "TENANT IMPROVEMENT ALLOWANCE") in the amount of Thirty-One and 50/100 Dollars ($31.50) per rentable square foot of office space within the Premises. For purposes of calculation of the total Tenant Improvement Allowance, the maximum amount of the Improvement Loan (as defined below) and Landlord's obligation to advance space planning costs, the rentable square feet of the Premises shall be 134,847. The Tenant Improvement Allowance shall be exclusively applied toward the costs of completing the Tenant's Improvements. Landlord shall be entitled to employ the Tenant's Improvement Allowance in connection with payment of the Tenant Improvement Allowance Items. In no event shall Landlord be obligated to make disbursements pursuant to this Work Letter, or otherwise for the construction of the Tenant's Improvements, in excess of the Tenant Improvement Allowance, except as provided in Paragraph
3.3. Tenant shall be solely responsible for all costs incurred in constructing the Tenant's Improvements in excess of the Tenant Improvement Allowance, whether resulting from cost overruns, changes to the Construction Drawings requested by Tenant (or made necessary by reason of design or other issues in connection with the Construction Drawings prepared by Tenant's Architect or Tenant's Engineers) or otherwise.

      3.3 Additional Funds for Tenant's Improvements. Notwithstanding the limitation on the Tenant Improvement Allowance to be provided by Landlord in the immediately preceding Paragraph, Tenant may request that Landlord loan Tenant additional funds (the "IMPROVEMENT LOAN") to be used to complete the Tenant's Improvements, if reasonably necessary, in the event the Tenant Improvement Allowance is insufficient to pay in full the cost of the Tenant's Improvements, taking into account any changes to the Construction Drawings made by Tenant (which shall be at Tenant's sole cost). In the event that the Tenant Improvement Allowance is insufficient as described above, Landlord shall loan to Tenant an additional amount not to exceed Three and 50/100 Dollars ($3.50) per rentable square foot of office space within the Premises. The obligation of Landlord to make the Improvement Loan shall be conditioned on (i) exhaustion of the Tenant Improvement Allowance in connection with Tenant Improvement Allowance Items, (ii) Tenant contributing an amount equal to the Improvement Loan ("MATCHING FUNDS") and (iii) the Improvement Loan and Matching Funds being applied only towards hard construction costs as set forth in the Construction Contract, fees and costs of Tenant's Architect and Tenant's Engineers and fifty percent (50%) of the costs of the technology cabling to be installed within the Premises (provided that such technology cabling remains in the Premises at the termination of the Lease). If, at the time the Construction Contract is approved by Tenant, the costs of the Tenant Improvement Allowance Items are reasonably anticipated to be in excess of the Tenant Improvement Allowance, then as a condition to Landlord's obligation to execute the Construction Contract, Tenant shall fund the full amount of the reasonably anticipated Matching Funds to Landlord as provided below. The amount of the Improvement Loan shall be evidenced by an installment promissory note (the "NOTE") made by Tenant in favor of Landlord in a form reasonably acceptable to Landlord and Tenant. The Note shall provide for interest at the rate of nine percent (9%) per annum, for a term of ten (10) years commencing as of the Lease Commencement Date and for equal monthly installment payments of principal and interest due on the first day of each calendar month, which payments shall be sufficient to fully amortize the principal amount of the Improvement Loan over the ten (10) year term of the Note. In the event that at the time the Construction Contract is finally approved by Tenant, it is not anticipated that any amount in excess of the Tenant Improvement Allowance will be required in connection with the cost of the Tenant Improvements, then to the extent that excess costs are thereafter incurred, Landlord shall be required to make the Improvement Loan in the maximum amount as described above, subject however, to the conditions provided in Clauses (i), (ii) and (iii) above. In connection with any such excess costs anticipated to be incurred and the requirement for Matching Funds or additional Matching Funds to be contributed by Tenant, such funds shall be deposited with Landlord as described below.

     Tenant shall solely be responsible for bearing the cost of the Tenant's Improvements in excess of the Tenant Improvement Allowance and the Improvement Loan. In the event it becomes reasonably apparent from the Construction Drawings and Construction Contract that the cost of the Tenant's Improvements will exceed the Tenant Improvement Allowance, the Improvement Loan and the Matching Funds, within ten (10) business days following final approval of the Construction Contract by Tenant, Tenant shall deposit with Landlord (to be held in an interest bearing account by Landlord) an amount equal to the cost of the Tenant's Improvements in excess of the Tenant Improvement Allowance, the Improvement Loan and the Matching Funds as reasonably determined by Landlord. Tenant shall, in addition, within ten (10) business days following final approval of the Construction Contract, deposit the Matching Funds with Landlord to be held in an interest bearing account by Landlord. The amount so deposited by Tenant ("TENANT'S FUNDS") shall be disbursed and/or employed in accordance with Paragraph 3.5 below; provided however, that Tenant's Funds shall not be used or applied towards the cost of completing the Tenant's Improvements until such time as the Tenant Improvement Allowance has been exhausted in accordance with the provisions of this Work Letter. In the event that following final approval of the Construction Contract by Tenant, additional funds are required by reason of additional costs attributable to change orders or other reasons approved by Tenant (or Tenant's Architect), which approval shall not be unreasonably withheld or delayed, Landlord may, thereafter, from time to time upon written notice to Tenant, require that Tenant deposit additional funds with Landlord (within ten (10) business days following receipt by Tenant of the request for an additional deposit) to be held by Landlord in an interest bearing account as a part of the Tenant's Funds in an amount as reasonably determined by Landlord equal to such excess amount of costs to be incurred in connection with construction of the Tenant's Improvements. Any and all interest accruing on the Tenant's Funds shall accrue for the benefit of Tenant. In the event that Tenant fails to deposit additional funds with Landlord within ten
(10) business days following receipt by Tenant of the request for an additional deposit as described above, then Landlord may, at the sole option of Landlord, but without any requirement to do so, draw down from the cash portion of the security deposit made by Tenant pursuant to the provisions of Paragraph 6.1 of the Lease the amount of additional deposit requested by Landlord which Tenant has failed to timely make. In the event of any such withdrawal by Landlord, the funds so withdrawn shall be held by Landlord as a portion of the Tenant's Funds and disbursed by Landlord as otherwise provided herein. Further, in the event of any draw by Landlord against the cash portion of the security deposit, Tenant shall be obligated to restore such drawn amount to the security deposit within ten (10) days after receipt of written demand of Landlord requiring such restoration in accordance with the provisions of Paragraph 6.1 of the Lease. Within ten (10) business days following completion of construction of the Tenant's Improvements and payment in full of all costs incurred by Landlord in connection with such construction, any Tenant's Funds then held by Landlord, together with any accrued interest then held, shall be disbursed by Landlord to Tenant.

     3.4 Cost of Initial Space Planning. In connection with the Tenant's Improvements, Landlord shall advance the cost of initial space planning for the Premises up to the maximum amount of Ten Cents ($0.10) per rentable square foot of office space within the Premises, which amount actually advanced by Landlord shall be debited against the Tenant Improvement Allowance otherwise available.

     3.5 Landlord's Disbursement Process. During the construction of the Tenant's Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance (and to the extent necessary, the Improvement Loan, the Matching Funds and Tenant's Funds) for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows:

          3.5.1 Monthly Disbursements. On or before the first day of each calendar month during the construction of the Tenant's Improvements (or such other date as Landlord may designate), and before Landlord shall be required to disburse any funds hereunder, Contractor shall deliver to Landlord: (i) a request for payment of Contractor (and others as appropriate), approved by Tenant's Architect (which approval shall not be unreasonably withheld or delayed), in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant's Improvements in the Building, detailing the portion of the work completed and the portion not completed;
(ii) invoices from Contractor (and others as appropriate), for labor rendered and materials delivered to the Building; (iii) executed mechanic's lien releases from Contractor (and all others requesting payment) which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 3262(d); and (iv) all other information reasonably requested by Landlord. Tenant's Architect's approval of any request for payment shall be deemed Tenant's acceptance and approval of the work furnished and/or the materials supplied as set forth in the subject payment request. Tenant's Architect and Tenant's Representative (as defined below) shall approve or disapprove any request for payment within three (3) business days following receipt of Tenant's Architect of such request and, in connection with any disapproval of the request, shall specifically state the reason for disapproval. In connection with any disapproval, Tenant's Architect shall, thereafter, respond within two (2) business days following receipt by Tenant's Architect of any revised request for payment. Within five (5) business days following written approval by Tenant's Architect, Landlord shall deliver a check made payable to Contractor (or other party as appropriate) in payment of:
(A) amounts so requested by Contractor, as set forth in this Paragraph, less a retention in accordance with the provisions of the Construction Contract (the aggregate amount of such retentions to be known as the "FINAL RETENTION"), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the approved Construction Drawings, or due to any substandard work, or for any other reason. Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in the subject payment request. In addition to the disbursement described immediately above, Landlord shall be entitled to disburse funds in payment of obligations incurred by Landlord for Tenant Improvement Allowance Items as Landlord may, from time to time, deem appropriate. Landlord shall provide to Tenant and Tenant's Architect, copies of invoices in connection with any such disbursements within five (5) business days following disbursement. Tenant shall, in addition, be entitle to submit, from time to time, invoices of Tenant's Architect and Tenant's Engineers, which invoices shall be approved by Tenant. Landlord shall pay such invoices as approved by Tenant within thirty
(30) days following receipt by Landlord of approved invoices, but no more often than once per calendar month.

          In no event shall Landlord have any obligation to make disbursements in excess of the aggregate of; (i) the Tenant Improvement Allowance, (ii) the Improvement Loan, (iii) the Matching Funds as having been deposited by Tenant with Landlord, and (iv) the Tenant's Funds as having been deposited by Tenant with Landlord (exclusive of Matching Funds).

          3.5.2 Final Retention. Subject to the provisions of this Work Letter, a check for the Final Retention payable to Contractor shall be delivered by Landlord to Contractor following the completion of construction of the Tenant's Improvements, provided that (i) Contractor delivers to Landlord properly executed mechanics lien releases in compliance with both California Civil Code
Section 3262(d)(2) and either Section 3262(d)(3) or Section 3262(d)(4), (ii) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the structure or exterior appearance of the Building, and (iii) Tenant's Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant's Improvements in the Building has been substantially completed.

     3.6 Unused Allowance. In the event that there remains any unused portion of the Tenant Improvement Allowance following disbursements by Landlord in connection with the Tenant's Improvements, any such amount shall be retained by Landlord. Tenant shall have no entitlement to any excess of the Tenant Improvement Allowance not in good faith consumed in the construction of the Tenant's Improvements.

                                   SECTION 4
                   CONSTRUCTION DRAWINGS; SUPERVISION OF WORK

     4.1 Selection of Architect/Construction Drawings. Tenant hereby selects Keith Hooks, Hooks Design and Architecture ("TENANT'S ARCHITECT") to prepare the Construction

Drawings, and Landlord hereby consents to such selection of Tenant's Architect. Tenant shall enter into a written contract with Tenant's Architect reasonably acceptable to Landlord. To the extent required or appropriate, Tenant also shall select engineering consultants reasonably acceptable to Landlord ("TENANT'S ENGINEERS") to prepare and/or review plans and drawings relating to the Tenant's Improvements. The plans and specifications to be prepared by Tenant's Architect and Tenant's Engineers shall be known collectively as the "CONSTRUCTION DRAWINGS". In connection with the preparation of the Construction Drawings, Tenant shall submit to Landlord, the schematic plans ("SCHEMATIC PLANS") prior to and in connection with the Construction Drawings, which Schematic Plans shall be subject to the approval of Landlord which approval shall not be unreasonably withheld or delayed. Following the approval by Landlord of the final Schematic Plans, the Construction Drawings shall be prepared and a copy delivered to Landlord. The Construction Drawings shall be subject to Landlord's written approval, which shall not be unreasonably withheld or delayed. The Construction Drawings shall be full and complete and sufficient to obtain all necessary governmental permits and approvals required in connection with the construction of the Tenant's Improvements. Tenant's Architect shall respond within three (3) business days upon receipt of any written request of Landlord or Contractor for clarification or further definition in connection with the Construction Drawings. Tenant and Tenant's Architect shall verify in the field the actual dimensions and surface conditions of the Building, and Tenant and Tenant's Architect shall be solely responsible therefor and shall rely exclusively thereon. Landlord shall have no responsibility whatsoever for determination of the dimensions and conditions of the Building, and makes no representations in connection therewith. Landlord's review of the Construction Drawings as set forth in this Paragraph shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its architect, engineers and consultants (if any), and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's Architect, engineers, and consultants (if any), Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings. No changes, modifications or alterations in the Construction Drawings may be made without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed. Any delay in the completion of construction of the Tenant's Improvements resulting from any defect or omission in the Construction Drawings including, without limitation, the failure of the Construction Drawings to satisfy or to comply with any applicable law, code or regulations shall constitute a Tenant Delay for purposes of Paragraph 3.2 of the Lease.

     4.2 Permits. Prior to the commencement of construction of the Tenant's Improvements, Landlord, with the assistance and cooperation of Tenant's Architect, shall submit the Construction Drawings as approved by Landlord to the appropriate municipal authorities and Landlord shall obtain all applicable building permits necessary to allow the Contractor to commence and fully complete the construction of the Tenant's Improvements

(the "PERMITS"). Tenant shall reasonably cooperate with Landlord in taking such action as may be reasonably required so as to enable Landlord to obtain all such Permits and approvals.

     4.3 Landlord's Supervision Fee. In connection with Landlord's review and supervision of construction of the Tenant's Improvements as provided in this Work Letter, Landlord has designated Douglas C. Rosenberg ("LANDLORD'S SUPERVISOR") to serve as its representative and supervisor of the construction of the Tenant's Improvements and all related matters, and in connection with such function, Landlord shall be entitled to a supervision fee equal to Twenty-Five Thousand Dollars ($25,000), which fee shall be payable incrementally from time to time from the Tenant Improvement Allowance, Improvement Loan, Matching Funds and Tenant's Funds. The supervision fee shall be payable at least once calendar month and shall generally be payable on a basis consistent with the percentage of the total cost for the Tenant's Improvements then having been incurred as approved by Landlord's Architect in accordance with Paragraph 3.5.1 above.


                                   SECTION 5
           TENANT'S COVENANTS AND BENCHMARKS; LEASE COMMENCEMENT DATE

     5.1 Tenant Indemnity. Tenant hereby indemnifies Landlord from any loss, claims, damages, actions or courses of action (including, without limitation, reasonable attorney's fees) arising from or relating to the actions of Tenant's agents, employees or contractors in the Premises or the Building or in the event Tenant shall conduct additional work to the Premises separate and apart from the Tenant Improvements prior to substantial completion of the Tenant Improvements, such as fixture installation or workstation set up, Tenant shall do so in strict compliance with any and all rules and regulations related thereto that Contractor or Landlord shall reasonably impose. Tenant shall only have the right to conduct such activities prior to substantial completion provided that such activities do not interfere with Landlord's completion of the Tenant's Improvements.

     5.2 Tenant's Benchmarks. The obligations of Tenant in connection with the Tenant's Improvements include the following (each a "TENANT BENCHMARK" and collectively, the "TENANT BENCHMARKS") which Tenant Benchmarks, notwithstanding any provision to the contrary of this Work Letter or the Lease, are to be completed by the date indicated below:


                                                                     Date of
              Description of Tenant Benchmark                        Completion
              -------------------------------                        ----------
(i) Tenant's written approval and delivery to Landlord and the       May 17,1999
Contractor of final schematic drawings.

(ii)   Tenant's written approval and delivery to Landlord and                    June 7, 1999
the Contractor of final design development drawings and written identification of long lead architectural items, light fixtures and other mechanical, electrical and plumbing items (and
written agreement on specifications for each of such items).

(iii)  Delivery by Tenant to Landlord of final approval and release              4 business days
of the long lead architectural items described immediately above.                following receipt
Landlord will provide to Tenant pricing information and availability             by Tenant of the
information in connection with the long lead items ("LONG LEAD                   Long Lead
SUBMISSION") for purposes of obtaining Tenant's final approval with              Submission
respect to all such items.

(iv)   Delivery by Tenant to Landlord and the Contractor of complete             July 2, 1999
construction drawings and specifications (collectively, the
"CONSTRUCTION DRAWINGS").

(iv)   Final written approval by Tenant of the bid pricing of the                4 business days
Tenant's Improvements (and the guaranteed maximum price) as set forth            following receipt
in the Construction Drawings which bid pricing shall be set forth in             by Tenant of the
a submission by Landlord and the Contractor to Tenant ("PRICING                  Pricing
SUBMISSION") and authorization to proceed with construction of the               Submission
Tenant's Improvements. Tenant may authorize the Contractor to proceed with portions of the Tenant's Improvements prior to approval of the
Pricing Submission in its entirety, but in any event approval of the
Pricing Submission in its entirety shall be made within the four business days as provided herein.

                                   SECTION 6
                                 MISCELLANEOUS

       6.1 Early Access. Prior to the anticipated Lease Commencement Date and at such time as construction of the Improvement Work allows, and as the status of such construction is appropriate, Landlord shall provide Tenant and Tenant's consultants and contractors with access to the Premises for the purpose of installation by Tenant, at its cost (subject to payment of fifty percent [50%] of such cabling costs as provided above) of Tenant's technology cabling within the Premises. Landlord shall attempt to provide access to Tenant at least three (3) weeks prior to the anticipated Lease Commencement Date. In connection with any such early entry by Tenant, Tenant and its consultants and contractors shall not interfere with the completion of construction by Landlord and any delay in completion of the Improvement Work resulting from the early access by Tenant and its contractors or consultants shall constitute a Tenant Delay for purposes of Section 3.2 of the Lease. In connection with any early access to the Premises by Tenant, the provisions of the Lease shall be applicable provided only that the obligation of Tenant to pay Monthly Basic Rent, Parking Lot Rent and Operating Rent shall not commence until the Lease Commencement Date. Any and all contractors and consultants acting on behalf of Tenant in connection with any such early access shall generally follow the directives of the Contractor in connection with their performance of work with respect to the Premises so as to facilitate the continuing and orderly performance by the Contractor of its work.

     6.2 Tenant's Representative. Tenant has designated Matt Oliver as its sole representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter.

     6.3 Landlord's Representative. Landlord has designated Landlord's Supervisor, as defined above, as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter.

     6.4 Time of the Essence. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord or Tenant, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord or Tenant, as the case may be. Unless otherwise provided in this Work Letter, Landlord's approval or Tenant's approval of any submittals required to be approved by the other shall be given or withheld within three (3) business days after receipt by the approving party of the submittal. In connection with any disapproved matter, any resubmittal by Landlord or Tenant, as the case may be, shall be approved or disapproved within two (2) business days and this procedure shall continue until Landlord's or Tenant's approval, as the case may be, of any submittal or resubmittal has been approved. For purposes of this Paragraph 6.3, references to submittals to and approvals by Tenant, shall be equally applicable to submittals to and approvals by Tenant's Architect.

     6.5 Hazardous Materials. Landlord shall be responsible for the lawful treatment and/or disposal of all hazardous or toxic materials (as such terms may be defined from time to time by any governmental authority with jurisdiction) existing at the Building prior to the Lease Commencement Date which are disrupted or disturbed in connection with construction of the Improvement Work, with the exception of any such materials which were introduced to the Building or at the Site by Tenant or any of Tenant's representatives, agents, contractors or invitees.

     6.6 Landlord's Architect. Landlord hereby designates SMP/SHG Incorporated ("LANDLORD'S ARCHITECT") to act as architect on behalf of Landlord in connection with this Work Letter and the Lease.

     6.7 Incorporated into the Lease. For all purposes, this Work Letter shall be and is hereby deemed a part of the Lease, and to the extent necessary, they shall together be construed as one and the same document.

     IN WITNESS WHEREOF, the parties have executed and delivered this Work Letter on the day and year first above written.

LANDLORD:                                    TENANT:

Rosenberg SOMA Investments III, LLC, a       LookSmart, Ltd., a Delaware
Delaware limited liability company           corporation

By:  The Rosenberg Company, a
     California corporation, Manager

     By: /s/ DOUGLAS C. ROSENBERG            By: /s/ EDWARD M. O'DEA
        ----------------------------            --------------------------
         Douglas C. Rosenberg,               Name: Edward M. O'Dea
         President                                ------------------------
                                             Its: VP Corp Div.
     By: /s/ DOUGLAS C. ROSENBERG                -------------------------
        ----------------------------
         Douglas C. Rosenberg,               By:
         Secretary                              --------------------------
                                             Name:
                                                  ------------------------
                                             Its:
                                                 -------------------------





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



                                  [FLOOR PLAN]

                               626 SECOND STREET


                                   EXHIBIT B



                                                                     FIRST FLOOR